As filed with the Securities and Exchange Commission on March 22, 2007
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Gateway Community Financial Corp.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

          United States                    6035                   01-0569172
---------------------------------     -----------------      ------------------
(State or other jurisdiction          (Primary SIC No.)      (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 381 Egg Harbor Drive, Sewell, New Jersey 08080
                                 (856) 589-6600
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)

             Robert C. Ahrens, President and Chief Executive Officer
                 381 Egg Harbor Drive, Sewell, New Jersey 08080
                                 (856) 589-6600
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Samuel J. Malizia, Esq.
                           Tiffany A. Hasselman, Esq.
                            MALIZIA SPIDI & FISCH, PC
                             901 New York Ave., N.W.
                                 Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------- ----------------- -------------------- -------------------- ----------------
Title of Each                   Amount          Proposed Maximum   Proposed Maximum        Amount of
Class of Securities              to be           Offering Price       Aggregate          Registration
To Be Registered              Registered            Per Unit       Offering Price(1)          Fee
--------------------------- ----------------- -------------------- -------------------- ----------------
Common Stock,
$0.10 Par Value                3,570,750(2)          $10.00            $35,707,500        $1,096.22

Interests of participants        140,317(3)          $10.00             $1,403,170           $43.08(4)
in the 401(k) Plan
--------------------------- ----------------- -------------------- -------------------- ----------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) Includes the maximum numbers of shares that may be sold or exchanged for shares of common stock in connection with this offering.
(3)  These shares are included in the 3,570,750 shares being registered.
(4) The $1,403,170 of participations to be registered are based upon the assets of the 401(k) Plan. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional fee is required with respect to the interests of participants of the 401(k) Plan.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                        GATEWAY COMMUNITY FINANCIAL CORP.
          (Holding Company for Gloucester County Federal Savings Bank)

                     Up to 3,105,000 Shares of Common Stock
                (Subject to Increase to up to 3,570,750 Shares)

         Gateway Community Financial Corp. is offering for sale shares of its common stock that will represent 45% of its outstanding common stock upon completion of this offering. The remaining 55% of the common stock outstanding upon completion of this offering will be held by Gateway Community Financial, MHC, the mutual holding company parent of Gateway Community Financial Corp. Upon completion of the offering, Gateway Community Financial Corp. will have between 5,100,000 and 6,900,000 shares outstanding, including shares that will be held by Gateway Community Financial, MHC. The total number of shares of Gateway Community Financial Corp. common stock outstanding upon completion of the offering is subject to an independent appraisal that must be updated before the offering can be completed and may be increased to an adjusted maximum of 7,935,000 shares without resoliciting subscribers. The shares sold in the offering would, in that case, total 3,570,750 shares.

         The offering is expected to expire at __:__ _.m., Eastern time, on ____________, 2007. We may extend this expiration date without notice to you until ____________, 2007, unless the Office of Thrift Supervision approves a later date.

         Sandler O'Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares being sold are being offered at a price of $10.00 per share. The offering will not be completed if we do not sell a minimum of 2,295,000 shares. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "GCFC."

         The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ____________, 2007. If the offering is extended beyond ____________, 2007, subscribers will have the right to modify or rescind their purchase orders. We will hold funds received with orders in a deposit account that we have established at Gloucester County Federal Savings Bank for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to Gloucester County Federal Savings Bank's regular passbook savings rate. If we do terminate the offering, we will promptly return your funds with interest. If we extend the offering beyond ____________, 2007, you will be given an opportunity to confirm, modify or rescind your order, and if an affirmative response is not received, we will promptly return your funds with interest.

                   This investment involves a degree of risk, including the possible loss of principal.
                Please read Risk Factors beginning on page ___.


                                                  OFFERING SUMMARY
                                               Price Per Share: $10.00
                                                                                                            Maximum,
                                                      Minimum           Midpoint           Maximum        as adjusted
                                                      -------           --------           -------        -----------
Number of shares.........................           2,295,000          2,700,000         3,105,000          3,570,750
Gross proceeds...........................         $22,950,000        $27,000,000       $31,050,000        $35,707,500
Estimated offering expenses(1)...........            $768,000           $810,000          $851,000           $899,000
Estimated net proceeds...................         $22,182,000        $26,190,000       $30,199,000        $34,809,000
Estimated net proceeds per share.........               $9.67              $9.70             $9.73              $9.75

(1) See Plan of Distribution and Marketing Arrangements on page___ for a description of the fees payable to Sandler O'Neill & Partners, L.P. in connection with this offering.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                        Sandler O'Neill + Partners, L.P.

               The date of this prospectus is ____________, 2007.

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
Summary........................................................................................
Risk Factors...................................................................................
A Warning About Forward-Looking Statements.....................................................
Use of Proceeds................................................................................
Our Policy Regarding Dividends.................................................................
Market for the Stock...........................................................................
Capitalization.................................................................................
Pro Forma Data.................................................................................
Historical and Pro Forma Capital Compliance....................................................
Selected Financial and Other Data..............................................................
Management's Discussion and Analysis of Financial Condition and Results of Operations..........
Business of Gateway Community Financial, MHC...................................................
Business of Gateway Community Financial Corp...................................................
Business of Gloucester County Federal Savings Bank.............................................
Regulation.....................................................................................
Taxation.......................................................................................
Management.....................................................................................
The Offering...................................................................................
Restrictions on Acquisition of Gateway Community Financial Corp................................
Description of Capital Stock...................................................................
Registrar and Transfer Agent...................................................................
Legal and Tax Opinions.........................................................................
Experts........................................................................................
Change in Independent Auditor..................................................................
Registration Requirements......................................................................
Where You Can Find Additional Information......................................................
Index to Consolidated Financial Statements.....................................................

                                   [Map page]

--------------------------------------------------------------------------------
                                     SUMMARY
This summary highlights selected information from this document and may not contain all the information that is important to you. To understand this offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning on page F-1 of this document. Throughout this document, the terms "we", "us" or "our" refer to Gateway Community Financial Corp. or Gloucester County Federal Savings Bank, or both, as the context indicates.

Gateway Community Financial, MHC
Gateway Community Financial Corp.
Gloucester County Federal Savings Bank

         Gateway Community Financial Corp. is a federally-chartered corporation that holds all of the capital stock of Gloucester County Federal Savings Bank, a federally-chartered savings bank with roots in the community going back to 1903. Currently, 100% of the outstanding stock of Gateway Community Financial Corp. is held by Gateway Community Financial, MHC, a federally-chartered mutual holding company. Upon completion of this offering, 55% of the outstanding stock of Gateway Community Financial Corp. will be held by Gateway Community Financial, MHC and 45% will be held by public stockholders.

         Gloucester County Federal Savings Bank offers a wide range of traditional deposit and lending services, including one-to-four family mortgage loans, home equity loans and lines of credit, commercial real estate loans, construction loans, commercial loans and lines of credit and consumer loans. Gloucester County Federal Savings Bank currently operates five offices located in Gloucester and Camden Counties, New Jersey. Gateway Community Financial Corp.'s principal executive offices are located at the administrative offices of Gloucester County Federal Savings Bank at 381 Egg Harbor Road, Sewell, New Jersey 08080. The phone number at that address is (856) 589-6600. Gloucester County Federal Savings Bank maintains a website at www.gcfbank.com.

         This  chart  shows  our  current   corporate   structure  (before  this
offering).

--------------------------------------------------------------------------------
                        Gateway Community Financial, MHC
--------------------------------------------------------------------------------
                                           | 100%
--------------------------------------------------------------------------------
                        Gateway Community Financial Corp.
--------------------------------------------------------------------------------
                                           | 100%
--------------------------------------------------------------------------------
                     Gloucester County Federal Savings Bank
--------------------------------------------------------------------------------

         This chart shows our new corporate structure (after this offering). Upon completion of the offering, Gloucester County Federal Savings Bank will change its name to "GCF Bank."

-----------------------------                      -----------------------------
      Gateway Community                                   Minority Public
       Financial, MHC                                      Stockholders
-----------------------------                      -----------------------------
              | 55%                                              | 45%
--------------------------------------------------------------------------------
                        Gateway Community Financial Corp.
--------------------------------------------------------------------------------
                                           | 100%
              --------------------------------------------------
                                       GCF Bank
              --------------------------------------------------

                                       1

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

--------------------------------------------------------------------------------

Purpose of the Offering

         The primary reason for our decision to sell stock is to support future growth. The proceeds of the offering will increase our capital, allowing us to seek to implement a growth strategy while maintaining a solid capital position. We currently qualify as a well-capitalized institution, however, our regulatory capital ratios are below peer and state median levels and we do not expect that our current capital and net income can support the asset growth we would like to achieve.

         Selling stock will also mean that Gloucester County Federal Savings Bank's depositors, employees, management and directors will have an opportunity to acquire an equity ownership interest in us and thereby obtain an economic interest in our future operations. In addition, we intend to utilize stock benefit plans as a means of attracting and retaining qualified and experienced officers, directors and employees.

Use of Proceeds

         Gloucester County Federal Savings Bank will receive 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions.

         We will lend a portion of the offering proceeds to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan to enable it to buy up to 8% of the shares sold in the offering. The balance of the offering proceeds will be retained by Gateway Community Financial Corp. and deposited with or loaned to Gloucester County Federal Savings Bank, providing the Bank with funds to support the Bank's lending activities. This will enable the bank to reduce its outstanding borrowings. Gateway Community Financial Corp. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies. We do not, however, have any current understandings, agreements or arrangements for any such acquisitions.

Conduct of the Offering

     Rights to subscribe for shares of Gateway Community Financial Corp. common stock have the following order of priority:

o Priority 1 - depositors of Gloucester County Federal Savings Bank at the close of business on December 31, 2005 with deposits of at least $50.00.

o Priority 2 - the Gloucester County Federal Savings Bank Employee Stock Ownership Plan.

o Priority 3 - depositors of Gloucester County Federal Savings Bank at the close of business on March 31, 2007 with deposits of at least $50.00.

         Please note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

         If we receive subscriptions for a number of shares that exceeds the maximum of the offering range, we may be unable to fill, or may only partially fill, your order. Shares will be allocated in the order of the priorities shown above pursuant to a formula outlined in the plan of stock issuance adopted by our board of directors.

                                        2

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

--------------------------------------------------------------------------------

         We are offering for sale a minimum of 2,295,000 shares and a maximum of 3,105,000 shares. The independent appraisal that we used to set the number of shares being offered must be updated before we can complete the stock offering, and this could result in the number of shares being increased to up to an adjusted maximum of 3,570,750 shares. We may sell that number of shares without any notice to you. If the updated independent appraisal is higher than the adjusted maximum, we will be required to return all stockholders' funds to them with interest.

         If we sell between the maximum and the adjusted maximum number of shares, the Gloucester County Federal Savings Bank Employee Stock Ownership Plan will have the first priority right to purchase the additional shares to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of the priorities described above. See The Stock Offering - Subscription Offering and Subscription Rights for a description of the allocation procedure.

         We may offer shares not sold in the subscription offering to the general public in a community offering. In the community offering, we will give a preference first to natural persons and trusts of natural persons who reside in Gloucester and Camden Counties, New Jersey (the counties in which Gloucester County Federal Savings Bank has offices), second to other residents of New Jersey, and third to the general public. This part of the offering may commence concurrently with the subscription offering or any time thereafter and may terminate at any time without notice but no later than ____________, 2007, unless extended.

         Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Sandler O'Neill &
Partners, L.P. This part of the offering may terminate at any time without notice but no later than ____________, 2007, unless extended.

         We have the right to reject, in whole or in part, any orders for stock received in the community offering and syndicated community offering.

Deadline for Ordering Stock

         The subscription offering will expire at __:__ _.m., Eastern time, on ____________, 2007. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2007. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2007. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2007, but in no event may the offering be extended beyond ____________, 2009. If the offering is extended beyond ____________, 2007, we will notify each subscriber, and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received, a subscriber's subscription will be canceled and funds will be returned promptly with interest.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned promptly with interest.

Purchase Limitations

         Limitations on the purchase of stock in the offering have been set by the plan of stock issuance adopted by our Board of Directors. These limitations include the following:

o    The minimum purchase is 25 shares.

                                        3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o The maximum number of shares of stock that any individual (or individuals through a single account) may purchase is 15,000 shares.

o The maximum number of shares of stock that any individual may purchase together with any associate or group of persons acting in concert is 25,000 shares.

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

Procedure for Ordering Stock

         If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent. We may, in our sole discretion, reject orders received in the community offering or syndicated community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

         To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts as of the eligibility dates (December 31, 2005 and March 31, 2007). If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

         You may pay for shares in the subscription offering or the community offering in any of the following ways:

o In cash, if delivered in person. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any branch office of Gloucester County Federal Savings Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

o    By check or money order made payable to Gateway Community Financial Corp.

o By authorizing withdrawal from an account at Gloucester County Federal Savings Bank. To use funds in a Gloucester County Federal Savings Bank IRA account, you must transfer your account to an unaffiliated institution or broker. Since IRA account transfers take time to complete, please contact the stock information center as soon as possible for assistance.

         We will hold funds received with orders in a deposit account that we have established at Gloucester County Federal Savings Bank for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to Gloucester County Federal Savings Bank's regular passbook savings rate from the date we receive your funds until the offering is completed or terminated.

         All funds authorized for withdrawal from deposit accounts with us, including certificates of deposit, will continue to earn interest at the applicable account or certificate of deposit rate until the offering is completed or terminated. However, if, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Proposed Stock Purchases by Management

         Our directors and executive officers and their associates have indicated that they intend to purchase an aggregate of approximately 205,000 shares of common stock in the offering. If 2,700,000 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 7.6% of the shares sold in the offering and 3.4% of the 6,000,000 total shares outstanding after the offering, including shares issued to Gateway Community Financial, MHC.

Our Estimated Pro Forma Value

         The independent appraisal by Feldman Financial Advisors, Inc., dated as of ____________, 2007, established the estimated pro forma market value of Gateway Community Financial Corp. This appraisal was based on our current and projected financial condition and results of operations and considered the effect of the additional capital to be raised in the stock offering as well as the effect of the stock benefit plans we expect to implement.

         Feldman Financial Advisors has estimated that as of ____________, 2007, the pro forma market value of Gateway Community Financial Corp. ranged from a minimum of $51 million to a maximum of $69 million. This valuation is based on the full pro forma market value of Gateway Community Financial Corp. as though 100% of the stock was being sold to the public. The Board of Directors considered our present level of capital and our business plans and determined that shares representing 45% of the full valuation should be offered for sale in this offering.

         Peer Group Analysis. The appraisal incorporated an analysis of a peer group of ten publicly traded mutual holding companies that Feldman Financial Advisors deemed comparable to us. The companies in the peer group range in asset size from $___ million to $___ million and have market capitalizations ranging from $___ million to $___ million. Feldman Financial Advisors examined how we compare to the peer group on various bases, including earnings prospects, market area, management, acquisition activity in the state of New Jersey, stock market conditions, subscription interest, liquidity and dividend policy. Feldman
Financial Advisors also took into account that this type of offering is typically priced at a discount on a price-to-book basis to publicly traded companies due to relatively high post-offering equity ratios, expected low returns on equity, and uncertainty regarding the degree of success to be achieved in effectively deploying capital raised in the offering, particularly in the current interest rate environment characterized by a relatively flat yield curve.

         Pricing Ratios on a Fully-Converted Basis. Shown below are the average and median price to earnings multiples and price to book value ratios of the peer group companies and our price to earnings multiple and price to book value ratio at the minimum, midpoint, maximum and adjusted maximum of our pro forma market value as estimated by the appraisal. These pricing ratios are calculated on a fully- converted basis, as though we had sold the full amount (100%) of our estimated pro forma market value instead of only 45% of that value. The pricing ratios for the peer group have also been adjusted to assume that they were fully public, with all of their outstanding shares held by public stockholders.

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

--------------------------------------------------------------------------------

                                                                         Price-to-earnings          Price-to-book
                                                                              multiple               value ratio
                                                                              --------               -----------
Pricing ratios for peer group on a fully-converted basis:
    Average........................................................
    Median.........................................................
Pro forma pricing ratios for Gateway Community
Financial Corp. on a fully-converted basis:
    Minimum........................................................            58.8x                    70.1%
    Midpoint.......................................................            62.5x                    74.5%
    Maximum........................................................            66.7x                    78.1%
    Maximum, as adjusted...........................................            66.7x                    81.5%

         The independent appraisal is not necessarily indicative of the post-stock offering trading value; therefore you should not assume or expect that the valuation of Gateway Community Financial Corp. as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed. You should not assume that Gateway Community Financial Corp.'s common stock will not trade below $10.00 per share.

         The stock price of a particular company is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors section beginning on page ___. You should not assume that Gateway Community Financial Corp.'s common stock will trade at prices similar to other mutual holding companies.

Conditions to Completing the Offering

         We cannot complete the offering unless:

o    we sell at least 2,295,000 shares, the minimum of the offering range; and

o we receive the final approval of the Office of Thrift Supervision to complete the offering.

Market for Gateway Community Financial Corp.'s Common Stock

         We applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "GCFC." Sandler O'Neill & Partners, L.P. currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After our common stock begins trading, you may contact a stock broker to buy or sell shares.

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Dividends

         We have not yet established a dividend policy, and we have not yet made plans as to the amount or timing of cash dividends that Gateway Community Financial Corp. may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors. There are also restrictions on our ability to pay dividends. See Our Policy Regarding Dividends.

         If we pay dividends to stockholders of Gateway Community Financial Corp., it is anticipated that dividends payable to Gateway Community Financial, MHC would be waived. We must receive the non- objection of the Office of Thrift Supervision for any dividend waiver by Gateway Community Financial, MHC. See Regulation - Regulation of Gateway Community Financial Corp.

Restrictions on the Acquisition of Gateway Community Financial Corp. and Gloucester County Federal Savings Bank

         Federal regulations, as well as provisions contained in the charter and bylaws of Gateway Community Financial Corp. and Gloucester County Federal Savings Bank, restrict the ability of any person, firm or entity to acquire Gateway Community Financial Corp., Gloucester County Federal Savings Bank, or their capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the voting stock of Gateway Community Financial Corp. or Gloucester County Federal Savings Bank. Because a majority of the shares of outstanding common stock of Gateway Community
Financial Corp. must be owned by Gateway Community Financial, MHC, any acquisition of Gateway Community Financial Corp. must be approved by Gateway Community Financial, MHC, and Gateway Community Financial, MHC would not be required to pursue or approve a sale of Gateway Community Financial Corp. even if such sale were favored by a majority of Gateway Community Financial Corp.'s public stockholders. Additionally, Office of Thrift Supervision regulations prohibit anyone from acquiring more than 10% of Gateway Community Financial Corp.'s common stock for a period of three years following the offering, unless such prohibition is waived by the Office of Thrift Supervision. The current policy of the Office of Thrift Supervision is not to waive this prohibition.

         Additionally, certain provisions within Gateway Community Financial Corp.'s charter and bylaws limit the rights of stockholders and may deter potential takeovers or make it more difficult and expensive to pursue a change in control or takeover attempt that our Board of Directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Such provisions include:

          o    the election of directors to staggered three-year terms;
          o provisions restricting stockholders from calling special meetings of stockholders;
          o the absence of cumulative voting by stockholders in elections of directors;
          o advance notice requirements for stockholder nominations and new business; and
          o the limitation of the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by Gateway Community Financial, MHC, for a period of five years from the date this stock offering is completed.

Tax Effects of the Offering

         The minority stock offering will not be a taxable transaction for purposes of federal or state income taxes for Gateway Community Financial, MHC, Gateway Community Financial Corp., Gloucester County Federal Savings Bank or persons eligible to subscribe for stock in the offering. See Material Federal and State Tax Consequences of the Offering.

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Stock Benefit Plans

         In order to align our employees' and directors' interests closer to our stockholders' interests, we will establish certain benefit plans that use our stock as compensation. The Gloucester County Federal Savings Bank Employee Stock Ownership Plan, for the benefit of employees eligible to participate in the plan, intends to purchase 8% of the shares sold in the offering. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers no sooner than six months after the offering. Officers, directors, and employees will not be required to pay cash for shares received under the Gloucester County Federal Savings Bank Employee Stock Ownership Plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options. The exercise price for the options will be at least equal to the market price of our common stock on the date of grant.

         The stock benefit plans will result in additional annual employee compensation and benefit expenses which will reduce our earnings. See Pro Forma Data. Additionally, the implementation of the stock option plan and restricted stock plan may dilute your ownership interest in Gateway Community Financial Corp. if newly issued shares are used to fund stock options and awards made under the restricted stock plan instead of outstanding shares purchased in the open market by Gateway Community Financial Corp.

         The following table presents information, at the midpoint of the offering range, regarding the number of shares and options expected to be made available under the stock benefit plans. The value of the share awards is based on an assumed value of $10.00 per share; however, this does not mean you should assume the stock will trade at or above $10.00 per share. It could trade below $10.00 per share. The value of the option grants was determined using the Black-Scholes option-pricing formula. See Pro Forma Data. Ultimately, the value of awards under the stock benefit plans will depend on the actual trading price of our stock at a particular time, which depends on numerous factors, some of which are out of our control.

                                              At the Midpoint of the Offering Range
                                              -------------------------------------
                                                              Number            Percentage of
                                       Estimated            of Shares/          Total Shares
                                         Value               Options             Outstanding
                                         -----               -------             -----------

Employee Stock Ownership Plan.....    $2,160,000             216,000                  3.6%
Restricted stock..................    $1,176,000             117,600                 1.96%
Stock options.....................    $1,267,140             294,000                  4.9%

         See Management - Stock Benefit Plans and Pro Forma Data for more information about the stock benefit plans.

Possible Conversion of Gateway Community Financial, MHC to Stock Form

         In the future, Gateway Community Financial, MHC may convert from the mutual holding company form of organization, wherein a majority of the outstanding stock is held by the mutual holding company, to a corporation with 100% of its shares held by public stockholders. This type of conversion transaction is commonly known as a "second-step conversion." The Board of Directors has no current plans to undertake a second-step conversion transaction.

Risk Factors

         This investment entails various risks including the possible loss of principal. You may not be able to sell the stock at or above the $10.00 offering price. You should carefully read the information under Risk Factors beginning on page __.

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Stock Information Center

     For assistance, please contact the stock information center at (___) ___-____. The stock information center's hours of operation are generally __:__ a.m. to __:__ p.m., Eastern time, Monday through Friday. The stock information center is closed on weekends and holidays.

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

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

In recent years our asset quality was poor and we charged off a significant amount of loans. If we experience additional loan losses going forward that exceed the amount we have reserved for loan losses, our earnings will be adversely affected.

         The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management maintains an allowance for loan losses based upon historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality.

         In recent years we experienced significant problems with the sizable commercial loan portfolio we had developed in an effort to improve earnings by originating higher yielding loans. Although commercial loans tend to carry a higher yield than residential loans, they also tend to bear greater risks. Over the last five years, our net charge-offs of commercial real estate and commercial loans amounted to $9.8 million. We believe we have made progress in improving our asset quality, but our levels of non-performing assets and classified assets continue to be higher than our peer group. If our assumptions and judgments about the ultimate collectibility of the loan portfolio prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses or if we are required to make material additions to the allowance, our earnings and capital could be significantly and adversely affected.

Our earnings do not compare favorably to our peer group and there is no assurance that our profitability will improve.

         In 2002 and 2003, we reported net losses of $2.6 million and $1.7 million, respectively. This was due in large part to the high loan loss provisions that were charged to income during those years. In 2004 and 2005, we reported net income of $1.7 million and $1.6 million, respectively. Income for 2005 included $917,000 that was reversed from prior loan loss provisions. Net income for 2006 fell sharply to $379,000 and included $348,000 (pre-tax) that was reversed from prior loan loss provisions. For 2006, our net interest income of $6.9 million was exceeded by our noninterest expense of $7.6 million. Our challenge going forward is to improve earnings. It is possible that we could report a loss for the current year if our net interest income continues to be compressed to the point that it does not cover our operating expenses or our provision for loan losses increases. Additionally, we could incur a charge later this year if management and the Board determine to close or consolidate one of our existing branches, which has been underperforming.

We hope to improve the overall yield of our assets by increasing our commercial real estate and commercial loans, but (i) we may not be successful in that effort, (ii) that type of lending poses higher risks, and (iii) we have had trouble with this type of lending in the past.

         The repayment risk related to commercial loans is considered to be greater than the risk related to residential loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property with values that tend to be more easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrowers' business, which may include lease income. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans.

         At December 31, 2006, our loan portfolio included $19.0 million of commercial real estate mortgage loans and commercial loans representing approximately 9% of our total loans compared to $67.1 million or 34% of our total loans at December 31, 2002. In recent years, we experienced significant problems with our commercial lending activities; commercial real estate mortgages and commercial loans as a percentage of total loans decreased as we worked through problems in those portfolios and we were for a period of time, restricted by the Office of Thrift Supervision from any new commercial lending. Over the last five years, our net charge-offs of commercial real estate and commercial loans amounted to $9.8 million. We believe we have improved our underwriting, credit administration and borrower relationship management, and we believe it is appropriate now for us to seek to increase commercial real estate loans and commercial loans. In March 2007, we hired a commercial lender to begin those efforts and we anticipate further expanding the commercial loan department.

We intend to increase our originations of certain higher yielding consumer loans, but such loans present higher risk.

         In 2004, we began originating loans for the purchase and refinance of manufactured housing. This portfolio totaled $7.5 million at December 31, 2006 and we intend to grow this portfolio to approximately $30 million. More recently, we began providing financing for non-commercial use, personal airplanes. We originated our first aircraft loans during the first quarter of 2007 and our current goal is to grow that portfolio to as much as $15 million by the end of 2007. We intend to originate aircraft loans to borrowers throughout the United States, not just in our primary market area. These types of loans are generally considered to involve a higher degree of credit risk and if we experience losses in these portfolios, our earnings would be adversely affected.

Changes in interest rates may adversely affect our net interest rate spread and net interest margin, which would hurt our earnings.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Several years ago market interest rates were at historically low levels. However, between June 2004 and June 2006, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it 17 times, from 1.00% to 5.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded longer-term rates. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments. As of December 31, 2006, we had $113.5 million in certificates of deposit that will mature within one year. If the yield curve remains flat, these deposits are expected to reprice upwards faster than loans and investments, which will reduce our net interest income.

         Interest rates also affect how much money we lend. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In addition, changes in interest rates can affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we generally are not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Changes in market interest rates could also reduce the value of our financial assets. If we are unsuccessful in managing the effects of changes in interest rates, our financial condition and results of operations could suffer.

Our return on equity is below our peers and after this offering, our return on equity will decrease. This could negatively impact the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended December 31, 2006, our return on average equity, which is the ratio of our earnings divided by our average equity capital, was 1.33%. After the offering, our return on average equity is expected to continue to be below our peer group. Because the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock. See Pro Forma Data.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry in New Jersey is intense. Many of our competitors have substantially greater resources and lending limits than we do and offer services that we do not or cannot provide. Price competition for loans might result in us originating fewer loans, or earning less on our loans, and price competition for deposits might result in a decrease in our total deposits or higher rates on our deposits. Competition in the market for hiring experienced lenders and other highly- qualified bank officers is also a challenge, which may restrict our ability to grow.

Our business is geographically concentrated in southern New Jersey, and a downturn in conditions in our market area could have an adverse impact on our profitability.

         A substantial amount of our loans are to individuals and businesses in southern New Jersey. Any decline in the economy of this market could have an adverse impact on our earnings. Adverse economic changes may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. Additionally, because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected.

Additional compensation and benefit expenses following the offering will negatively impact our profitability.

         Following the offering, we will recognize additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans, including the Gloucester County Federal Savings Bank Employee Stock Ownership Plan. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material.

New expenses that we will incur as a public company will affect our earnings.

         Following the offering, our non-interest expense is likely to increase as a result of the financial accounting, legal and various other additional non-interest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. In addition, the Bank's senior management will be required to devote a significant amount of time to such matters, diverting their full attention from regular operations.

The implementation of stock-based benefit plans may dilute your ownership interest in Gateway Community Financial Corp.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

Provisions in our charter and bylaws limiting the rights of stockholders may deter potential takeovers and may reduce the trading price of our stock.

         Provisions in our charter and bylaws may make it difficult and expensive to pursue a change in control or takeover attempt that our Board of Directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Such provisions include:

          o    the election of directors to staggered three-year terms;
          o provisions restricting stockholders from calling special meetings of stockholders;
          o the absence of cumulative voting by stockholders in elections of directors;
          o advance notice requirements for stockholder nominations and new business; and
          o a provision that limits the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by Gateway Community Financial, MHC, for a period of five years from the date this stock offering is completed.

Persons who purchase stock in the offering will own a minority of Gateway Community Financial Corp.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of Gateway Community Financial Corp.

         Gateway Community Financial, MHC will own 55% of Gateway Community Financial Corp.'s common stock after the offering. The MHC's Board of Directors is comprised of the same persons as Gateway Community Financial Corp.'s Board of Directors and will generally be able to exercise voting control over matters put to a vote of stockholders of Gateway Community Financial Corp., such as a vote on a sale or merger of Gateway Community Financial Corp. or other transaction in which stockholders could receive a premium for their shares and the election of directors of Gateway Community Financial Corp.

Our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our operating results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material impact on us and our operations.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

o    statements of our goals, intentions and expectations;

o statements regarding our business plans, prospects, growth and operating strategies;

o    statements regarding the quality of our loan and investment portfolios; and

o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o general economic conditions, either nationally or in our market area, that are worse than expected;

o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

o our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities;

o    increased competitive pressures among financial services companies;

o    changes in consumer spending, borrowing and savings habits;

o    legislative or regulatory changes that adversely affect our business;

o    adverse changes in the securities markets;

o    our ability to successfully manage our growth; and

o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise capital to support our anticipated future growth. The actual net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which depends on the independent valuation and market considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $22.2 million and $30.2 million, or $34.8 million at the adjusted maximum. The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. Payments for shares made through withdrawals from existing deposit accounts at Gloucester County Federal Savings Bank will not result in the receipt of new funds for investment but will result in a reduction of Gloucester County Federal Savings Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

         Gloucester County Federal Savings Bank will receive 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions.

         We will lend a portion of the offering proceeds to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan to enable it to buy up to 8% of the shares sold in the offering. If it does not buy the full amount of its intended common stock purchase in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan will increase.

         The balance of the offering proceeds will be retained by Gateway Community Financial Corp. and deposited with or loaned to Gloucester County Federal Savings Bank, providing funds to support the Bank's operations. This will enable the Bank to reduce its outstanding Federal Home Loan Bank borrowings. Gateway Community Financial Corp. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies. We do not, however, have any current understandings, agreements or arrangements for any such acquisitions.

                         OUR POLICY REGARDING DIVIDENDS

         We have not yet determined what our dividend policy will be, and we have no plans or understandings as to the amount or timing of cash dividends that Gateway Community Financial Corp. may pay after the offering. Future declarations of dividends by the Board of Directors will depend on a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. The timing, frequency and amount of dividends will be determined by the Board. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         Gateway Community Financial Corp.'s ability to pay dividends may also depend on the receipt of dividends from Gloucester County Federal Savings Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Gloucester County Federal Savings Bank
- Dividend and Other Capital Distribution Limitations. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, we have agreed that we will not initiate any action within one year of completion of the stock offering involving the payment of a special distribution or return of capital to stockholders of Gateway Community Financial Corp.

         If Gateway Community Financial Corp. pays dividends to its stockholders, it is anticipated that dividends payable to Gateway Community Financial, MHC would be waived. We must notify the Office of Thrift Supervision of any proposed dividend waiver by Gateway Community Financial, MHC. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members.

                              MARKET FOR THE STOCK

         There is not, at this time, any market for Gateway Community Financial Corp.'s stock. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "GCFC." Sandler O'Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

         The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of December 31, 2006 of Gateway Community Financial Corp. and the pro forma capitalization of Gateway Community Financial Corp. as of December 31, 2006 after giving effect to the offering and to the assumptions set forth under Pro Forma Data. No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by Gateway Community Financial Corp. and presented for approval by the stockholders after the offering. An amount equal to 4.9% of the total number of shares outstanding after the offering, including shares held by Gateway Community Financial, MHC, would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Stock Benefit Plans - Stock Option Plan.

                                                                           Pro Forma Capitalization at December 31, 2006
                                                                           ---------------------------------------------
                                                                                                                      Maximum,
                                                                     Minimum        Midpoint          Maximum        as adjusted
                                                                    2,295,000       2,700,000        3,105,000        3,570,750
                                                  Historical, at   shares sold     shares sold      shares sold      shares sold
                                                   December 31,     at $10.00       at $10.00        at $10.00        at $10.00
                                                       2006         per share       per share        per share        per share
                                                       ----         ---------       ---------        ---------        ---------
                                                                                 (In thousands)
Stockholders' equity:
  Common stock, $0.10 par value,
    25,000,000 shares authorized, assuming
    shares outstanding as shown(1)(2)............         $1            $510            $600             $690              $794
Additional paid-in capital(1)(2).................        249          21,921          25,839           29,758            34,264
Retained earnings................................     28,686          28,686          28,686           28,686            28,686
Accumulated other comprehensive loss.............       (33)            (33)            (33)             (33)              (33)
Less:
  Common stock acquired by
  the Gloucester County Federal Savings Bank
  Employee Stock Ownership Plan(3)...............          -         (1,836)         (2,160)          (2,484)           (2,857)
  Common stock acquired by
  the restricted stock plan(4)...................          -         (1,000)         (1,176)          (1,352)           (1,555)
                                                     -------         -------         -------          -------           -------
Total stockholders' equity.......................    $28,903         $48,248         $51,756          $55,265           $57,299
                                                     =======         =======         =======          =======           =======

(1) Pro forma data includes shares to be held by Gateway Community Financial, MHC after completion of the stock offering. Gateway Community Financial, MHC is currently the sole stockholder of Gateway Community Financial Corp. and holds 10,000 shares of common stock of Gateway Community Financial Corp. Upon completion of the offering, Gateway Community Financial, MHC will hold 55% of the total shares of Gateway Community Financial Corp. to be outstanding. Total outstanding shares upon completion of the offering will be 5,100,000, 6,000,000, 6,900,000 and 7,935,000, at the minimum, midpoint, maximum and adjusted maximum, respectively.

(2) The historical stockholders' equity includes the initial capitalization of the mid-tier holding company upon its formation in 2001. The pro forma stockholders' equity includes this initial capitalization. The pro forma additional paid-in capital amounts represent the net offering proceeds, less the par value of all shares outstanding upon completion of the offering. Total outstanding shares upon completion of the offering will be 5,100,000, 6,000,000, 6,900,000 and 7,935,000, at the minimum, midpoint, maximum and adjusted maximum, respectively.

(3) Assumes that 8% of the shares sold in the offering will be purchased by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan, and that the funds used to acquire those shares will be borrowed from Gateway

     Community Financial Corp., concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data. Gloucester County Federal Savings Bank intends to make scheduled discretionary contributions to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan sufficient to enable it to service and repay its debt over a ten year period. The amount of shares to be acquired by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan. If the Gloucester County Federal Savings Bank Employee Stock Ownership Plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Offering - Subscription Offering - Subscription Rights.

(4) Assumes that an amount equal to 1.96% of the total number of shares outstanding after the offering, including shares held by Gateway Community Financial, MHC, is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. The net proceeds to Gateway Community Financial Corp. are currently estimated to be between $22.2 million and $30.2 million ($34.8 million at the adjusted maximum), based on the following assumptions:

o shares sold in the offering will be sold in either the subscription offering or the community offering, with no shares being sold in a syndicated community offering; and

o expenses of the offering, including the fees and expenses of Sandler O'Neill & Partners, L.P., are estimated to be between approximately $768,000 at the minimum and $851,000 at the maximum ($899,000 at the adjusted maximum).

         The following table sets forth Gateway Community Financial Corp.'s historical net income and stockholders' equity prior to the offering and pro forma net income and stockholders' equity giving effect to the offering. In preparing this table, we have made the following assumptions:

o Pro forma net income has been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 5.0% for the year ended December 31, 2006, which approximates the yield on a one-year U.S. Treasury bill on December 31, 2006. The yield on a one-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because we believe that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. The pro forma after-tax yield (based upon a 40.0% tax rate) on the net proceeds is assumed to be 3.00% for the year ended December 31, 2006.

o We assumed that 8.0% of the shares sold in the offering were purchased in the offering by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan (ESOP) at a price of $10.00 per share using funds borrowed from Gateway Community Financial Corp. We assumed that Gloucester County Federal Savings Bank would make annual contributions to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 10-year amortization period for the loan. The stock acquired by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan.

o We assumed that the stock option plan had been approved by stockholders of Gateway Community Financial Corp. and that Gateway Community Financial Corp. had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 4.9% of the total number of shares outstanding after the offering, including shares held by Gateway Community Financial, MHC. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non- qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period. See Management - Stock Benefit Plans - Stock Option Plan.

o We assumed that the restricted stock plan had been approved by stockholders of Gateway Community Financial Corp. and that the restricted stock plan had acquired an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by Gateway Community Financial, MHC, at the beginning of the periods presented through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by Gloucester County Federal Savings Bank. We assumed that all shares held by the plan were granted to plan participants at the beginning of the period, that the shares would vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. See Management - Stock Benefit Plans - Restricted Stock Plan.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma earnings per share to give effect to the purchase of shares by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on December 31, 2006 and no effect has been given to the assumed earnings effect of the transaction.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if Gateway Community Financial Corp. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The following table summarizes historical and pro forma data of Gateway Community Financial Corp. at or for the year ended December 31, 2006 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. Pro forma stockholders' equity and pro forma book value per share do not take into account the impact of the bad debt reserve if Gateway Community Financial Corp. were liquidated.

                                                                                      Pro Forma
                                                                         At or For the Year Ended December 31, 2006
                                                                         ------------------------------------------
                                                                                                                   Maximum,
                                                                  Minimum        Midpoint          Maximum       as adjusted
                                                                 2,295,000       2,700,000        3,105,000       3,570,750
                                                                shares sold     shares sold      shares sold     shares sold
                                                                 at $10.00       at $10.00        at $10.00       at $10.00
                                                                 per share       per share        per share       per share
                                                                 ---------       ---------        ---------       ---------
                                                                                      (Dollars in thousands,
                                                                                except share and per share amounts)
Gross proceeds ...............................................   $ 22,950         $ 27,000         $ 31,050         $ 35,708
Less expenses ................................................       (768)            (810)            (851)            (899)
Less ESOP funded by Gateway Community Financial ..............     (1,836)          (2,160)          (2,484)          (2,857)
Corp. ........................................................
Less restricted stock plan adjustment ........................     (1,000)          (1,176)          (1,352)          (1,555)
                                                                 --------         --------         --------         --------
   Estimated investable net proceeds .........................   $ 19,346         $ 22,854         $ 26,363         $ 30,397
                                                                 ========         ========         ========         ========
Net Income:
   Historical ................................................   $    379         $    379         $    379         $    379
   Pro forma income on net proceeds ..........................        580              686              791              912
   Pro forma ESOP adjustment(1) ..............................       (110)            (130)            (149)            (171)
   Pro forma restricted stock plan adjustment(2) .............       (120)            (141)            (162)            (187)
   Pro forma option adjustment(3) ............................       (190)            (223)            (257)            (295)
                                                                 --------         --------         --------         --------
   Pro forma net income ......................................   $    539         $    571         $    602         $    638
                                                                 ========         ========         ========         ========
   Pro forma earnings per share(4) ...........................   $   0.11         $   0.10         $   0.09         $   0.08
                                                                 ========         ========         ========         ========
Stockholders' Equity:
   Historical ................................................   $ 28,903         $ 28,903         $ 28,903         $ 28,903
   Estimated net proceeds ....................................     22,182           26,190           30,199           34,809
   Less: common stock acquired by ESOP(1) ....................     (1,836)          (2,160)          (2,484)          (2,857)
   Less: common stock acquired by restricted stock plan(2)....     (1,000)          (1,176)          (1,352)          (1,555)
                                                                 --------         --------         --------         --------
   Pro forma stockholders' equity ............................   $ 48,250         $ 51,757         $ 55,266         $ 59,300
                                                                 ========         ========         ========         ========
   Pro forma book value per share(4) .........................   $   9.46         $   8.63         $   8.01         $   7.47
                                                                 ========         ========         ========         ========

Offering price as a percentage of pro forma
   book value per share.......................................      105.4%           115.9%           124.8%           133.9%

Offering price to pro forma earnings per share................       90.9x           100.0x           111.1x           125.0x

(1) The expense of Gloucester County Federal Savings Bank's contribution to its Employee Stock Ownership Plan (ESOP) is based on an assumed average fair value of $10.00 per share. If the fair market value is different than $10.00 per share at the time the shares are released to ESOP participants, the related expense recognized will be different. A higher fair market value will result in higher compensation expense for the Bank.

(2) The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of stockholders that purchased shares in the offering by approximately 1.9%. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Stock Benefit Plans - Restricted Stock Plan.

(3) The pro forma net income assumes that the options granted under the stock option plan have a value of $4.07 per option, which was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share;
     (ii)  exercise  price is equal to the  trading  price on the date of grant;
     (iii) dividend yield of 0%; (iv) vesting period of 5 years and expected life of 10 years; (v) expected volatility of 9.69%; and risk-free interest rate of 5.15%. Because there is currently no market for Gateway Community Financial Corp.'s common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of stockholders that purchased shares in the offering by approximately 4.7%. See Management - Stock Benefit Plans - Stock Option Plan.

(4) For purposes of calculating earnings per share, only the shares committed to be released under the Gloucester County Federal Savings Bank Employee Stock Ownership Plan were considered outstanding. For purposes of calculating book value per share, all shares under the Gloucester County Federal Savings Bank Employee Stock Ownership Plan were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of Gateway Community Financial Corp. common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or book value per share.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Gloucester County Federal Savings Bank's historical and pro forma capital position relative to its regulatory capital requirements as of December 31, 2006. Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds at all points of the offering range. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data. For a discussion of the capital standards applicable to Gloucester County Federal Savings Bank, see Regulation - Regulation of Gloucester County Federal Savings Bank - Regulatory Capital Requirements.

                                                                    Pro Forma at December 31, 2006
                                             ---------------------------------------------------------------------------------------
                                                     Minimum             Midpoint            Maximum           Maximum, as adjusted
                            Actual, at       2,295,000 shares sold 2,700,000 shares sold 3,105,000 shares sold 3,570,750 shares sold
                         December 31, 2006    at $10.00 per share    at $10.00 per share  at $10.00 per share  at $10.00 per share
                         -----------------   ---------------------  --------------------  -------------------  ---------------------
                                 Percentage            Percentage            Percentage            Percentage            Percentage
                        Amount  of Assets(1)  Amount  of Assets(1)  Amount  of Assets(1)  Amount  of Assets(1)   Amount of Assets(1)
                        ------  ------------  ------  ------------  ------  ------------  ------  ------------   ------ ------------
                                                                        (Dollars in thousands)
GAAP Capital.......... $27,446      7.83%    $35,702      9.95%    $37,205     10.32%    $38,709      10.70%    $40,439    11.12%

Tangible Capital(2)... $27,446      7.83%    $35,702      9.95%    $37,205     10.32%    $38,709      10.70%    $40,439    11.12%
Tangible Capital
  Requirement.........   5,260      1.50       5,384      1.50       5,406      1.50       5,429       1.50       5,455     1.50
                       -------      ----     -------      ----     -------     -----     -------      -----     -------    -----
Excess................ $22,186      6.33%    $30,318      8.45%    $31,799      8.82%    $33,280       9.20%    $34,984     9.62%
                       =======      ====     =======      ====     =======      ====     =======       ====     =======     ====

Core Capital.......... $27,446      7.83%    $35,702      9.95%    $37,205     10.32%    $38,709      10.70%    $40,439    11.12%
Core Capital
  Requirement.........  10,520      3.00      10,768      3.00      10,813      3.00      10,858       3.00      10,910     3.00
                       -------      ----     -------      ----     -------     -----     -------      -----     -------    -----
Excess................ $16,926      4.83%    $24,934      6.95%    $26,393      7.32%    $27,851       7.70%    $29,529     8.12%
                       =======      ====     =======      ====     =======      ====     =======       ====     =======     ====

Total Risk-Based
  Capital(3)(4)....... $29,070     14.23%    $37,325     17.91%    $38,829     18.57%    $40,333      19.22%    $42,062    19.96%
Risk-Based Capital
  Requirement.........  16,338      8.00      16,668      8.00      16,728      8.00      16,788       8.00      16,857     8.00
                       -------      ----     -------      ----     -------     -----     -------      -----     -------    -----
Excess................ $12,732      6.23%    $20,657      9.91%    $22,101     10.57%    $23,545      11.22%    $25,205    11.96%
                       =======      ====     =======      ====     =======     =====     =======      =====     =======    =====

Reconciliation of pro forma increase
in GAAP and regulatory capital:
Bank's receipt of 50% of the net
  proceeds from the offering.......          $11,091               $13,095               $15,100                $17,405
  Less: funding of employee
    stock ownership plan...........          (1,836)                (2,160)               (2,484)                (2,857)
  Less: funding of future
    restricted stock plan..........          (1,000)                (1,176)               (1,352)                (1,555)
                                            -------                -------               -------                -------
    Total pro forma increase in
      GAAP and regulatory capital..         $ 8,255                $ 9,759               $11,263                $12,993
                                            =======                =======               =======                =======

(1) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(2) Generally accepted accounting principles, referred to as "GAAP," capital includes goodwill, intangible assets and unrealized gain (loss) on available for sale securities, net, which are not included in regulatory capital.
(3)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  50%
     risk-weighting.
(4) The difference between core capital and risk-based capital is attributable to the addition of general loan loss reserves of $1.8 million and the deduction of $128,000 of other assets required to be deducted.

                        SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data is derived in part from our audited consolidated financial statements and should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document.

                                                                At December 31,
                                                                ---------------
                                            2006         2005         2004         2003         2002
                                          ---------    ---------    ---------    ---------    ---------
                                                                 (In thousands)
Balance Sheet Data:
Assets ................................   $ 351,864    $ 308,011    $ 315,927    $ 293,414    $ 312,402
Loans receivable, net .................     210,492      180,916      167,320      163,343      182,660
Investment securities .................      52,797       41,315       48,451       50,361       58,222
Mortgage-backed securities ............      59,185       54,032       61,201       40,658       23,235
Cash and cash equivalents .............      10,618       14,031       19,760       19,448       28,729
Deposits ..............................     315,962      277,544      286,611      266,895      283,732
Short-term borrowings .................       4,400            -            -            -            -
Total equity ..........................      28,903       28,546       26,934       25,332       27,062

                                                          For the Year Ended December 31,
                                                          -------------------------------
                                             2006         2005         2004         2003         2002
                                          ---------    ---------    ---------    ---------    ---------
                                                                (In thousands)
Summary of Operations:
Interest and dividend income ..........   $  16,273    $  14,221    $  13,913    $  14,477    $  17,306
Interest expense ......................       9,377        5,871        5,204        5,899        9,007
                                          ---------    ---------    ---------    ---------    ---------
Net interest income ...................       6,896        8,350        8,709        8,578        8,299
Provision for (recovery of) loan losses        (348)        (917)         (13)       4,342        7,550
                                          ---------    ---------    ---------    ---------    ---------
Net interest income after provision
  for (recovery of) loan losses .......       7,244        9,267        8,722        4,236          749
Noninterest income ....................         856          883          876          793          712
Noninterest expense ...................       7,631        7,634        7,689        7,384        6,022
                                          ---------    ---------    ---------    ---------    ---------
Income before income taxes (benefit) ..         469        2,516        1,909       (2,355)      (4,561)
Income tax (benefit) ..................          90          893          259         (673)      (1,924)
                                          ---------    ---------    ---------    ---------    ---------
Net income (loss) .....................   $     379    $   1,623    $   1,650    $  (1,682)   $  (2,637)
                                          =========    =========    =========    =========    =========

                                                              At or For the Year Ended December 31,
                                                              -------------------------------------
                                                 2006         2005            2004           2003           2002
                                                ------       ------          ------         ------         -----
Performance Ratios:
  Return on average assets
    (net income divided by
    average total  assets).................          0.11%         0.53%           0.54%        (0.56%)       (0.87%)

  Return on average equity
    (net income divided by
    average equity)........................          1.33          6.04            6.43         (6.44)        (8.87)

  Net interest rate spread.................          2.06          2.80            2.98           3.38          2.82

  Net interest margin on average
    interest-earnings assets...............          2.25          2.94            3.08           3.33          3.02

  Average interest-earning
    assets to average
    interest-bearing liabilities...........        106.20        106.40          105.64          97.99        106.16

  Efficiency ratio (noninterest expense
    divided by the sum of net interest
    income and noninterest income).........         98.44         82.68           80.22          78.80         66.83

  Non-interest expense to average assets...          2.30          2.49            2.52           2.45          1.98

Asset Quality Ratios:
  Non-performing loans to total loans, net.          1.17          1.75            0.80           1.46          0.84

  Non-performing assets to total assets....          0.80          1.14            0.58           0.99          0.51

  Net charge-offs (recoveries) to
      average loans outstanding............          0.44          0.01          (0.07)           5.02          0.35


  Allowance for loan losses to
       total loans.........................          0.85          1.65            2.31           2.31          4.36

  Allowance for loan losses to
       non-performing loans................         72.99         94.46          290.76         158.73        522.19

Capital Ratios:
  Average equity to average assets.........          8.71          8.85            8.48           8.65          9.75


  Equity to assets at period end...........          8.21          9.27            8.53           8.63          8.66


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects Gateway Community Financial Corp.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Gateway Community Financial Corp.'s consolidated financial statements and accompanying notes thereto beginning on page F-1 of this document, and the other statistical data provided in this prospectus.

Overview

         The consolidated financial condition and results of operations of Gateway Community Financial Corp. include Gloucester County Federal Savings Bank. Gateway Community Financial Corp. does not at the present time engage in any activities other than serving as a holding company for Gloucester County Federal Savings Bank.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one- to four-family residential real estate mortgages, commercial real estate mortgages, construction loans, commercial loans, home equity loans and lines of credit, and other consumer loans. We also invest in U.S. government agency securities, mortgage-backed securities and other investment grade securities.

         Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Net interest income has been constrained over the last several years, as interest rate spreads and our net interest margin were compressed due to the increasing interest rate environment, particularly short-term interest rates.

         Our results of operations are significantly affected by non-interest income and non-interest expense. Non-interest income consists primarily of income from service fees and charges for normal banking operations. It also includes income on bank-owned life insurance. Noninterest income is affected by gains or losses on sales of securities, loans, real estate owned and other assets. Non-interest expense includes salaries and employee benefits, occupancy and equipment expense and other general and administrative expenses such as data processing, professional fees and marketing/advertising costs.

         Following the completion of the stock offering, our non-interest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based incentive plans. See Management - Compensation - Future Stock Benefit Plans at page __.

         Our results of operations are also affected by provisions for loan losses. Gloucester County Federal Savings Bank's allowance for loans losses is established though provisions for loan losses that are charged against the Bank's income during the period the provision is made. Loans deemed to be uncollectible are charged against the allowance for loan losses, and amounts recovered on loans previously charged against the allowance are credited back to the allowance. We may also make recoveries of prior provisions charged against income when management deems it appropriate to reduce the size of the allowance to reflect the current estimate of future losses.

         Asset Quality. In recent years we experienced significant problems with the commercial loan portfolio we had developed in an effort to increase our earnings by increasing our origination of higher yielding loans. We were forced to charge off a large amount of loans that we deemed to be uncollectible.
 Over the last five years, our net charge-offs of commercial real estate and commercial loans amounted to $9.8 million. We believe we have made progress in improving our asset quality, but our levels of non- performing assets continue to be higher than our peer group. We believe we have identified all of the problem loans and are adequately reserved for those loans, but if that turns out not to be the case, our earnings and capital could be significantly and adversely affected.

         Management devoted a significant amount of time to workouts of the problem loans. In 2003, the Bank's primary regulator, the Office of Thrift Supervision, banned the Bank from originating new commercial loans until 2005 when it deemed the Bank's underwriting, credit administration and borrower relationship management had sufficiently improved. We believe it is appropriate now for us to seek to increase commercial real estate loans and commercial loans. In March 2007, we hired a commercial lender to begin those efforts and we anticipate further expanding the commercial loan department.

         We also have plans to grow a manufactured housing loan portfolio as well as to develop a niche as a lender for non-commercial use, personal airplanes. We anticipate that those activities will offer attractive yields and improve our earnings, but these are generally considered riskier credits.

         Earnings. In 2002 and 2003, we reported net losses of $2.6 million and $1.7 million, respectively. This was due in large part to the high loan loss provisions that were charged to income during those years. Net income for 2006 reflects a recovery of loan loss provisions of $348,000, and net income for 2005 reflects a recovery of loan loss provisions of $917,000.

         Net income for 2006 fell by $1.2 million to $379,000, significantly lower than net income of $1.6 million for 2005. The lower net income for 2006 was primarily due to a $1.5 million decline in net interest income from $8.4 million for 2005 to $6.9 million for 2006, a decrease of 17.4%. Interest expense grew by $3.5 million to $9.4 million from $5.9 million (a 59.7% increase) while interest income rose by $2.1 million to $16.3 million from $14.2 million (a 14.4% increase). Noninterest income and noninterest expense did not change significantly between 2005 and 2006.

         Our challenge going forward is to improve earnings. It is possible that we could report a loss for the current year if our net interest income continues to be compressed to the point that it does not cover our operating expenses. Additionally, we could incur a charge later this year if management and the Board determine to close one of our offices that is underperforming. Since opening in 2003, it continues to struggle to grow deposits to a point where the location would be profitable.

Critical Accounting Policies

         Our accounting policies are integral to understanding the results reported and our significant policies are described in Note 1 to our consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses.

Income Taxes

         The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company's control, it is at least reasonably possible that management's judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Other-than-Temporary Investment Security Impairment

         Securities are evaluated periodically to determine whether a decline in their value is other-than- temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term "other than-temporary" is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized.

Allowance for Loan Losses

         The allowance for loan losses is maintained by management at a level which represents the evaluation of known and inherent risks in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

         The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

Comparison of Financial Condition at December 31, 2006 and December 31, 2005

         Assets. Total assets increased by $43.9 million, or 14.2%, to $351.9 million at December 31, 2006 from $308.0 million at December 31, 2005. This increase was primarily due to increases in investment securities available for sale and loans receivable.

         Loans. Net loans receivable increased $29.6 million, or 16.4%, to $210.5 million at December 31, 2006 from $180.9 million at December 31, 2005. Loan growth in residential mortgages and home equity loans and lines of credit resulted from economic growth in our market area and our increased marketing efforts. The increases in those loan categories offset a decrease in auto loans, which have decreased over the last several years following our decision to significantly reduce indirect auto lending.

         One- to four-family residential mortgages increased by 38.6% to $102.8 million at December 31, 2006 from $74.1 million at December 31, 2005. Home equity loans and lines of credit increased by 19.5% to $59.3 million from $49.7 million. Commercial real estate loans and commercial loans totaled $14.3 million and $4.6 million at December 31, 2006, representing 6.8% and 2.1% of our total loans at that date. Commercial real estate loans and commercial loans as a percentage of total loans have decreased in recent years as we worked through problem loans and charged off a significant amount of such loans. We anticipate that this segment of our loan portfolio will, however, rebound as we seek to increase commercial real estate loans and commercial loans. We have recently hired a commercial lender as part of our plan to diversify our loan portfolio and improve our interest rate spread and margins. We also anticipate growing the consumer loan portfolio by focusing on manufactured housing loans and aircraft loans.

         Deposits. Deposits increased by $38.4 million, or 13.8% to $316.0 million at December 31, 2006, from $277.5 million at December 31, 2005. Certificates of deposit increased by $18.5 million or 12.9% to $162.1 million during the year and accounted for approximately 51% of our total deposits at both year- ends. Jumbo certificates of deposit (those with a minimum balance of $100,000) comprised 33.9% of all certificates of deposit as of December 31, 2006. Certificates of deposit as of December 31, 2006 that were scheduled to mature during 2007 amounted to $113.5 million.

         Investment Securities. Investment securities increased $16.6 million, or 17.4% to $112.0 million at December 31, 2006, from $95.3 million at December 31, 2005. This increase was due, primarily to our investment of funds from new deposits and borrowings in mortgage-backed securities and, to a lesser extent, in U.S. government agency securities.

         Bank-Owned Life Insurance. We have purchased insurance on the lives of a group of our key employees. The policies were purchased to help offset the increase in the costs of various retirement benefits. The cash surrender value of these policies is included as an asset on our balance sheet, and any increase in the cash surrender value is recorded as noninterest income. In the event of the death of an insured individual under these policies, we would receive a death benefit, which would be recorded as noninterest income.

         Borrowings. Funds borrowed from the Federal Home Loan Bank of New York totaled $4.4 million at December 31, 2006, compared to no borrowings outstanding at December 31, 2005. The increase in borrowed funds, combined with the increase in deposits, was used to fund growth of the loan portfolio and the purchase of investment securities.

         Equity. Total equity was $28.9 million at December 31, 2006 and $28.5 million at December 31, 2005. The increase reflected net income of $379,000 for the year, offset by a $22,000 increase in accumulated other comprehensive losses resulting from higher unrealized losses on investment securities available for sale at December 31, 2006.

Comparison of Operating Results for 2006, 2005 and 2004

         General. Net income for 2006 decreased by $1.2 million, or 76%, to $379,000 for 2006 compared to $1.6 million for 2005. Net income was significantly lower for 2006 versus 2005 primarily due to a 17.4% decline in net interest income and a smaller recovery of loan losses, which decreased from $917,000 in 2005 to $348,000 in 2006. Net income for 2005 was slightly lower than 2004's net income of $1.7 million, as an increase in recoveries of loan losses of $904,000 in 2006 partially offset a decrease in net interest income of $360,000 and an increase in income taxes of $634,000. Net income for 2004 was $1.7 million. Net interest income for 2004 was $359,000 higher than for 2005.

         Net Interest Income. Net interest income decreased by $1.5 million, or 17.4%, to $6.9 million for 2006 from $8.4 million for 2005. The decrease was primarily attributable to an 74 basis point decrease in our interest rate spread to 2.06% for 2006 from 2.80% for 2005. Our interest rate spread continues to trend downward. Our interest rate spread for the fourth quarter of 2006 was __%. The decrease in the net interest spread was due to average yields on interest-earning assets increasing at a slower pace than the cost of interest-bearing liabilities. During 2006, the Federal Reserve Board of Governors increased its target for the federal funds rate six times, resulting in increases in short-term interest rates while longer- term rates remained relatively stable.

         Net interest income for 2004 of $8.7 million resulted from lower interest expense during that year. The net interest spread for 2004 was 2.98%.

         The tables on pages _____ set forth the components of our net interest income, yields on interest-earning assets and costs of interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

         Interest Income. Interest income increased $2.1 million, or 14.4%, to $16.3 million for 2006 from $14.2 million for 2005. The increase resulted from a $25.1 million increase in average interest-earning assets which had the effect of increasing interest income by $1.8 million. In addition, there was a 28 basis point increase in the overall yield on interest earning assets to 5.27% for 2006, from 4.99% for 2005 which increased interest income by $243,000. Loans increased on average $28.6 million between the two periods, along with an increase in the average balance of investment securities of $7.5 million and a decrease in mortgage-backed securities of $6.0 million. Other interest earning assets decreased by $5.1 million. The average yield on loans decreased to 5.74% for 2006, from 5.81% for 2005. The average yields on investment securities increased to 4.54% from 3.79% and the average yield on mortgage backed securities increased to 4.34% from 3.93% for the 2006 and 2005 periods, respectively.

         Interest income for 2004 was $308,000 less than 2005. The average yield on interest earning assets for 2004 was 4.92%.

         Interest Expense. Interest expense increased $3.5 million, or 59.7%, to $9.4 million for 2006 from $5.9 million for 2005. The increase resulted from a $24.1 million increase in average interest-bearing liabilities, which had the effect of increasing interest expense by $1.3 million. In addition, there was a 102 basis point increase in the overall cost of interest-bearing liabilities to 3.21% for 2006 from 2.19% for 2005, which increased interest expense by $2.2 million. Money market and savings accounts decreased in the aggregate by approximately $1.0 million, while certificates of deposits increased in the aggregate by $13.1 million between the two periods, as depositors moved funds into higher-yielding accounts in the higher interest rate environment. The average balance of borrowed funds increased $12.7 million during the same comparative periods. The cost of certificates of deposit increased to 4.17% for 2006 from 3.24% for 2005. The cost of borrowed funds increased to 5.36% from 4.06% for the same respective periods. The additional deposits and borrowings were used to fund increases in loans and to purchase investment securities.

         Interest expense for 2004 was $667,000 less than 2005. The average cost of interest-bearing liabilities for 2004 was 1.94%.

         Provision for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses inherent in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance. We may also make recoveries of prior provisions charged against income when management deems it appropriate to reduce the size of the allowance to reflect the current estimate of future losses.

         In each of the last three years, we took recoveries from the allowance for loan losses after having made provisions to the allowance of $4.3 million in 2003 and $7.6 million in 2002. As of 2006 year-end, our classified loans amounted to $6.2 million as compared to $16.7 million at December 31, 2004. This was the primary reason that we determined it appropriate to take recoveries of $13,000, $917,000 and $348,000 in 2004, 2005, and 2006, respectively. The amount recovered from the allowance each year is reflected in the net income for that year.

         Noninterest Income. Noninterest income decreased by $27,000, or 3.1%, to $856,000 for 2006, from $883,000 for 2005. Service charges and other fees increased by $71,000 resulting from increased volume and earnings on bank-owned life insurance increased $11,000. These increases were partially offset by losses on the sale of securities of $30,000 and a decrease in other miscellaneous non-interest income of $79,000.

         Noninterest income for 2005 was $7,000 higher than noninterest income for 2004. Increases in income for 2005 from bank-owned life insurance and other miscellaneous non-interest income of $35,000 and $11,000, respectively, were offset by a $15,000 decrease in income from service charges and other fees and a gain of $23,000 on the sale of securities in 2004 that was not present in 2005.

         Income on bank-owned life insurance increased in each of the last three years represented approximately 24%, 28% and 30% of total noninterest income in 2004, 2005 and 2006, respectively. Our investment in bank-owned life insurance totaled $7.5 million at December 31, 2006 versus $7.2 million a year earlier.

         Noninterest Expense. Non-interest expense was $7.6 million in both 2006 and 2005. An increase in compensation and employee benefits expense of $91,000 and an increase in data processing expense of $22,000 were offset by a decrease in occupancy and equipment expense of $46,000 and a decrease in federal deposit insurance premiums of $46,000. Noninterest expense for 2004 was $7.7 million. Compensation and benefits expense for 2004 was $71,000 lower than in 2005 but professional fees were $83,000 higher and other miscellaneous noninterest expenses were $67,000 higher. Professional fees and other expenses were higher in 2004 than in 2005 mainly as a result of the high level of problem loans we had in 2004 as compared to 2005.

         The largest component of non-interest expense is compensation and employee benefits, which at $4.4 million for 2006 represented 58% of total noninterest expense for the year. After the stock offering, additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will increase this category of expense. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts and will recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, we will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. Additions to our lending staff are also expected to result in increases in compensation expense.

         We also expect that noninterest expense will be higher going forward as a result of the accounting, legal and various other additional noninterest expenses associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002.

         Income Taxes. Income tax expense for 2006 was $90,000 as compared to $893,000 for 2005 and $259,000 for 2004. The reduction for 2006 reflects the much lower pre-tax income for that year as well as a reduction in the effective tax rate. The decrease in the effective tax rate was due to an increase in income from tax-exempt securities. The increase in income tax expense for 2005 as compared to 2004 reflects higher pre-tax income for 2005 compared to 2004 as well as a $273,000 valuation allowance in 2004 that had the effect of reducing taxes for that year.

         Average Balance Sheet. The following table sets forth certain information relating to Gateway Community Financial Corp. at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods presented.

                                   At December 31,                   For the Year Ended December 31,
                                 ------------------  -------------------------------------------------------------------------------
                                       2006                    2006                       2005                          2004
                                 ------------------  -------------------------------------------------------------------------------
                                           Average                    Average                     Average                    Average
                                            Yield/  Average            Yield/  Average             Yield/   Average           Yield/
                                 Balance     Cost   Balance Interest    Cost   Balance Interest     Cost    Balance  Interest  Cost
                                 -------     ----   ------- --------    ----   ------- --------     ----    -------  --------  ----
Interest-earning assets:                                                    (Dollars in thousands)
 Loans receivable(1).......... $212,305    5.81%  $199,752  $11,474   5.74%  $171,130  $ 9,940    5.81%   $165,622   $ 9,800   5.92%
 Mortgage-backed securities...   59,185    4.85%    55,642    2,416   4.34%    61,596    2,423    3.93%     56,933     2,108   3.70%
 Investment securities........   52,797    4.88%    51,845    2,285   4.54%    44,323    1,660    3.79%     48,024     1,862   3.90%
 Other interest-earning
   assets.....................    1,407    5.78%     3,007       98   3.26%     8,098      197    2.43%     12,662       143   1.13%
                               --------           --------  -------          -------- --------            --------   -------
  Total interest-earning
    assets....................  326,067    4.60%   310,246   16,273   5.27%   285,147   14,220    4.99%    283,241    13,913   4.92%
                                                            -------                   --------                       -------
Noninterest-earning assets....   25,797             23,643                     25,039                       26,202
Allowance for loan losses.....  (1,813)            (2,442)                    (3,713)                      (3,947)
                               --------           --------                   --------                     --------
  Total assets................ $351,864           $331,447                   $306,473                     $305,496
                               ========           ========                   ========                     ========
Interest-bearing liabilities:
 Interest bearing demand...... $ 35,926    1.49%  $ 35,901      373   1.04%  $ 36,610      221    0.60%   $ 36,491       194   0.53%
 Money market deposits........   44,637    4.00%    34,959    1,339   3.83%    22,877      419    1.83%     25,837       297   1.15%
 Savings accounts.............   63,470    2.10%    55,250      590   1.07%    68,301      683    1.00%     73,552       737   1.00%
 Certificates of deposit......  162,107    4.60%   153,155    6,386   4.17%   140,021    4,540    3.24%    132,238     3,975   3.01%
 Federal Home Loan Bank
    advances..................    4,400    5.33%    12,859      689   5.36%       197        8    4.06%          -         -      -%
                               --------            -------  -------          -------- --------           ---------  --------
  Total interest-bearing
    liabilities...............  310,830    3.65%   292,124    9,377   3.21%   268,006    5,871    2.19%    268,118     5,203   1.94%
                                                            -------                   --------                      --------
Noninterest-bearing
  liabilities.................   12,131             10,721                     11,612                       11,730
                               --------           --------                   --------                     --------
 Total liabilities............  322,961            302,845                    279,618                      279,848
Retained earnings.............   28,903             28,602                     26,855                       25,648
                               --------           --------                   --------                     --------
 Total liabilities and
   retained earnings.......... $351,864           $331,447                   $306,473                     $305,496
                               ========           ========                   ========                     ========
Net interest income...........                               $6,896                     $8,349                        $8,710
                                                             ======                     ======                        ======
Interest rate spread(2).......                                         2.06%                       2.80%                       2.98%
                                                                     ======                      ======                      ======
Net yield on interest-
  earning assets(3)...........                                         2.25%                       2.94%                       3.08%
                                                                     ======                      ======                      ======
Ratio of average
  interest-earning assets
  to average interest-
  bearing liabilities.........                                       106.20%                     106.40%                     105.64%
                                                                     ======                      ======                      ======

-----------------
(1) Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of Gateway Community Financial Corp.'s interest income and interest expense to changes in volume and in interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and
(3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                           Year Ended December 31,          Year Ended December 31,
                                         ---------------------------      ---------------------------
                                               2006 vs. 2005                    2005 vs. 2004
                                         ---------------------------      ---------------------------
                                             Increase (Decrease)              Increase (Decrease)
                                                   Due to                           Due to

                                         Volume      Rate       Net       Volume      Rate        Net
                                         ------     ------     -----      ------     ------      ----
Interest and dividend income:
 Loans receivable ...................   $ 1,643    $  (109)   $ 1,534    $   313    $  (173)   $   140
 Mortgage-backed securities .........        95       (102)        (7)       179        136        315
 Investment securities ..............       288        337        625       (147)       (55)      (202)
 Other interest-earning assets ......      (216)       117        (99)       (25)        79         54
                                        -------    -------    -------    -------    -------    -------
  Total interest-earning assets .....   $ 1,810    $   243    $ 2,053    $   320    $   (13)   $   307
                                        =======    =======    =======    =======    =======    =======

Interest expense:
 Interest-bearing demands ...........   $    (4)   $   156    $   152    $     1    $    26    $    27
 Money market deposits ..............       300        620        920        (29)       151        122
 Savings accounts ...................      (144)        51        (93)       (53)        (1)       (54)
 Certificates of deposit ............       456      1,390      1,846        242        323        565
 Advances from Federal Home Loan Bank       678          3        681       --            8          8
                                        -------    -------    -------    -------    -------    -------
   Total interest-bearing liabilities   $ 1,286    $ 2,220    $ 3,506    $   161    $   507    $   668
                                        =======    =======    =======    =======    =======    =======

Change in net interest income .......   $   524    $(1,977)   $(1,453)   $   159    $  (520)   $  (361)
                                        =======    =======    =======    =======    =======    =======

Management of Interest Rate Risk and Market Risk

         Qualitative   Analysis.   Because  the   majority  of  our  assets  and
liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Several years ago market interest rates were at historically low levels. However, beginning in June 2004, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it significantly. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments.

         Quantitative Analysis. The following tables present Gloucester County Federal Savings Bank's net portfolio value as of December 31, 2006. The net portfolio values shown in these tables were calculated by the Office of Thrift Supervision, based on information provided by Gloucester County Federal Savings Bank.

                                        At December 31, 2006
                    -------------------------------------------------------------------------
                                                             Net Portfolio Value
                       Net Portfolio Value             as % of Present Value of Assets
                    -------------------------    --------------------------------------------
  Changes in                                                    Net Portfolio     Basis Point
   Rates(1)        $ Amount       $ Change        % Change       Value Ratio        Change
   --------        --------       --------        --------       -----------        ------
                    (Dollars in thousands)
+300 bp              17,802        -16,958          -49%             5.31%         -442 bp
+200 bp              23,938        -10,822          -31%             6.98%         -275 bp
+100 bp              29,586         -5,174          -15%             8.45%         -128 bp
   0 bp              34,760                                          9.73%
-100 bp              37,421          2,661           +8%            10.34%          +61 bp
-200 bp              37,542          2,782           +8%            10.31%          +58 bp

----------
(1) The -300bp scenario is not shown due to the relatively low prevailing interest rate environment.

         Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Notwithstanding the discussion above, the quantitative interest rate analysis presented above indicates that a rapid increase in interest rates would adversely affect our net portfolio value and earnings.

Liquidity, Commitments and Capital Resources

         The Bank must be capable of meeting its customer obligations at all times. Potential liquidity demands include funding loan commitments, cash withdrawals from deposit accounts and other funding needs as they present themselves. Accordingly, liquidity is measured by our ability to have sufficient cash reserves on hand, at a reasonable cost and/or with minimum losses.

         The Asset and Liability Management Committee of the Board of Directors sets limits and controls to guide senior management's managing of our overall liquidity position and risk. This Committee, along with senior management, is responsible for ensuring that our liquidity needs are being met on both a daily and long term basis.

         Our approach to managing day-to-day liquidity is measured through our daily calculation of investable funds and/or borrowing needs to ensure adequate liquidity. In addition, we constantly evaluate our short-term and long-term liquidity risk and strategy based on current market conditions, outside investment and/or borrowing opportunities, short and long-term economic trends, and anticipated short and long-term liquidity requirements. The Bank's loan and deposit rates may be adjusted as another means of managing short and long-term liquidity needs. We do not at present participate in derivatives or other types of hedging instruments to meet liquidity demands, as we take a conservative approach in managing liquidity.

         The following table discloses our contractual obligations as of December 31, 2006. Payment amounts represent the principal amounts for certificates of deposit and short-term borrowings. The Bank presently conducts business from five offices plus an administrative building, all of which are owned by the Bank. Thus, no lease obligations are shown in the following table.

                                                   Less Than                                      After
                                     Total           1 Year       1-3 Years      4-5 Years       5 Years
                                    -------         --------      ---------      ---------      --------
                                                            (In thousands)
Certificates of deposit..........   $162,107        $113,516        $23,033       $18,128         $7,430
Short-term borrowings............      4,400           4,400              -             -              -
Director retirement plan(1)......        410              54            108           108            140
                                    --------        --------        -------       -------         ------
    Total........................   $166,917        $117,970        $23,141       $18,236         $7,570
                                    ========        ========        =======       =======         ======

         -------------------
         (1) The Bank maintains a retirement plan for its directors (the Director Fee Continuation Agreement) under which each eligible director will receive benefits following retirement. This plan also has a pre-retirement death benefit. More information about this plan can be found under Director Compensation in the Management section of this prospectus.

         The following table discloses our commitments as of December 31, 2006, all of which represent amounts committed to customers.

                                          Total
                                         Amounts        Less Than                                   Over
                                        Committed        1 Year      1-3 Years     4-5 Years       5 Years
                                        ---------        --------     ---------     ---------      --------
                                                                    (In thousands)
Lines of credit......................... $4,030        $    134         $1,278        $2,618       $     -
Construction loans in process...........    223             223              -             -             -
Other commitments to extend credit......  2,758           2,758              -             -             -
Standby letters of credit...............  1,206           1,206              -             -             -
                                         ------          ------         ------        ------       -------
    Total............................... $8,217          $4,322         $1,278        $2,618       $     -
                                         ======          ======         ======        ======       =======

         Regulatory Capital Compliance. Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain its status as a well-capitalized institution in accordance with regulatory standards. As of December 31, 2006, the Bank exceeded all applicable regulatory capital requirements and was well-capitalized. See Note 15 to our consolidated financial statements beginning at page F-1 for more information about the Bank's regulatory capital compliance.

Off-Balance Sheet Arrangements

         We are a party to financial instruments with off-balance-sheet risk in the normal course of our business of investing in loans and securities as well as in the normal course of maintaining and improving Gloucester County Federal Savings Bank's facilities. These financial instruments include significant purchase commitments, such as commitments related to capital expenditure plans and commitments to purchase investment securities or mortgage-backed securities, and commitments to extend credit to meet the financing needs of our customers. At December 31, 2006, we had no significant off-balance sheet commitments other than commitments to extend credit totaling $8.2 million, as shown in the table above.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments. Since a number of commitments typically expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For additional information regarding our outstanding lending commitments at December 31, 2006, see Note 14 our consolidated financial statements beginning on page F-1.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of noninterest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 123R, Share-Based Payment, which replaces FAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The impact of the adoption of this standard will be dependent on the nature and extent of stock- based compensation granted in future periods. See Pro Forma Data on page __ for an illustration of the application of this standard.

         In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

         In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets. This statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability; requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this standard did not have a material effect on our results of operations or financial position.

         In September 2006, the FASB issued FAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

         In September 2006, the FASB issued FAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year-end, in addition to footnote disclosures. On December 31, 2006, we adopted FAS No. 158, except for the measurement provisions, which are effective for fiscal years ending after December 15, 2008. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

         In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes. FIN 48 is an interpretation of FAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. This interpretation clarifies that management is expected to evaluate an income tax position taken or expected to be taken for likelihood of realization before recording any amounts for such position in the financial statement. FIN 48 also requires expanded disclosure with respect to income tax positions taken that are not certain to be realized. This interpretation is effective for fiscal years beginning after December 15, 2006, and will require management to evaluate every open tax position that exists in every jurisdiction on the date of initial adoption. We are currently evaluating the impact the adoption of the standard will have on our results of operations.

         In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 ("EITF 06-4"), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact the adoption of the standard will have on the Company's results of operations or financial condition.

         In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-5 ("EITF 06-5"), Accounting for Purchases of Life Insurance-Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 also states that a policyholder should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate by certificate in a group policy). EITF 06-5 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact the adoption of the standard will have on our results of operations or financial condition.

                  BUSINESS OF GATEWAY COMMUNITY FINANCIAL, MHC

         Gateway Community Financial, MHC is a federal mutual holding company and is subject to regulation by the Office of Thrift Supervision. Gateway Community Financial, MHC currently owns 100% of the outstanding common stock of Gateway Community Financial Corp. Upon completion of the offering, it will own 55%. So long as Gateway Community Financial, MHC is in existence, it will own a majority of the outstanding common stock of Gateway Community Financial Corp. If Gateway Community Financial, MHC converted to a full stock company in what is referred to as a "second-step conversion," it would cease to exist. The Board of Directors has no current plans to undertake a second- step transaction.

         The primary business activity of Gateway Community Financial, MHC going forward will continue to be owning a majority of Gateway Community Financial Corp.'s common stock. Gateway Community Financial, MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. Gateway Community Financial, MHC does not maintain offices separate from those of Gloucester County Federal Savings Bank or employ any persons other than certain Gloucester County Federal Savings Bank officers. Officers of Gateway Community Financial, MHC are not separately compensated for their service.

                  BUSINESS OF GATEWAY COMMUNITY FINANCIAL CORP.

         Gateway Community Financial Corp. is a federal mutual holding company subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of being a holding company for Gloucester County Federal Savings Bank.

         Gateway Community Financial Corp.'s primary activity is and will continue to be holding all of the stock of Gloucester County Federal Savings Bank. Gateway Community Financial Corp. intends to use the proceeds of the offering as discussed under Use of Proceeds. Gateway Community Financial Corp. does not maintain offices separate from those of Gloucester County Federal Savings Bank or employ any persons other than certain Gloucester County Federal Savings Bank officers. Officers of Gateway Community Financial Corp. are not separately compensated for their service.

               BUSINESS OF GLOUCESTER COUNTY FEDERAL SAVINGS BANK

General

         Gloucester County Federal Savings Bank is a federal stock savings bank. Its deposits are insured by the Federal Deposit Insurance Corporation and it is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans, and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one- to four-family residential real estate mortgages, commercial real estate mortgages, construction loans, commercial loans, home equity loans and lines of credit, and other consumer loans. We also invest in U.S. government agency securities, mortgage-backed securities and other investment grade securities. At December 31, 2006, our total assets were $351.9 million, and loans receivable, net comprised 60% of total assets while our securities portfolio amounted to 32% of total assets.

         At December 31, 2006, we operated from five office locations plus an administrative center and our total number of employees (counted on a full-time equivalent basis) was 68.

         Market Area. Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

         We generally define the core market area for each of our offices by a number of factors, including political boundaries, natural geographic and man-made barriers, traffic patterns and the competitive situation. We currently have four offices in Gloucester County, New Jersey and one office in Camden County, New Jersey.

         Glassboro Office. The demographics for this office reflect an average sized market which is projected to experience slight growth in both population and households through 2011. This market has higher levels of education and white-collar jobs, and below average household income levels as well as fewer family households when compared to the Gloucester County average. The market has a total of 7,910 households which are concentrated in the upper affluent market segment, in the 35-44 age bracket. This is an average-sized market in terms of potential retail deposits and loans with below average propensities for most deposit and loan products. This market has a higher number of businesses per square mile when compared to the Gloucester County average, with a large concentration in the Membership Organization industry.

         Monroe Township Office. The demographics for this office reflect an average sized market which is projected to experience moderate growth in both population and households through 2011. The market has higher levels of education and white-collar jobs, and household income levels as well as an in line level of family households when compared to the Gloucester County average. The market has a total of 9,830 households which are concentrated in the upper affluent market segment in the 35-44 age bracket. This is an average-sized potential retail deposit and loan market with above average propensities for most deposit and loan products. This market has a higher number of businesses per square mile when compared to the Gloucester County average, with a large concentration in the Construction - Special Trade Contractors industry.

         Pitman Office. The demographics for this office reflect an small market which is projected to experience moderate growth in both population and households through 2011. This market has higher levels of education and white-collar jobs, and below average household income levels as well as fewer family households when compared to the Gloucester County average. The market has a total of 4,361 households which are concentrated in the upper affluent market segment, in the 35-44 and 45-54 age brackets. This is an average-sized market in terms of potential retail deposits and loans with at or below average propensities for most deposit and loan products. This market has a higher number of businesses per square mile when compared to the Gloucester County average, with a large concentration in the Construction - Special Trade Contractors and industry.

         Washington Township Office. The demographics for this office reflect a large sized market which is projected to experience moderate growth in both population and households through 2011. The market has higher levels of education and white collar jobs, and household income levels as well as more family households when compared to the Gloucester County average. The market has a total of 19,208 households which are concentrated in the upper affluent market segment in the 35-44 and 45-54 age brackets. This is an average sized potential retail deposit and loan market with above average propensities for all deposit and loan products. This market has a higher number of businesses per square mile when compared to the Gloucester County average, with a large concentration in Health Services industry.

         Competition. We operate in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of our competitors are significantly larger institutions with greater financial and managerial resources and lending limits. Our ability to compete successfully is a significant factor affecting our growth potential and profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking and finance companies for real estate loans and with commercial banks and other savings institutions for real estate loans in addition to consumer and commercial loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities. There are large competitors operating throughout our total market area, and we also face strong competition from other community-based financial institutions.

         Within the market areas for each of our five present locations (Erial, Glassboro, Monroe Township, Pitman and Washington Township), our deposit share as of June 30, 2006 was 1.2%, 14.1%, 9.6%, 42.8% and 9.4%, respectively.

Lending Activities

         In recent years, commercial real estate and commercial loans as a percentage of total loans have decreased as we worked through problem loans and charged off a significant amount of such loans. We had begun originating a large amount of commercial real estate and commercial loans in the late 1990s, but experienced problems with those loans. We anticipate that this segment of our loan portfolio will, however, rebound as we seek to increase commercial real estate loans and commercial loans. We have recently hired a commercial lender as part of our plan to diversify our loan portfolio and improve our interest rate spread and margins.

         Loan   Portfolio   Composition.   The  following   table  analyzes  the
composition of our loan portfolio by loan category at the dates indicated.

                                                                                 At December 31,
                                      2006                  2005                 2004               2003               2002
                              -------------------- --------------------  ------------------  ----------------- -------------------
                                Amount     Percent    Amount    Percent     Amount  Percent    Amount  Percent    Amount   Percent
                                ------     -------    ------    -------     ------  -------    ------  -------    ------   -------
                                                  (Dollars in Thousands)
Type of Loans:
--------------
Real estate loans:
   One-to-four family.......  $102,755      48.08%  $ 74,115      39.71%  $ 56,736   32.44%  $ 46,638    27.20%  $ 50,489    25.78%
   Home equity..............    59,327      27.76     49,657      26.60     41,112   23.51     40,920    23.86     32,158    16.42
   Commercial...............    14,472       6.77     13,889       7.45     18,116   10.36     22,578    13.17     34,668    17.70
   Construction.............       711       0.33      1,667       0.89        776    0.44        815     0.48      2,278     1.16

Commercial..................     4,561       2.14      6,022       3.23     11,533    6.59     16,870     9.84     32,405    16.55

Consumer and other loans:
   Auto.....................    21,136       9.89     33,591      18.00     40,890   23.38     41,832    24.39     41,677    21.28
   Manufactured housing.....     7,512       3.51      5,422       2.90      3,392    1.94          -        -          -        -
   Savings account..........     1,093       0.51      1,080       0.58      1,106    0.63        948     0.55      1,183     0.60
   Other....................     2,155       1.01      1,203       0.64      1,248    0.71        878     0.51      1,001     0.51
                              --------     ------   --------     ------   --------  ------   --------   ------   --------   ------
     Total loans............  $213,722     100.00%  $186,646     100.00%  $174,909  100.00%  $171,479   100.00%  $195,859   100.00%
                              ========     ======   ========     ======   ========  ======   ========   ======   ========   ======

Deferred loan fees (costs)..     (164)                 (156)                   (8)                200                 347
Less: unearned income.......     1,581                 2,850                 3,634              4,074               4,523
Less: allowance for
   possible loan losses.....     1,813                 3,036                 3,963              3,862               8,329
                              --------              --------              --------           --------            --------
     Total loans, net.......  $210,865              $180,916              $167,320           $163,343            $182,660
                              ========              ========              ========           ========            ========

                                                        42

         Loan Maturity Schedule. The following tables set forth the maturity of our loan portfolio at December 31, 2006. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. Loans are stated in the following tables at contractual maturity and actual maturities could differ due to prepayments.


                                                           At December 31, 2006
                    ----------------------------------------------------------------------------------------------------------------
                    Real estate
                      1-to-4       Home   Real estate                                               Manufactured Savings
                      family      equity  commercial Construction Commercial    Auto       Housing    Account     Other     Total
                      ------      ------  ---------- ------------ ----------    ----       -------    -------     -----     -----
                                                             (In thousands)
Amounts Due:
Within 1 Year .....  $     96   $    120   $  1,558    $      -     $  2,058   $    708   $      -   $     27   $     23   $  4,590
                     --------   --------   --------    --------     --------   --------   --------   --------   --------   --------

After 1 year:
  1 to 3 years ....       885      2,080        269           -          617      8,557          -         87         23     12,518
  3 to 5 years ....       215      4,223      3,402           -        1,123     11,123          -         50         67     20,203
  5 to 10 years ...     5,253     18,846      3,497           -          468        708        140        791        299     30,003
  10 to 15 years ..    17,750     33,958      2,662           -          295         40        989        138      1,743     57,574
  Over 15 years ...    78,556        100      3,084         711            -          -      6,383          -          -     88,834
                     --------   --------   --------    --------     --------   --------   --------   --------   --------   --------

Total due after
  one year.........   102,659     59,207     12,914         711        2,503     20,428      7,512      1,066      2,132    209,132
                     --------   --------   --------    --------     --------   --------   --------   --------   --------   --------
Total amount due ..  $102,755   $ 59,327   $ 14,472    $    711     $  4,561   $ 21,136   $  7,512   $  1,093   $  2,155   $213,722
                     ========   ========   ========    ========     ========   ========   ========   ========   ========   ========

         The following table sets forth the dollar amount of all loans at December 31, 2006 that are due after December 31, 2007.

                                                      Floating or
                                                      Adjustable
                                     Fixed Rates        Rates         Total
                                     -----------        -----         -----
                                                    (In thousands)
Real estate loans:
    One-to-four family............     $100,931        $1,728        $102,659
    Home equity...................       59,207             -          59,207
    Commercial....................       11,844         1,070          12,914
    Construction..................          711             -             711

Commercial........................        1,838           665           2,503

Consumer:
   Auto...........................       20,428             -          20,428
   Manufactured housing...........        7,512             -           7,512
   Savings account................        1,066             -           1,066
   Other..........................          556         1,576           2,132
                                       --------        ------        --------
       Total......................     $204,093        $5,039        $209,132
                                       ========        ======        ========

         Residential Lending. Currently, our main lending activity consists of the origination of residential real estate loans, including single family homes and residences housing up to four families. Our primary lending territory is Gloucester County and surrounding areas in southern New Jersey, however, to a smaller degree, we do originate loans throughout the entire state. We are currently exploring expanding lending into eastern Pennsylvania and northern Delaware. Although we underwrite most loans to conform to secondary market standards, we generally retain the loans we originate in our portfolio. We purchase loans to supplement our own originations and will continue to purchase loans if the rates are attractive. In 2006 and 2005 we purchased $13.7 million and $7.1 million of one-to-four family first mortgage loans in our market area from a national lender. The seller retains servicing on these loans.

         Our underwriting policies permit the origination of single family first mortgage loans, for primary residence, with a loan-to-value of up to 95%. We also offer an affordable housing/first time home buyer program, which uses the 95% loan-to-value limit but permits the borrower to have equity in the real estate of only 3%. Loans in excess of 90% loan-to-value must have private mortgage insurance. Our loan-to- value limit for non-single family first mortgage loans (on one-to-four family properties) for primary residence is 80%. We offer mortgage loans on non-owner occupied, investment properties with a 75% loan-to-value limit.

         Our fixed rate mortgage loans have terms of 10 to 30 years. Our adjustable rate mortgages have 30 year terms.

         We originate adjustable rate mortgages, or ARMs, at rates based upon the U.S. Treasury One Year Constant Maturity as an index. We currently offer either a 3/1 ARM or a 5/1 ARM. The rates on these loans reset on an annual basis, beginning either the third or the fifth year, and have a two percent annual adjustment cap, a five percent lifetime adjustment cap and a 3% floor.

         Property   appraisals  on  real  estate  securing   one-to-four  family
residential   loans  are  made  by  state  certified  or  licensed   independent
appraisers.

         Home Equity Lending. We offer home equity loans and home equity lines of credit with loan-to- value amounts up to 90% of the appraised value less the outstanding balance of the first mortgage, if the property securing the loan is the borrower's primary or secondary residence. A 70% loan-to-value limit applies otherwise.

         Our home equity loans are generally originated for terms of up to 30 years. Our home equity line of credit has a five year draw period during which the borrower may obtain advances on the line of credit, followed by a ten year repayment period. The minimum periodic payment on the home equity line of credit during the draw period is 0.005% of the outstanding principal balance plus accrued interest. A variable rate with a 5% lifetime adjustment cap but no annual adjustment cap applies to all home equity lines of credit.

         Automated Valuation Models (AVM) are used for home equity loans and lines of credit in amounts of $250,000 or less. Should the AVM not provide sufficient value to support the request, a full appraisal may be requested by the borrower at the borrower's expense.

         We have recently introduced a CyberLoan home equity product, marketed on a third party loan referral website. We pay a fee to advertise on this website. These loans will be primarily located in New Jersey, but may also be originated in eastern Pennsylvania and in northern Delaware. This program commenced in the second quarter of 2007. These loans will be originated using the services of remote closing agents.

         Commercial Lending. Our primary commercial lending area is Gloucester, Camden, Cumberland, Salem, Atlantic, Ocean, Cape May and Burlington Counties. Loans outside of these counties are permitted (i) in order to allow the Bank to follow existing customers when they may have borrowing needs outside of this defined market area, or (ii) if we believe the loan to be a high quality credit. We also will participate in loan originations with other financial institutions on loans outside of our primary commercial lending area.

         Our commercial underwriting standards require that borrowers have an established history of legal and ethical financial dealings and that careful consideration is given to the borrower's history, general background, management experience and future plans, external environment, financial condition and proposed collateral. We obtain as much specific information as possible about the borrower's business and ability to manage its business in order to be satisfied that the individuals have the capability to properly operate the business. We generally require that borrowers who are not existing customers should demonstrate at least two methods of repayment, one of which will be from cash flow (or asset conversion) and the other will be from collateral of determinable value or from a clear ability to liquidate other non-collateral assets. We attempt to structure our commercial loans to meet the needs of our customers with repayment over a period which shows a direct relationship to (i) the purpose, (ii) the cash flow capabilities of the customer, and (iii) the economic life of the collateral.

         Our commercial real estate lending consists primarily of mortgage loans for the acquisition or refinance of service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. The maximum loan-to-value ratio on most commercial real estate loans we originate is 75%. The maximum term is normally no more than ten years, with payments based on a twenty-five year amortization. We offer fixed and adjustable rate commercial real estate mortgages but generally will not offer a fixed rate period of more than seven years.

         We will provide financing for the owner-occupied commercial building as well as for real estate investment. We will underwrite non-recourse loans if we believe they are sufficiently supported by long- term leases with strong tenants. We offer bridge or swing loans to provide temporary financing which transfers equity from one or more parcels of real estate (present) to another (future). The maximum loan amount for a bridge or swing loan will be 90% of the appraised value of the property to be sold less all prior liens. Additional collateral may be obtained to meet this loan-to-value requirement.

         We offer non-real estate commercial loans consisting of regular lines of credit and revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. In general, lines of credit allow for intermittent borrowings and repayments, and are not usually accompanied by extensive loan agreements. They are generally priced on a floating rate basis. Our policy is for all lines of credit to be secured and, if possible, supported also by junior liens on real estate. Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. We generally provide regular lines of credit with a maximum term of 18 months. Revolving lines of credit generally have a maximum term of two years, but may be up to seven years if then converted to an amortizing term loan.

         We originate commercial term loans with maturities generally no longer than 18 months. We also originate commercial term loans with a monthly or quarterly amortization schedule to fund longer-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. We fix the maturity of a term loan to correspond to the useful life of any equipment purchased, if appropriate, and generally do not exceed a ten-year term, except for certain real estate transactions. Term loans can be secured with a variety of collateral, including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate. When the purpose of a term loan is the purchase of new equipment that will be pledged as collateral for the loan, the maximum advance is typically no more than 90% of the purchase price. Used equipment may also be used as collateral. The primary source of repayment for term loans is the global cash flow of the borrowing entity.

         Where a commercial loan is secured by "liquid collateral" (cash, marketable securities, or cash surrender value of life insurance), we will offer considerable flexibility with the repayment schedule or will underwrite these loans with no maturity, on a demand basis. The loan to value limits for loans secured by liquid collateral are:

          o    Cash - 100%
          o    United States Treasury Issues - 90%
          o Common stocks actively traded on the New York and American stock exchanges or listed on NASDAQ - 80%
          o    Municipal Bonds - 80%
          o    Mutual Funds - 70%
          o    Corporate Bonds - 75%
          o    Cash Surrender Value of Life Insurance - 90%
          o    Margin Stock - 50%.

         Our commercial loan offerings also include overdrafts of demand deposit accounts divided into four categories:

          o    Pure overdrafts
          o Overdrafts that can be covered by available funds in other deposit accounts (other than certificates of deposit) at the Bank in the name of that depositor
          o Overdrafts that can be covered by availability under pre-established credit facilities of that depositor
          o    Overdrafts of a technical nature, caused internally.

         We will also provide interim financing to commercial borrowers in anticipation of a sale of an asset or closing of a long-term refinancing.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans (including real estate as well as non-real estate loans) typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business or rental income produced by the property. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. Commercial loans, therefore, have greater credit risk than one-to-four family residential mortgages or consumer loans. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers and also generally require substantially greater evaluation and oversight efforts.

         Construction Lending. We originate construction and land acquisition loans for owner-occupied residences, and we also provide financing to builders and real estate developers for land acquisition and development and residential or commercial construction. During the first quarter of 2007, we originated a $1.9 million land acquisition and development loan with an 18-month term.

         Construction funds are disbursed periodically upon inspections made by our inspectors on the completion of each phase, usually in three draws. Additional draws may be made at the borrower's request, however we generally limit the funds disbursed to 80% of the appraised loan-to-value of the land and improvements at any time during construction. Commercial construction loans are limited to 75% of appraised value. Land acquisition and development loans are limited to the lower of 90% of cost or 80%of the appraised value. Land acquisition and development loans on properties with approved takeout financing may be originated at up to 90% of the appraised value. Land loans are limited to 65% of the cost or appraised value.

         Construction lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Consumer Lending. Our consumer lending products include loans for new and used autos, boats, recreational vehicles (RVs) and aircraft and loans for manufactured housing as well as secured and unsecured personal loans, account loans and overdraft lines of credit.

         The majority of the auto loans currently in our portfolio are indirect auto loans the Bank purchased from one auto leasing company with which the Bank maintained a relationship for over 20 years. Several years ago, we determined to terminate the arrangement with that company because the average rate on these loans due to the pass-through pricing resulted in a below market yield. We will continue to originate direct auto loans to customers of the Bank and a limited amount of indirect auto lending, but the overall size of the auto loan portfolio is expected to decrease significantly as the indirect loans from that particular relationship mature. We may resume a larger amount of indirect auto lending through dealers if we find more profitable arrangements.

         In 2004 we began originating loans for the purchase and refinance of manufactured housing. The majority of these loans are indirect loans generated by an independent outside source and purchased by the Bank with limited recourse. The maximum loan amount is $200,000 and the loan-to-value limit is 80% for homes on leased land (with a minimum cash deposit of 20%) and up to 90% for loans that include the land the home occupies. We require a first lien on the home and we record a first mortgage if it is a land/home loan. We currently intend to limit this portfolio to approximately $30 million.

         In 2007 we began providing financing for non-commercial use, personal airplanes. During the first quarter of 2007 we originated four non-commercial aircraft loans with an aggregate balance of approximately $1 million. We anticipate growing this part of the consumer portfolio significantly as a niche lending area, with the goal of growing the portfolio to as much as $15 million in the first year. Our underwriting of these loans is done with a 90% loan-to-value and the maximum loan amount is $1 million.

         We also offer secured and unsecured  personal loans with terms of up to
four  years  with  a  minimum  and  maximum   balance  of  $1,000  and  $15,000,
respectively.

         Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. Consumer loan repayment is dependent on the borrower's continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of December 31, 2006, our loans to one borrower legal limit was approximately $4.4 million. Our largest borrower at that date had one loan outstanding with a balance at that date of $1.7 million, representing a mortgage on a vacation home on the New Jersey shore. The Bank's loans to one borrower legal lending limit will be higher following the stock offering because the stock offering proceeds will increase the Bank's capital.

         Loan Approval Procedures and Authority. Lending policies and loan approval limits are approved and adopted by the Board of Directors. Lending authority is vested primarily in a loan committee comprised of senior officers. This committee may approve loans up to $750,000. Prior Board approval is required for loans in excess of $750,000. Certain other Bank employees also have limited lending authority and may authorize first mortgage loans up to $417,000 (the current conforming limit for sale in the secondary market as a non-jumbo loan) and home equity and other secured loans up to $400,000. All loans require the approval of at least two authorized employees.

Asset Quality

         Loan Delinquencies and Collection Procedures. When a loan is 90 days delinquent, the Board may determine to refer it to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         With respect to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the property that result from subsequent declines in value are charged to operations in the period in which the declines occur.

         Loans are generally placed on non-accrual status when they are more than 90 days delinquent, however loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         Non-Performing   Assets.  The  following  table  provides   information
regarding our non-performing loans and other non-performing assets.

                                                                        At December 31,
                                                      --------------------------------------------------
                                                           2006      2005      2004      2003      2002
                                                         ------    ------    ------    ------    ------
                                                                      (Dollars in thousands)
Loans accounted for on a non-accrual basis:
-------------------------------------------
  Real Estate:
      One-to-four family .............................   $  103    $  106    $  452    $  421    $  349
      Home equity ....................................       16        16        16       125        88
      Commercial .....................................    1,570     1,818       829       384       557
      Construction ...................................        -         -         -       600         -

  Commercial .........................................      663     1,087        27       641       497

  Consumer:
      Auto ...........................................       42        24        39       231        62
      Other ..........................................       55        26         -        10        12
                                                         ------    ------    ------    ------    ------
    Total non-accrual loans ..........................    2,449     3,076     1,363     2,411     1,564
                                                         ------    ------    ------    ------    ------

Accruing loans contractually past due 90 days or more:
------------------------------------------------------
  Real Estate:
      One-to-four family .............................       32       122         -         -         -
Consumer:
      Auto ...........................................        -         -         -         8         -
      Other consumer .................................        2        16         -        14        31
                                                         ------    ------    ------    ------    ------
    Total accruing loans past due 90 days or more ....       34       138         0        22        31
                                                         ------    ------    ------    ------    ------
Total non-performing loans ...........................   $2,484    $3,214    $1,363    $2,433    $1,595
                                                         ======    ======    ======    ======    ======
Real estate owned ....................................   $  288    $  288    $  461    $  448    $ --
                                                         ======    ======    ======    ======    ======
Other non-performing assets ..........................   $   49    $   11    $ --      $   14    $ --
                                                         ======    ======    ======    ======    ======
Total non-performing assets ..........................   $2,820    $3,513    $1,823    $2,895    $1,595
                                                         ======    ======    ======    ======    ======
Total non-performing loans to total loans ............     1.17%     1.75%     0.80%     1.46%     0.84%
                                                         ======    ======    ======    ======    ======
Total non-performing loans to total assets ...........     0.71%     1.04%     0.43%     0.83%     0.51%
                                                         ======    ======    ======    ======    ======
Total non-performing assets to total assets ..........     0.80%     1.14%     0.58%     0.99%     0.51%
                                                         ======    ======    ======    ======    ======

         Classified Assets. Management, in compliance with federal guidelines, has instituted an internal loan review program, whereby loans are classified as special mention, substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset that does not currently expose the Bank to a sufficient degree of risk to warrant an adverse classification, but which possesses credit deficiencies or potential weaknesses that deserve management's close attention is classified as "special mention."

         An asset classified as "substandard" is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Assets so classified have well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

         An asset classified as "doubtful" has all the weaknesses inherent in a "substandard" asset with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of a loss on a doubtful asset is high.

         That portion of an asset classified as "loss" is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation or charge-off, is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset even though partial recovery may be effected in the future.

         At December 31, 2006, all of our classified assets and special mention designated assets were loans. At December 31, 2006, none of the loans classified as "special mention," $1.5 million of loans classified as "substandard" and $745,000 of the loans classified as "doubtful" are included in the table of non-performing assets shown above.

         The  following  table  discloses  our   classification  of  assets  and
designation of certain loans as special mention as of December 31, 2006.


                                                   At December 31,
                                        --------------------------------------
                                        2006             2005             2004
                                        ----             ----             ----
                                                      (In thousands)

Special Mention..............           $1,954           $1,162           $3,412
Substandard..................            3,414            6,124           12,334
Doubtful.....................              796            1,246              924
Loss.........................                -                -                -
                                        ------           ------          -------
  Total......................           $6,164           $8,532          $16,670
                                        ======           ======          =======

         Allowance for Loan Losses. The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent risks in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

         The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

         Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

         In addition, an integral part of its regulatory examination process, the Office of Thrift Supervision periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. It may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on their review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to our allowance for loan losses at the dates indicated.

                                                                        For the Year Ended December 31,
                                                  -----------------------------------------------------------------
                                                      2006          2005          2004          2003          2002
                                                  ---------     ---------     ---------     ---------     ---------
Allowance balance (at beginning of period) ....   $   3,036     $   3,963     $   3,862     $   8,329     $   1,468
Provision for loan losses .....................        (348)         (917)          (13)        4,342         7,550
Charge-offs:
  Real estate:
    One-to-four family ........................           -           (17)            -           (19)            -
    Commercial ................................        (531)          (23)            -        (1,329)            -

  Commercial ..................................        (373)          (37)         (337)       (7,313)         (544)

  Consumer ....................................         (84)            -           (82)         (165)         (157)
                                                  ---------     ---------     ---------     ---------     ---------
      Total charge-offs .......................        (988)          (77)         (419)       (8,826)         (701)
                                                  ---------     ---------     ---------     ---------     ---------
Recoveries:
  Real estate:
    One-to-four family ........................           4             -            17             -             -
    Commercial ................................          33             -            85             -             -

  Commercial ..................................          74            52           402             4             -

  Consumer ....................................           2            15            29            13            12
                                                  ---------     ---------     ---------     ---------     ---------
      Total recoveries ........................         113            67           533            17            12
                                                  ---------     ---------     ---------     ---------     ---------
Net (charge-offs) recoveries ..................        (875)          (10)          114        (8,809)         (689)
                                                  ---------     ---------     ---------     ---------     ---------
Allowance balance (at end of period) ..........   $   1,813     $   3,036     $   3,963     $   3,862     $   8,329
                                                  =========     =========     =========     =========     =========

Total loans outstanding .......................   $ 212,305     $ 183,952     $ 171,283     $ 167,205     $ 190,989
                                                  =========     =========     =========     =========     =========
Average loans outstanding .....................   $ 199,752     $ 171,130     $ 165,622     $ 175,412     $ 196,541
                                                  =========     =========     =========     =========     =========
Allowance for loan losses as a percentage of
   total loans outstanding ....................        0.85%         1.65%         2.31%         2.31%         4.36%
                                                  =========     =========     =========     =========     =========
Net charge-offs (recoveries) as a percentage of
   average loans outstanding ..................        0.44%         0.01%        (0.07)%        5.02%         0.35%
                                                  =========     =========     =========     =========     =========

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of our allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio.

                                                                      At December 31,
                      --------------------------------------------------------------------------------------------------------------
                             2006                   2005                   2004                  2003                   2002
                      --------------------- ---------------------- -------------------- ---------------------   --------------------
                                    Loan                   Loan                  Loan                  Loan                  Loan
                      Amount of   Category   Amount of   Category  Amount of   Category  Amount of   Category   Amount of  Category
                      Allowance     as a     Allowance     as a    Allowance     as a    Allowance     as a     Allowance    as a
                      Allocated  Percentage  Allocated  Percentage Allocated  Percentage Allocated  Percentage  Allocated Percentage
                       to Loan    of Total    to Loan    of Total   to Loan    of Total   to Loan    of Total    to Loan   of Total
                       Category    Loans      Category    Loans     Category    Loans     Category    Loans      Category   Loans
                       --------   -------     --------   -------    --------   -------    --------   -------     --------  ------
                                                                                       (Dollars in thousands)

Real estate:
   One-to-four
     family........... $  419     48.08%      $  460     39.71%     $  287     32.44%     $  170     27.20%      $  182    25.78%
   Home equity........    297      27.76         248      26.60        206      23.51        205      23.86         161     16.42
    Commercial........    484       6.77         465       7.45        948      10.36        897      13.17       1,397     17.70
    Construction......      4       0.33           7       1.89         40       0.44          4       0.48           7      1.16

Commercial............    355       2.14       1,195       3.23      1,824       6.59      2,050       9.84       6,250     16.55

Consumer:
    Auto..............    132       9.89         440      18.00        248      23.38        243      24.39         309     21.28
    Manufactured
      housing.........     39       3.51         143       2.90          9       1.94          -          -           -         -
    Savings account...      -       0.51           -       0.58          -       0.63          -       0.55           -      0.60
    Other.............      1       1.01           7       0.64          2       0.71          2       0.51           2      0.51
Unallocated                82                     71                   399                   291                     21
                       ------    ------       ------    ------      ------    ------      ------    ------       ------   ------
     Total............ $1,813    100.00%      $3,036    100.00%     $3,963    100.00%     $3,862    100.00%      $8,329   100.00%
                       ======    ======       ======    ======      ======    ======      ======    ======       ======   ======

Securities Portfolio

         Our investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, pledging requirements, investment quality, marketability and performance objectives.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate, tax considerations, market volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank's investment policy include U.S. government and government agency securities, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and corporate bonds. On a short-term basis, our investment policy authorizes investment in federal funds, certificates of deposits and money market investments with insured institutions and with brokerage firms.

         Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of stockholders' equity.

         We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, we may in the future utilize such instruments if we believe it would be beneficial for managing our interest rate risk. Further, we do not purchase securities which are not rated investment grade.

         Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. Callable securities pose reinvestment risk because we may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

         Mortgage-backed Securities and Collateralized Mortgage Obligations. Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. We primarily invest in mortgage-backed securities secured by one- to four-family mortgages. Our mortgage-related securities portfolio includes mortgage-backed securities and collateralized mortgage obligations issued by U.S. government agencies or government-sponsored entities, such as Freddie Mac, Ginnie Mae, and Fannie Mae.

         The mortgage originators use intermediaries (generally government agencies and government-sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government-sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued non-government, corporate issuers' securities typically offer rates above those paid on government agency issued or sponsored securities, but lack the guaranty of those agencies and are generally less liquid investments.

         Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying the securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         Collateralized mortgage obligations are mortgage-derivative products that aggregate pools of mortgages and mortgage-backed securities and create different classes of securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations.

         The following table sets forth certain information regarding the amortized cost, weighted average yields and maturities of our securities portfolio at December 31, 2006. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                                         As of December 31, 2006
                              -----------------------------------------------------------------------------------------------------
                               Maturing           Maturing              Maturing           Maturing
                             Within 2007          2008-2011             2012-2016         after 2016                Total
                              (One Year)     (One to Five Years)  (Five to Ten Years) (More than Ten Years) Investment Securities
                              ----------     -------------------  ------------------ ---------------------- -----------------------
                           Amortized   Avg.   Amortized    Avg.     Amortized   Avg.  Amortized    Avg.   Amortized   Avg     Fair
                             Cost     Yield     Cost      Yield       Cost     Yield    Cost      Yield      Cost    Yield    Value
                             -----   -------   ------    -------     ------    -------  ------   -------    ------  -------   -----
                                                                           (Dollars in thousands)

Corporate securities.......  $    -       -%    $ 1,028     5.65%     $     -      -%   $     -       -%  $  1,028   5.65%  $  1,001
U.S. government agency
   securities..............       -       -      17,807     3.86       11,479   5.88     15,185     6.14    44,471   5.16     44,277
Obligations of state and
   political subdivisions..   4,519    3.81         406     4.27            -      -        625     4.00     5,550   3.42      5,560
Government National
   Mortgage Association....       -       -           -        -           26   5.38      4,661     5.34     4,687   5.31      4,681
Federal Home Loan
   Mortgage Corporation....       -       -       1,594     4.50            -      -      1,757     4.39     3,351   4.44      3,314
Federal National Mortgage
   Association.............       -       -       5,255     4.29        4,608   4.54      6,930     5.05    16,793   4.67     16,409
Collateralized mortgage
   obligations.............       -       -           -        -            -      -     34,353     4.92    34,353   4.92     33,799
                             ------    ----     -------     ----      -------   ----    -------    ----   --------   ----   --------

  Total....................  $4,519    3.81%    $26,090     3.84%     $16,113   5.49%   $63,511    5.19%  $110,233   4.87%  $109,041
                             ======    ====     =======     ====      =======   ====    =======    ====   ========   ====   ========

         The following table sets forth the carrying value of our securities portfolio at the dates indicated.

                                                                  At December 31,
                                                 ----------------------------------------------------
                                                   2006       2005       2004       2003       2002
                                                 --------   --------   --------   --------   --------
                                                                    (In thousands)
Investment Securities Available for Sale:
----------------------------------------------
Equity securities ............................   $  1,718   $  1,729   $  1,689   $  1,144   $  1,149
U.S. government agency securities ............     12,434          -          -          -          -
Corporate securities .........................          -          -          -      3,208      3,303
                                                 --------   --------   --------   --------   --------
       Total investment securities
           available for sale ................     14,152      1,729      1,689      4,351      4,452
                                                 --------   --------   --------   --------   --------
Mortgage-Backed Securities Available for Sale:
Government National Mortgage
   Association ...............................        200        324        514        719      1,002
                                                 --------   --------   --------   --------   --------
Investment Securities Held to Maturity:
---------------------------------------
U.S. government agency securities ............     32,067     35,351     33,364     16,998     13,910
Corporate securities .........................      1,028      3,059     12,846     28,460     38,959
Obligations of states and political
    subdivisions .............................      5,550      1,176        552        552        903
                                                 --------   --------   --------   --------   --------
      Total investment securities
           held to maturity ..................     38,645     39,586     46,762     46,010     53,771
                                                 --------   --------   --------   --------   --------
Mortgage-Backed Securities Held to Maturity:
--------------------------------------------
Government National Mortgage Association .....      4,489      7,266     11,494     15,682     12,659
Federal Home Loan Mortgage Corporation .......      3,351      2,983      3,991      3,271      3,085
Federal National Mortgage Association ........     16,793     18,810     21,493     19,777      6,489
Collateralized mortgage obligations ..........     34,353     24,649     23,710      1,208          -
                                                 --------   --------   --------   --------   --------
      Total mortgage-backed securities
          held to maturity ...................     58,985     53,708     60,688     39,939     22,233
                                                 --------   --------   --------   --------   --------
 Total .......................................   $111,982   $ 95,348   $109,652   $ 91,019   $ 81,457
                                                 ========   ========   ========   ========   ========

Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. We also have the ability to borrow funds from the Federal Home Loan Bank to supplement deposits as a source of funds.

         In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by pricing strategies and money market conditions.

         Deposits. Our current deposit products include checking and savings accounts, certificates of deposit and fixed or variable rate individual retirement accounts (IRAs). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time, if any, that the funds must remain on deposit and the applicable interest rate. The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections.

         We traditionally have obtained deposits primarily from within New Jersey. We recently introduced a new product, our CyberSavings account, which has brought deposits into the Bank from throughout the

United States. This product is a high-yield, multi-tiered savings account that is accessible only via the internet and is not marketed through our branches or locally. To grow these deposits, we pay a fee to a third party referral website which advertises financial products. We are currently promoting this product by offering the highest tier rate for the first 90 days, regardless of the account balance. We launched this product in December 2006 and CyberSavings accounts grew quickly, totaling approximately $17 million by the end of the first quarter of 2007.

         We do not at this time utilize the services of deposit brokers. Premiums or incentives for opening accounts are offered. We periodically select particular certificate of deposit maturities for promotion in connection with asset/liability management and interest rate risk concerns.

         The following table sets forth the distribution of deposits by account type as of the dates indicated. The increase in money market accounts from 2005 to 2006 is attributable to our introduction in 2005 of a multi-tiered money market account we call the "Money Maker."


                                                At December 31,
                                    --------------------------------------
                                      2006           2005           2004
                                    --------       --------       --------
                                                (In thousands)

Non-interest-bearing deposits..        $  9,532       $ 12,123       $  8,634
Savings .......................          63,761         62,551         71,810
NOW checking ..................          35,926         34,560         38,641
Money market ..................          44,637         24,662         24,349
Certificates of deposit .......         162,107        143,648        142,913
                                       --------       --------       --------
  Total .......................        $315,962       $277,544       $286,349
                                       ========       ========       ========


         At December 31, 2006, $162.1 million of our deposits, representing 51.3% of total deposits, were certificates of deposit. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our net interest rate spread and our financial condition.

         The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

                                 At December 31,
                           ------------------------------
                             2006       2005       2004
                           --------   --------   --------
                                 (In thousands)

Interest Rate
2.00% or less.......       $      -       $  3,328       $ 41,278
2.01-4.00% .........         29,261         83,200         74,964
4.01-6.00% .........        131,207         55,560         14,693
6.01-8.00% .........          1,638          1,559         11,978
                           --------       --------       --------
  Total ............       $162,107       $143,648       $142,913
                           ========       ========       ========

         The   following   table  sets  forth  the  amount  and   maturities  of
certificates of deposit as of December 31, 2006.

                                                                    Amount Due
                                ---------------------------------------------------------------------------------------------
                                Within                                                                 After
Interest Rate                   1 year      1-2 years    2-3 years      3-4 years      4-5 years      5 years         Total
-------------                   ------      ---------    ---------      ---------      ---------      -------         -----
                                                                  (In thousands)
2.00% or less.......          $      -        $     -       $    -        $     -         $    -        $    -       $      -
2.01-4.00%..........            18,753          4,374        2,988          1,971          1,174             -         29,261
4.01-6.00%..........            93,220         11,603        3,971          9,618          5,364         7,430        131,207
6.01-8.00%..........             1,543             95            -              -              -             -          1,638
                              --------        -------       ------        -------         ------        ------       --------
  Total.............          $113,516        $16,089       $6,943        $11,589         $6,538        $7,430       $162,107
                              ========        =======       ======        =======         ======        ======       ========

         The following tables show the amount of certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 2006.


                                               Certificates of Deposits
                                               ------------------------
Maturity Period                                     (In thousands)
---------------
Within three months................                     $18,344
Three through six months...........                      14,715
Six through twelve months..........                      10,330
Over twelve months.................                      11,621
                                                        -------
                                                        $55,010
                                                        =======

         Borrowings. We borrow funds from the Federal Home Loan Bank to supplement deposits as a source of funds. Short-term Federal Home Loan Bank advances generally have original maturities of less than one year. The details of these short-term advances are presented below for the dates and periods indicated. At December 31, 2006, our borrowings consisted of $4.4 million of FHLB overnight repurchase agreements.

                                                                 At or For the
                                                             Year Ended December 31,
                                                        ------------------------------------
                                                          2006          2005          2004
                                                          ----          ----          ----
                                                             (Dollars in thousands)
Federal Home Loan Bank Advances:
   Balance outstanding at end of period...........     $  4,400       $    -        $    -
   Average balance outstanding....................       12,859          197             -
   Maximum amount outstanding
      at any month-end during the period..........       24,100            -             -
   Average interest rate during the year..........         5.36%        4.03%            -
   Weighted average rate at end of year...........         5.33%           -             -

         Additional information regarding our borrowings is included under Note 10 to our consolidated financial statements beginning on page F-1.

Properties and Equipment

         At December 31, 2006, our investment in property and equipment, net of depreciation and amortization, totaled $6.5 million. We operated from five offices at that date, plus an administrative center, and own each of those locations.

Legal Proceedings

         Gloucester County Federal Savings Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans, and other issues incident to its business. There were no lawsuits pending or known to be contemplated against Gateway Community Financial Corp. or Gloucester County Federal Savings Bank at December 31, 2006 that were expected to have a material effect on operations or income.

                                   REGULATION

         Gloucester County Federal Savings Bank and Gateway Community Financial Corp. operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a savings and loan holding company and federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors. Set forth below is a brief description of certain laws that relate to the regulation of Gloucester County Federal Savings Bank and Gateway Community Financial Corp. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

         Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution and its holding company, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material adverse impact on Gateway Community Financial Corp., Gloucester County Federal Savings Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of Gloucester County Federal Savings Bank and/or Gateway Community Financial Corp. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Gloucester County Federal Savings Bank's franchise, resulting in negative effects on the trading price of Gateway Community Financial Corp. common stock.

Regulation of Gloucester County Federal Savings Bank

         General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, Gloucester County Federal Savings Bank is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Gloucester County Federal Savings Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines Gloucester County Federal Savings Bank and prepares reports to the Bank's Board of Directors on deficiencies, if any, found in its operations. The Office of Thrift Supervision has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federal savings bank and, if action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances.

         Insurance of Deposit Accounts. The Bank's deposits are insured to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). Although the FDIC is authorized to assess premiums under a risk-based system for such deposit insurance, most insured depository institutions have not been required to pay premiums for the last ten years. The Federal Deposit Insurance Reform Act of 2005 (the "Reform Act") resulted in significant changes to the federal deposit insurance program: (i) effective March 31, 2006, the Bank Insurance Fund and the Savings Association Insurance Fund were merged into a new combined fund, called the Deposit Insurance Fund; (ii) the current $100,000 deposit insurance coverage will be indexed for inflation (with adjustments every five years, commencing January 1, 2011); and (iii) deposit insurance coverage for retirement accounts was increased to $250,000 per participant subject to adjustment for inflation. In addition, the Reform Act gave the FDIC greater latitude in setting the assessment rates for insured depository institutions, which could be used to impose minimum assessments.

         The FDIC is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. If the Deposit Insurance Fund's reserves exceed the designated reserve ratio, the FDIC is required to pay out all or, if the reserve ratio is less than 1.5%, a portion of the excess as a dividend to insured depository institutions based on the percentage of insured deposits held on December 31, 1996 adjusted for subsequently paid premiums. Insured depository institutions that were in existence on December 31, 1996 and paid assessments prior to that date (or their successors) are entitled to a one-time credit against future assessments based on the amount of their assessable deposits on that date. The Bank anticipates that it will be able to offset its deposit insurance premium for 2007 with the $245,000 special one-time assessment credit it will receive during 2007.

         Pursuant to the Reform Act, the FDIC has determined to maintain the designated reserve ratio at 1.25%. The FDIC has also adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution's ranking in one of four risk categories based on their examination ratings and capital ratios. Beginning in 2007, well-capitalized institutions with the CAMELS ratings of 1 or 2 will be grouped in Risk Category I and will be assessed for deposit insurance at an annual rate of between five and seven basis points, with the assessment rate for an individual institution to be determined according to a formula based on a weighted average of the institution's individual CAMEL component ratings plus either five financial ratios or the average ratings of its long-term debt. Institutions in Risk Categories II, III and IV will be assessed at annual rates of 10, 28 and 43 basis points, respectively.

         In addition, all FDIC-insured institutions are required to pay assessments to the FDIC to fund interest payments on bonds issued by the Financing Corporation ("FICO"), an agency of the Federal government established to recapitalize the predecessor to the SAIF. The FICO assessment rates, which are determined quarterly, averaged 0.013% of insured deposits in fiscal 2006. These assessments will continue until the FICO bonds mature in 2017.

         Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. At December 31, 2006, Gloucester County Federal Savings Bank was in compliance with the minimum capital standards and qualified as "well capitalized." For Gloucester County Federal Savings Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance as well as Note 15 to the consolidated financial statements. In assessing an institution's capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual institutions where necessary.

         The Office of Thrift Supervision may require any savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) to take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the institution's activities may be restricted.

         For purposes of the capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Gloucester County Federal Savings Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to _____% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         Dividend and Other Capital Distribution Limitations. A savings institution, like Gloucester County Federal Savings Bank, that is a subsidiary of a savings and loan holding company must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution, such as paying a dividend to Gateway Community Financial Corp. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         Capital distributions by Gateway Community Financial Corp., as a savings and loan holding company, are not subject to the Office of Thrift Supervision capital distribution rules. Because Gateway Community Financial Corp. will retain 50% of the net proceeds of the stock offering, the possibility that Gloucester County Federal Savings Bank would need to file an application rather than a notice for capital distributions is not expected to affect the payment of cash dividends by Gateway Community Financial Corp. to its stockholders or the amount of such dividends.

         Safety and Soundness Standards. As required by statute, the federal banking agencies have adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The guidelines require, among other things, the implementation of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If it is determined that a savings institution has failed to meet any standard prescribed by the guidelines, the institution may be required to submit an acceptable plan to achieve compliance with the standard.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. Gloucester County Federal Savings Bank met the qualified thrift lender test as of December 31, 2006 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including Gloucester County Federal Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the depository institution's record of meeting the credit needs of its community to be assessed and taken into account in the evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Gloucester County Federal Savings Bank. An unsatisfactory Community Reinvestment Act examination rating may be used as the basis for the denial of an application. Gloucester County Federal Savings Bank received a "satisfactory" rating in its most recent Community Reinvestment Act examination.

         Federal Home Loan Bank System. Gloucester County Federal Savings Bank is a member of the Federal Home Loan Bank of New York, which is one of twelve regional federal home loan banks. Each federal home loan bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by its board of directors.

         As a member, Gloucester County Federal Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding Federal Home Loan Bank advances.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

         The USA Patriot Act. Gloucester County Federal Savings Bank is subject to regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

         Among other requirements, Title III of the USA Patriot Act and the related regulations impose the following requirements with respect to financial institutions:

          o Establishment of anti-money laundering programs that include, at minimum: (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

          o Establishment of a program specifying procedures for obtaining identifying information from customers seeking to open new accounts, including verifying the identity of customers within a reasonable period of time.

          o    Establishment  of appropriate,  specific,  and, where  necessary,
               enhanced  due  diligence  policies,   procedures,   and  controls
               designed to detect and report money laundering.

          o Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

         Bank   regulators   are  directed  to  consider  a  holding   company's
effectiveness in combating money laundering when ruling on applications under the Federal Reserve Act and the Bank Merger Act.

Regulation of Gateway Community Financial Corp.

         General. Gateway Community Financial Corp. is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It is required to file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. Gateway Community Financial Corp. must also obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision has enforcement authority over Gateway Community Financial Corp. and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Gloucester County Federal Savings Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Gateway Community Financial Corp.

         Activities Restrictions. As a savings and loan holding company and as a subsidiary holding company of a mutual holding company, Gateway Community Financial Corp. is subject to statutory and regulatory restrictions on its business activities. The non-banking activities of Gateway Community Financial Corp. and its non-savings institution subsidiaries are restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, Gateway Community Financial Corp. must obtain prior Office of Thrift Supervision approval of such planned activity or acquisition.

         Mergers and Acquisitions. Gateway Community Financial Corp. must obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for Gateway Community Financial Corp. to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Gateway Community Financial Corp. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Waivers of Dividends by Gateway Community Financial, MHC. Office of Thrift Supervision regulations require Gateway Community Financial, MHC to provide prior notice to the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Gateway Community Financial Corp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members. Subject to the non-objection of the Office of Thrift Supervision, we anticipate that Gateway Community Financial, MHC will waive the receipt of any dividends paid by Gateway Community Financial Corp.

         Conversion of Gateway Community Financial, MHC to Stock Form. Office of Thrift Supervision regulations permit Gateway Community Financial, MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion, a new holding company would be formed as the successor to Gateway Community Financial Corp., Gateway Community Financial, MHC's corporate existence would end, and certain depositors of Gloucester County Federal Savings Bank would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than Gateway Community Financial, MHC would be automatically converted into shares of common stock of the new holding company.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

         General. Gateway Community Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, Gateway Community Financial Corp. common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Gateway Community Financial Corp. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 implemented various legislative reforms addressing, among other matters, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act and the implementing rules of the Securities and Exchange Commission, Gateway Community Financial Corp.'s Chief Executive Officer and Chief Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls.

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         Gateway Community Financial Corp. may exclude from its income 100% of dividends received from Gloucester County Federal Savings Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         Gateway Community Financial, MHC, Gateway Community Financial Corp. and Gloucester County Federal Savings Bank file separate federal tax returns. The Bank's income tax return was audited by the IRS in 2002.

State Taxation

         Gateway Community Financial, MHC, Gateway Community Financial Corp. and Gloucester County Federal Savings Bank file New Jersey income tax returns and are subject to a 9% state income tax that is calculated based on federal taxable income, subject to certain adjustments.

         The state income tax returns of Gateway Community Financial, MHC, Gateway Community Financial Corp. and Gloucester County Federal Savings Bank have not been audited during the past five years. For additional information, see Note 11 to the consolidated financial statements beginning on page F-1.

                                                    MANAGEMENT

General

         Gateway Community Financial Corp.'s Board of Directors is currently composed of seven members, with each director serving for a term of three years in accordance with the requirement in Gateway Community Financial Corp.'s bylaws that directors be divided into three classes, as nearly equal in number as possible, with one class elected annually. Each director of Gateway Community Financial Corp. also serves as a director of Gateway Community Financial, MHC and Gloucester County Federal Savings Bank. Gateway Community Financial Corp.'s and Gloucester County Federal Savings Bank's officers are appointed annually by the Board of Directors and serve at the Board's discretion.

                                                                                                       Current
                                                                                         Director       Term
                            Age    Position                                              Since(1)      Expires
                            ---    --------                                              --------      -------
Directors:
John S. Gligor, Sr.          66    Chairman of the Board                                   1996         2007
Walter N. Friedrich          57    Vice Chairman of the Board                              1993         2008
Robert C. Ahrens             56    President, Chief Executive Officer and Director         1998         2009
Scott P. Newman              39    Director                                                2004         2009
Dennis L. King               60    Director                                                1988         2007
Frank D. Wilson              59    Director                                                2004         2007
Robert A. Jones              84    Director                                                1963         2009

Senior Management:
Timothy P. Hand              42    Executive Vice President and Chief Operating Officer
Bruce E. Haines              55    Senior Vice President and Chief Lending Officer
Francis J. Walsh             64    Vice President and Chief Financial Officer
Kristin T. McIlvaine         43    Vice President of Finance

----------------------
(1) Indicates the year the individual first became a director of Gloucester County Federal Savings Bank. Upon the formation of Gateway Community Financial Corp. in 2001, each person serving at that time as a director of Gloucester County Federal Savings Bank became a director of Gateway Community Financial Corp.

Biographical Information

         John S. Gligor, Sr. is Vice President and Partner of Concord Truss Company in Woodbury Heights, New Jersey.

         Walter N. Friedrich joined Friedrich Heating & Air Conditioning Inc. in 1972 and became president of the company in 1982.

         Robert C. Ahrens joined Gloucester County Federal Savings Bank in June 1973. In March 1997, Mr. Ahrens was appointed president of the Bank and, in January 1998, Mr. Ahrens also became a director of the Bank. Prior to becoming president, Mr. Ahrens held numerous positions with the Bank, including Assistant Treasurer, Treasurer, Chief Lending Officer, Senior Vice President and Executive Vice President.

         Scott P. Newman is Vice President of American Title Abstract Corp in Turnersville, New Jersey.

         Dennis L. King is currently an adjunct professor at Camden County College. He was previously employed by the Bank as vice president and chief financial officer from 1996 to 1999 and as senior vice president and chief financial officer from 1999 to 2002. Prior to his employment with the Bank, Mr. King was the owner and president of Far Horizons Travel in Blackwood, New Jersey and an adjunct professor a Camden County College.

         Frank D. Wilson is owner and president of S.J. Graphics (t/a Kiwa Printing & Graphics), a small commercial printer on the cutting edge of modern digital technology, located in Westville, New Jersey.

         Robert A. Jones is retired from Campbell Soup Company where he was employed from 1947 through 1986 in various positions, including fieldman, purchasing agent and Director of Agricultural Purchasing.

         Timothy P. Hand joined Gloucester County Federal Savings Bank in 1990. Mr. Hand was appointed Assistant Vice President/Compliance Officer in 1998 and Senior Vice President/Chief Lending Officer in 2002. In 2004, Mr. Hand was appointed to his current position of Executive Vice President/Chief Operating Officer. Prior to joining the Bank, Mr. Hand worked for Dun and Bradstreet.

         Bruce E. Haines joined Gloucester County Federal Savings Bank in January 2003 as Manager of Commercial Lending. In January 2004, he was promoted to Vice President and Chief Lending Officer. In January 2006, he was promoted to Senior Vice President and Chief Lending Officer. Prior to joining the Bank, Mr. Haines served as Executive Vice President of Equity Bank in Marlton, New Jersey.

         Francis J. Walsh joined Gloucester County Federal Savings Bank as Comptroller in 1990. In 2004 he was promoted to Chief Financial Officer. Prior to joining the Bank, Mr. Walsh was employed as the chief financial officer of the Burlington County Bridge Commission in Palmyra, New Jersey.

         Kristin T. McIlvaine joined Gloucester County Federal Savings Bank as a member of the Board of Directors in 2004. In April 2007, she resigned her seat as a director in order to join the Bank as an employee at that time. This transition from a director to an employee is to allow for a transition period while the Bank prepares for the anticipated third quarter 2007 retirement of its current Chief Financial Officer, Francis Walsh. Ms. McIlvaine is a certified public accountant. Prior to joining the Bank as an employee, Ms. McIlvaine was a partner in the firm of Fitzpatrick & McIlvaine, CPA's, PC in Sewell, New Jersey. She specialized in tax and financial planning for businesses and individuals.

Compensation Discussion and Analysis

         The following section is intended to provide an understanding of our overall compensation program for our senior management. Specific information about the compensation paid to the executives for 2006 follows this section.

         Our compensation program is designed to reward executive officers' contribution to our Company and the teamwork they instill throughout our employee divisions. It is our core philosophy that the compensation of our executive officers should reflect their success as a management team in attaining key operating objectives. Our desire is to attract and retain highly qualified executives, motivating them to achieve performance that is consistent with our corporate goals and objectives and rewarding them for superior performance. Our goal is for executive compensation to be competitive with those of our peers, with additional compensation opportunities to reward attainment of higher levels of performance results.

         We do not intend after the offering to make our stock price a significant factor in determining annual compensation because the price of our stock is subject to a number of factors outside the control of our management. Over time, we believe that good operational results will be reflected in our stock price, but we do not wish to encourage or reward a short-term focus on our stock price to the potential detriment of achieving longer-term corporate goals and objectives, including enhancing long-tern shareholder value.

         A committee of independent directors oversees the establishment of the components and amount of compensation paid to our senior management. The committee looks at various factors in evaluating senior management compensation, including:

          o    How much experience does the executive have?
          o How has the executive's performance been for both the current year and prior years?
          o    What is the executive's potential for future development?
          o    What is the executive's immediate level of responsibility?

         We do not currently have stock-based compensation available to us as a component of our compensation program. After the offering, we will seek to use stock-based compensation to align the interests of our senior management with the stockholders' interests, motivating our executives to build long-term stockholder value. The annual compensation of our executive officers currently consists of the following primary elements:

         1.       Base Salary

         Salary compensation is based on our company's performance relative to comparable peer company performance. Base salaries are established by comparing our executives' qualifications, experience and responsibilities with similar positions at our peers. Internal equity is also a consideration.

         2.       Retirement Plans

         The Bank sponsors a trusteed, defined benefit pension plan covering substantially all employees and officers. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement.

         The Bank also provides retirement benefits to executive officers under the Executive Incentive Retirement Plan. The annual awards made to the executives under this plan are based upon a deferred bonus award and the Bank's net income as a percentage to budget.

         3.       401(k) Match

         We offer an employer match to encourage saving for retirement.

Compensation of Executive Officers

         The following table summarizes all compensation during 2006 for our principal executive officer, Robert C. Ahrens, our principal financial officer, Francis J. Walsh, and certain other senior executive officers.


                                 Compensation for the Year Ended December 31, 2006
                                 -------------------------------------------------
                                                                       Change
                                                   Non-Equity            in             All
                                                 Incentive Plan       Pension          Other
                                  Salary         Compensation(1)      Value(2)    Compensation(3)     Total
                                  ------         ---------------      --------    ---------------     -----
Robert C. Ahrens                 $200,000           $7,071            $75,000       $6,998           $289,069
President and CEO

Timothy P. Hand                  $125,000           $4,365            $20,000       $4,510           $153,875
EVP and COO

Bruce E. Haines                  $105,000           $3,680            $18,000       $3,788           $130,468
SVP and CLO

Francis J.  Walsh                $100,000           $3,570            $82,000       $3,610           $189,180
VP and CFO

------------------
(1) Represents the award made to the individual for 2006 under the Bank's Executive Incentive Retirement Plan as well as the interest earned during 2006 on the individual's account balance under the plan.
(2) Represents the increase in the present value of the individual's accumulated benefit between December 31, 2005 and December 31, 2006.
(3) Represents the Bank's matching contributions to the 401(k) Plan and life insurance premiums paid on behalf of the individuals.

         Executive Incentive Retirement Plan. The Bank's Executive Incentive Retirement Plan provides for either a lump sum payment or equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death. All payments under the plan are in accordance with Code Section 409A. The amount payable is based on the vested balance of the executive's accumulated awards plus interest at the prime rate published in The Wall Street Journal, credited annually. The annual awards are based upon a deferred bonus award and the Bank's net income as a percentage to budget. The percentage vested is 20% per full year of employment from the date of each award. The participant becomes fully vested at age 65. Upon the death of the participant, the beneficiary shall receive the remaining balance paid in a lump sum. The total plan expense for the year ended December 31, 2006 was approximately $36,000.

                                                     Interest Earned             Account
                                    2006           on Account Balance          Balance at
                                   Awards              During 2006          December 31, 2006
                                   ------              -----------          -----------------
Robert C. Ahrens                   $4,000                $3,071                  $45,748
Timothy P. Hand                    $2,500                $1,865                  $27,849
Bruce E.  Haines                   $2,100                $1,580                  $23,585
Francis J. Walsh                   $2,000                $1,570                  $23,339

         401(k) Savings and Profit Sharing Plan. The Gloucester County Federal Savings Bank 401(k) Savings and Profit Sharing Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees. In addition, employees may also voluntarily elect to defer between 1% and 50% of their compensation as 401(k) savings under the plan, not to exceed applicable limits under federal tax laws. In calendar year 2007, an employee could defer up to the lower of $15,500 or 50% of his salary. Employees age 50 and over may make catch-up contributions ($5,000 in 2007). The plan also provides for matching contributions up to a maximum of 50% of the first 6% of a person's salary for each participant. Employee contributions are immediately fully vested. Matching contributions are immediately vested.

         The  Bank's  employees  may use their  account  balances  in the 401(k)
Savings and Profit Sharing Plan to pay for shares of stock in the stock offering. Employees do not have special rights, however, to subscribe for stock in the offering. Their eligibility to subscribe depends on whether they were account holders with $50 on deposit at December 31, 2005 or March 31, 2007. Their orders will be allocated under the normal order of subscription rights priority in the same manner as all other eligible depositors. Following the stock offering, Bank employees may purchase additional shares of Gateway Community Financial Corp. common stock through the plan using funds in their Gloucester County Federal Savings Bank 401(k) Savings and Profit Sharing Plan accounts. The plan trustee will purchase such shares in regular open market stock transactions at market prices.

         Pension Plan. The Bank maintains a qualified noncontributory defined benefit plan ("Retirement Plan") for employees. All employees who have worked for a period of six month of service and attainment of age 21 are eligible to accrue benefits under the Retirement Plan. Annual contributions to the Retirement Plan are made in order to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         At the normal retirement age of 65, the plan is designed to provide a single life annuity with no ancillary benefits. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of the amount paid during the participant's lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity. If a member dies in active service, after having become fully or partially vested, his beneficiary would be entitled to a lump sum death benefit equal to the commuted value of 84 monthly retirement allowance installments, which would have been payable had his allowance commenced as of the first day of the month in which he died. The regular form of all retirement benefits (normal, early or disability) is guaranteed for the life of the retiree but not less than 84 monthly installments. If a retiree dies before 84 monthly installments have been paid, his beneficiary would be entitled to the commuted value of such unpaid installments paid in a lump sum. Either the member or beneficiary may elect to have this benefit paid in the form of installments.

         The annual retirement benefit provided is an amount equal to the sum of 2.75% times years of benefit service (not to exceed 25) times the average annual salary for five consecutive years of highest salary. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. An early retirement benefit is available beginning at age 55 for a benefit of 2.75% times years of benefit service (not to exceed 25) times the average annual salary for five consecutive years of highest salary. This early retirement benefit is reduced if payments begin before age 65. A reduced benefit is payable upon early retirement at or after age 55. Benefits are payable in various annuity forms.

         The following table provides information with respect payments or other benefits at, following, or in connection with retirement under the Pension Plan.


                            Number of      Present value of   Payments During
                          Years Credited      Accumulated         Last Fiscal
                              Service          Benefit(1)            Year
                              -------          -------               ----
Robert C. Ahrens                33              $539,000              $0

Timothy P. Hand                 16              $87,000               $0

Bruce E.  Haines                 3              $49,000               $0

Francis J. Walsh                16              $403,000              $0

--------------
(1) Assumptions used: half of the qualified benefits valued at 7.75% and the other half valued at 5.00%, discounted to current age at 7.75%, no pre-retirement decrements.

         Employment Agreements and Potential Payments Upon Termination or Change in Control. The Bank has entered into employment agreements with Messrs. Ahrens, Hand and Haines. Mr. Ahrens', Mr Hand's and Mr. Haines' current base salaries are $225,000, $145,000 and $120,000, respectively. Mr. Ahrens' employment agreements has a term of three years while Mr. Hand's and Mr. Haines' agreements have terms of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive's performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Mr. Ahrens, and one year, in the case of Messrs. Hand and Haines. If the Bank terminates Messrs. Ahrens, Hand or Haines without "just cause" as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment. Messrs. Ahrens', Hand's and Haines' employment agreements provide that if their employment is terminated without just cause within twenty-four months of a change in control, they will be paid an amount equal to approximately three times their base salary for Mr. Ahrens and one year in the case of Messrs. Hand and Haines. This amount may be paid in a lump sum at the employee's discretion. If not paid in a lump sum, the amount is paid over 36 months for Mr. Ahrens and 12 months for Messrs. Hand and Haines or the remaining term of the agreement, whichever is less.

Compensation of Directors

         Board Fees. Gloucester County Federal Savings Bank directors currently are paid a fee of $1,200 per board meeting. The chairman and vice chairman of the Board of Directors currently are paid a fee of $2,100 and $1,600, respectively, per board meeting. Committee chairman and directors are paid $300 and $250, respectively, per committee meeting attended.

         No additional compensation is paid for serving on the Boards of Gateway Community Financial Corp. or Gateway Community Financial, MHC. Mr. Ahrens, as an employee director, is not compensated for serving as a director.

         The following table summarizes compensation to our directors during 2006. There was no compensation to the directors during 2006 other than the cash fees paid for board meeting and committee meeting attendance and accruals under our Director Fee Continuation Plan. Information about the payments to directors under that plan upon retirement or death is set forth below.


                           Total Director Compensation
                      for the Year Ended December 31, 2006
                      ------------------------------------

                                Cash Fees for
                                  Board and
                                  Committee              All
                                   Meeting              Other
                                 Attendance         Compensation    Total
                                 ----------         ------------    -----
John S. Gligor, Sr.                $37,350
Walter N. Friedrich                $29,950
Robert A. Jones                    $23,750
Dennis L. King                     $25,050
Scott P. Newman                    $23,350
Frank D. Wilson                    $23,850
Kristin T. McIlvaine(1)            $25,900

----------------
(1) Ms. McIlvaine served as a director during 2006. In April 2007, she resigned from the Board and became an employee of the Bank.

         Director Fee  Continuation  Plan.  Gloucester  County  Federal  Savings
Bank's Director Fee Continuation Plan provides retirement benefits to the directors of Gloucester County Federal Savings Bank. A benefit is provided for 50% of the average of the three years highest years of the director's total compensation. The benefit is payable upon normal retirement age of 80 or age 65 and ten years of service as a director. Such benefit is payable annually for 10 years. If the director dies prior to receiving the 10 annual payments, the remaining payments may be made in a lump sum or annual installments to his beneficiary. If the director dies prior to normal retirement age, the benefit is payable in either a lump sum or 10 annual installments to his beneficiary.

         Vesting in this plan is 10% for each full year of service. If the director terminates service prior to normal retirement date, the director will receive the accrued balance of the account multiplied by the vested percentage. This severance compensation shall be paid in 10 equal annual payments.

         Upon a change in control, if the director suffers a termination of service, then the director shall receive the normal retirement benefits, as if the director had been serving the Bank until the normal retirement age.

Future Stock Benefit Plans

         Employee Stock Ownership Plan. The Bank intends to establish the Gloucester County Federal Savings Bank Employee Stock Ownership Plan for the exclusive benefit of participating employees of Gloucester County Federal Savings Bank, to be implemented prior to the completion of the offering. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the Gloucester County Federal Savings Bank Employee Stock Ownership Plan will be submitted to the IRS. Although no assurances can be given, we expect that a favorable letter of determination will be received from the IRS.

         The Gloucester County Federal Savings Bank Employee Stock Ownership Plan is to be funded by contributions made by Gloucester County Federal Savings Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The Gloucester County Federal Savings Bank Employee Stock Ownership Plan will borrow funds with which to acquire up to 8% of the shares sold in the offering.

         The Gloucester County Federal Savings Bank Employee Stock Ownership Plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. It intends to borrow funds from Gateway Community Financial Corp. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate published in The Wall Street Journal. Presently it is anticipated that the Gloucester County Federal Savings Bank Employee Stock Ownership Plan will purchase up to 8% of the shares sold in the offering. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.

         Contributions to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan and shares released from the suspense account will be allocated among participants on the basis of total taxable cash compensation. All participants must have completed a year of service during the plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in their allocations following three years of service. Employment service before the adoption of the Gloucester County Federal Savings Bank Employee Stock Ownership Plan shall be credited for the purposes of vesting. Contributions to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan by
Gloucester County Federal Savings Bank are discretionary and as a result benefits payable under the Gloucester County Federal Savings Bank Employee Stock Ownership Plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the Gloucester County Federal Savings Bank Employee Stock Ownership Plan and serve as its trustees. The trustees must vote all allocated shares as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the Gloucester County Federal Savings Bank Employee Stock Ownership Plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least six months following the completion of the offering. Up to 4.9% of the total number of shares of common stock outstanding after the offering, including shares held by Gateway Community Financial, MHC, will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in Gateway Community Financial Corp. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in Gateway Community Financial Corp. after the passage of at least six months following the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 1.96% of the total number of shares of common stock outstanding after the offering, including shares held by Gateway Community Financial, MHC. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

         Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%.

         The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

         Stockholder Approval of Stock Options and Restricted Stock. The stock option plan and restricted stock plan will comply with all applicable Office of Thrift Supervision regulation in effect of the time the plans are adopted. Those regulations are subject to change. We will submit the stock options plan and restricted stock plans to stockholders for their approval, at which time we will provide stockholders with detailed information about the plans and the required approval. Under current Office of Thrift Supervision Regulations, the plans must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Gateway Community Financial, MHC. The Office of Thrift Supervision has proposed changes to its regulations regarding equity incentive plans that would eliminate the requirement to obtain the separate vote of minority stockholders for the plans if they are implemented more than one year after completion of a minority stock offering. In the event that the proposed Office of Thrift Supervision regulations are adopted in final form, Gateway Community Financial, MHC, as the holder of a majority of the shares of Gateway Community Financial Corp. would control the outcome of any vote to approve an equity incentive plan that occurs more than one year after the completion of the offering.

Transactions with Management and Others

         No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with Gateway Community Financial Corp. or Gloucester County Federal Savings Bank during the three years ended December 31, 2006 that exceeded $120,000 (excluding loans with the Bank).

         Gloucester County Federal Savings Bank makes loans to its officers, directors and employees in the ordinary course of business. Such loans do not include more than the normal risk of collectibility or present other unfavorable features.

Director Independence

         Other than Mr. Robert Ahrens, who is our President and Chief Executive Director, each member of our Board of Directors is an outside director independent of management, Gateway Community Financial Corp. and Gloucester County Federal Savings Bank. Each is free of any relationship that would interfere with the exercise of independent judgment in carrying out their duties as directors. The Board of Directors carefully monitors any situation that could cause a member to cease to be independent under the requirements of the Nasdaq Global Market.

Proposed Stock Purchases by Management

         Preliminary indications from our directors and executive officers and their associates are that they will subscribe for an aggregate of approximately 205,000 shares in the stock offering. If 2,700,000 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 7.6% of the shares sold in the offering and 3.4% of the 6,000,000 total shares outstanding after the offering, including shares issued to Gateway Community Financial, MHC.

         The following table sets forth the intended purchases of those directors and executive officers who have indicated that they intend to purchase shares in the offering. The intended purchases of each director's or officer's associates are included in that director's or officer's total.


                                                            Number of
                              Name                           Shares
                              ----                           ------
            John S. Gligor, Sr.......................        25,000
            Walter N. Friedrich......................        20,000
            Robert C. Ahrens.........................        25,000
            Scott P. Newman..........................        25,000
            Dennis L. King...........................        25,000
            Frank D. Wilson..........................        25,000
            Timothy P. Hand..........................        20,000
            Bruce E. Haines..........................        20,000
            Kristin T. McIlvaine.....................        20,000
                                                            -------
                 Total...............................       205,000
                                                            =======

         The above table does not include purchases by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan and does not take into account any stock benefit plans to be adopted following the stock offering. If the stock benefit plans are adopted as discussed in this prospectus and were funded with newly issued shares instead of shares acquired in open market purchases, the aggregate ownership of directors and executive officers would increase.

         Purchases of common stock in the offering by directors and executive officers and their associates will be counted toward the minimum of 2,295,000 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy this minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 30% of the shares sold in the offering.

                                  THE OFFERING

         The Board of Directors adopted the plan authorizing the stock offering on January 29, 2007, subject to the approval of the Office of Thrift Supervision. We received authorization from the Office of Thrift Supervision to conduct the stock offering on ____________, 2007. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

         Gateway Community Financial Corp. will sell its common stock to eligible depositors of Gloucester County Federal Savings Bank in a subscription offering and, if shares are available, to the general public in a community offering and/or a syndicated community offering. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

         We are offering for sale between 2,295,000 shares at the minimum and 3,105,000 shares at the maximum of the offering range (3,570,750 shares at the adjusted maximum. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering. Interest will be paid on subscription funds from the date the payment is received until the offering is either completed or terminated.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         The proceeds from the sale of common stock of Gateway Community Financial Corp. will provide Gloucester County Federal Savings Bank with new equity capital, which will support future growth and expanded operations. While Gloucester County Federal Savings Bank currently exceeds all regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, provides a means for the orderly preservation and expansion of Gloucester County Federal Savings Bank's capital base.

         The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

o Eligible Account Holders (depositors at the close of business on December 31, 2005 with deposits of at least $50.00);

o    the Gloucester  County Federal  Savings Bank Employee Stock Ownership Plan;
     and

o Supplemental Eligible Account Holders (depositors at the close of business on March 31, 2007 with deposits of at least $50.00).

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

         Any shares sold above the maximum of the offering range may be sold to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons in the following order of priority:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 15,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the total amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case measured as of December 31, 2005, whose subscriptions remain unfilled. Subscription rights received by officers and directors of Gateway Community Financial Corp. or Gloucester County Federal Savings Bank, and such persons' associates, based on their increased deposits in Gloucester County Federal Savings Bank in the one year preceding December 31, 2005 will be subordinated to the subscription rights of all other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 2: The Employee Stock Ownership Plan. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Gloucester County Federal Savings Bank Employee Stock Ownership Plan may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to Gateway Community Financial, MHC. It is expected that the Gloucester County Federal Savings Bank Employee Stock Ownership Plan will purchase up to 8% of the shares sold in the offering. To the extent that it does not purchase shares in the offering, it intends to purchase shares in the open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan, each

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Supplemental Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 15,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered.
Thereafter,   unallocated   shares  will  be  allocated   to  each   subscribing
Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case measured as of March 31, 2007, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Restrictions on Transfer of Subscription Rights and Shares. Applicable regulations and the plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted. Each person subscribing for shares will be required to certify that such person is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at __:__ _.m., Eastern time, on ____________, 2007. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2007. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2007. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2007, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________, 2009. If the offering is extended beyond ____________, 2007, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the expiration of the resolicitation period, a subscriber's subscription will be canceled and funds will be returned with interest.

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         A community  offering  and a  syndicated  community  offering,  if such offerings are conducted, may terminate at any time without notice but no later than ____________, 2007.

Community Offering

         If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering then shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any one person may purchase in the community offering is 15,000 shares, or $150,000.

         Preference in the community shall be given first to natural persons and trusts of natural persons residing in Gloucester and Camden Counties, New Jersey and second to other natural persons and trusts of natural persons residing in New Jersey. If shares are available for these "preferred purchasers" in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred purchasers whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred purchasers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of the first group of preferred purchasers (natural persons and trusts of natural persons residing in Gloucester and Camden Counties, New Jersey) and then the orders of the second group of preferred purchasers (natural persons and trusts of natural persons residing in New Jersey), shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred purchasers.

         We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

         The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

         The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a

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syndicated community offering to be managed by Sandler O'Neill & Partners, L.P., acting as our agent. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See - Community Offering above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         The maximum amount of common stock that any one person may purchase in the syndicated community offering is 15,000 shares, or $150,000. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the stock offering and promptly return all funds; return all funds, then set a new offering range and notify all subscribers to give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 15,000 shares, or $150,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 25,000 shares, or $250,000. Any persons or entities having the same address on an account or stock order form are considered to be acting in concert. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to the Gloucester County Federal Savings Bank Employee Stock Ownership Plan which may subscribe for up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to Gateway Community Financial, MHC.

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          3.   The  maximum  number of  shares  which  may be  purchased  in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 30% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

          6. Depending upon market or financial conditions, with the approval of the Office of Thrift Supervision and without notice to subscribers, we may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. We also may, in our sole discretion, contact other large subscribers to give them the same opportunity. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who increase their subscriptions.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be issued in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders; (d)to fill orders received in a community offering; with preference given to persons who live in the local community; and (e) to fill orders received in the syndicated community offering. The Gloucester County Federal Savings Bank Employee Stock Ownership Plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

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          10.  The above  restrictions also apply to purchases by persons acting in concert under  applicable  regulations of the Office of Thrift
               Supervision.   Under   regulations   of  the   Office  of  Thrift
               Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance pursuant to the regulations of the Office of Thrift Supervision to mean:

          (1) any corporation or organization of which that person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (2) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity; or

          (3) an individual who is related by blood or marriage to that person if they live in the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         In addition, pursuant to the regulations of the Office of Thrift Supervision, directors or senior officers of Gloucester County Federal Savings Bank and Gateway Community Financial Corp. who are related by blood or marriage will be considered associates of each other.

         The term "acting in concert" means:

          (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

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         We have  the  right,  in our  sole  discretion,  to  determine  whether
prospective   purchasers  are   "associates"   or  "acting  in  concert."  These
determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of Gloucester County Federal Savings Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Offering - Restrictions on Transferability by Directors and Executive Officers.

Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account at Gloucester County Federal Savings Bank; provided, however, that if the Gloucester County Federal Savings Bank Employee Stock Ownership Plan subscribes for shares during the subscription offering, it will not be required to pay for the shares at the time it subscribes but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. To place an order in the community offering, an investor must complete an order form and return it prior to the applicable expiration date. Once submitted, subscription orders cannot be revoked without our consent.

         We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

         To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

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         If a stock order form:

o is not delivered to a subscriber and is returned to us by the United States Postal Service or we are unable to locate the addressee;

o    is not received by us or is received after the applicable expiration date;

o    is not completed correctly or executed; or

o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee stock ownership plan;

then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We are not required to accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         The reverse side of the order form contains a certification form mandated by regulation. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. The Gloucester County Federal Savings Bank Employee Stock Ownership Plan may pay for the shares it subscribes for upon completion of the offering. Payment for shares of common stock may be made:

o    in cash, if delivered in person;

o    by check or money order made payable to Gateway Community  Financial Corp.;
     or

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o    for shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with Gloucester County Federal Savings Bank.

         If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any branch office of Gloucester County Federal Savings Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to Gateway Community Financial Corp., and checks received by the stock information center will be deposited directly to the segregated deposit account at Gloucester County Federal Savings Bank established to hold funds received as payment for shares. Interest will be paid on payments made by cash, check or money order at Gloucester County Federal Savings Bank's regular passbook savings rate of interest from the date payment is received until the offering is completed or terminated. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to Gloucester County Federal Savings Bank's regular passbook savings rate.

         The Gloucester County Federal Savings Bank Employee Stock Ownership Plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the applicable account rate until the offering has been completed or terminated. Sums authorized for withdrawal from a certificate of deposit will continue to earn interest at the contract rate on the certificate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares. However, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will be converted into a savings account and will earn interest at the regular passbook savings rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by Gloucester County Federal Savings Bank at the regular passbook savings rate from the date payment is received until the offering is completed or terminated. An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

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         A  subscriber  interested  in using funds in an  individual  retirement account to purchase common stock must do so through a self-directed IRA account. Gloucester County Federal Savings Bank IRA accounts are not self-directed accounts. To use funds in an IRA account at Gloucester County Federal Savings Bank, a subscriber must make a trustee-to-trustee transfer of the IRA funds held at Gloucester County Federal Savings Bank to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase shares in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a Gloucester County Federal Savings Bank IRA account to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition,
federal  laws  and  regulations   require  that  officers,   directors  and  10%
stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRA accounts.

         Federal regulations prohibit Gloucester County Federal Savings Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Information Center. Our stock information center is located at ___________________, New Jersey. The phone number is (___) ___-____. The stock information center's hours of operation are __:__ a.m. to __:__ p.m., Eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed, even though trading of our common stock may have commenced.

Restrictions on Repurchase of Shares

         Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the offering, repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans, including the employee stock ownership plan. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Gloucester County Federal Savings Bank's regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

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How We  Determined  the  $10.00  Per Share  Price and the Number of Shares to Be
Issued in the Stock Offering

         The plan of stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of Gateway Community Financial Corp. and Gloucester County Federal Savings Bank, as determined on the basis of an independent valuation. For its services in making this appraisal, Feldman Financial Advisors's fees and out-of-pocket expenses are estimated to total approximately $47,500. We have agreed to indemnify Feldman Financial Advisors and any employees of Feldman Financial Advisors who act for or on behalf of Feldman Financial Advisors in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by us to Feldman Financial Advisors, unless Feldman Financial Advisors is determined to be negligent or otherwise at fault.

         Feldman Financial Advisors made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. Feldman Financial Advisors also considered the following factors, among others:

o the present and projected operating results and financial condition of Gateway Community Financial Corp. and Gloucester County Federal Savings Bank, which were prepared by Gloucester County Federal Savings Bank and then adjusted by Feldman Financial Advisors to reflect the estimated net proceeds of this offering, the estimated expense of our stock benefit plans and the economic and demographic conditions in Gloucester County Federal Savings Bank's existing marketing area as prepared by Feldman Financial Advisors;

o certain historical, financial and other information relating to Gloucester County Federal Savings Bank prepared by Gloucester County Federal Savings Bank; and

o the impact of the stock offering on our net worth and earnings potential as calculated by Feldman Financial Advisors.

         The appraisal also incorporated an analysis of a peer group of publicly-traded mutual holding companies that Feldman Financial Advisors considered to be comparable to Gloucester County Federal Savings Bank. The peer group analysis conducted by Feldman Financial Advisors included a total of 10 publicly-traded mutual holding companies with total assets of more than $___ million and less than $___ million. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. Feldman Financial Advisors applied the peer group's pricing ratios, as adjusted to allow for differences between Gateway Community Financial Corp. and the peer group, to Gateway Community Financial Corp.'s pro forma earnings and book value to derive the estimated pro forma market value of Gateway Community Financial Corp.

         On the basis of the foregoing, Feldman Financial Advisors advised in its opinion, dated March __, 2007, that the estimated pro forma market value of Gateway Community Financial Corp. on a fully- converted basis ranged from a minimum of $51 million to a maximum of $69 million with a midpoint of $60 million. The Board of Directors determined that 45% of the total shares of common stock to be outstanding upon completion of the offering should be sold. Based on the estimated valuation and the $10.00 per share price, the total number of shares of common stock that Gateway Community Financial Corp. will issue, including shares issued to Gateway Community Financial, MHC, will range from a

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minimum of 2,295,000 shares to a maximum of 3,105,000 shares, with a midpoint of
2,700,000 shares. The shares of Gateway Community Financial Corp. stock that are not offered for sale in the offering will be issued to Gateway Community Financial, MHC, which will own 55% of the total outstanding common stock upon completion of the offering.

         The estimated valuation range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the consolidated financial condition of Gateway Community Financial Corp. or market conditions generally. In the event the estimated valuation range is updated to amend the value of Gateway Community Financial Corp. on a fully-converted basis below $51 million, which is the minimum of the estimated valuation range, or above $79.4 million, which is the adjusted maximum of the estimated valuation range, a new appraisal will be filed with the Office of Thrift Supervision.

         Feldman Financial Advisors' valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Gateway Community Financial Corp.'s shares. Feldman Financial Advisors did not independently verify the consolidated financial statements and other information provided by us, nor did Feldman Financial Advisors value independently our assets or liabilities. The valuation considers us as a going concern and should not be considered as an indication of our liquidation value. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         No sale of shares of common stock in the stock offering may be completed unless Feldman Financial Advisors confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Gateway Community Financial Corp. and Gloucester County Federal Savings Bank. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated valuation range must be approved by the Office of Thrift Supervision.

         An increase in the number of shares of common stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Gateway Community Financial Corp.'s pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and Gateway

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Community  Financial Corp.'s pro forma net income and stockholders'  equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

         Copies of the appraisal report of Feldman Financial Advisors, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the Bank's main office and the other locations specified under Where You Can Find More Information. The appraisal report is an exhibit to the registration statement filed with the Securities and Exchange Commission.

Plan of Distribution and Marketing Arrangements

         We have engaged Sandler O'Neill & Partners, L.P., a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O'Neill will assist us in the offering as follows:

o consulting as to the securities marketing implications of any aspect of the plan of stock issuance;

o reviewing with our Board of Directors the financial impact of the offering based upon the independent appraiser's appraisal of the common stock;

o    reviewing all offering  documents,  including the  prospectus,  stock order
     forms  and  related   offering   materials  (we  are  responsible  for  the
     preparation and filing of such documents);

o assisting in the design and implementation of a marketing strategy for the offering;

o assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

o providing such other general advice and assistance we may request to promote the successful completion of the offering.

         For these services, Sandler O'Neill will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the stock issuance is consummated, excluding in each case shares purchased by the Gloucester County Federal Savings Bank Employee Stock Ownership Plan and shares purchased by our directors, officers and employees and their immediate families. We have made an advance payment of $25,000 to Sandler O'Neill for expenses. Any unused portion of this advance will be refunded if the offering is not consummated.

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O'Neill. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Sandler O'Neill will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Sandler O'Neill and other National Association of Securities

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Dealers member firms in the syndicated  community offering shall not exceed 6.5%
of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Sandler O'Neill for its reasonable out-of-pocket expenses (including legal fees and expenses) associated with its marketing effort, up to a maximum of $60,000. If the plan of stock issuance is terminated or if Sandler O'Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O'Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O'Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         We have also engaged Sandler O'Neill to act as our records management agent in connection with the offering. In its role as records management agent, Sandler O'Neill will assist us in the offering as follows: (1) consolidation of accounts and development of a central file; (2) preparation of order forms; (3) organization and supervision of the conversion center; and (4) subscription services. For these services, Sandler O'Neill will receive a fee of $24,000 and reimbursement for its reasonable out-of-pocket expenses, up to a maximum of $26,000. We have made an advance payment of $5,000 to Sandler O'Neill for these services.

         Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for our common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock offered for sale. Sandler O'Neill expresses no opinion as to the prices at which the common stock, once issued, may trade.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O'Neill. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 so as to permit officers, directors and employees to participate in the sale of our common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Appropriate instructions will be issued to the transfer agent with respect to applicable restrictions on transfer of such stock. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made by tax qualified or non-tax

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

qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provisions to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

Effects of the Stock Offering

         General. The stock offering will not have any effect on Gloucester County Federal Savings Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, Gloucester County Federal Savings Bank will continue to be subject to regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Deposits and Loans. Each holder of a deposit account in Gloucester County Federal Savings Bank at the time of the stock offering will continue as an account holder in Gloucester County Federal Savings Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks and other evidence of their accounts. The stock offering will not affect the loans of any borrower from Gloucester County Federal Savings Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

         Voting Rights. As a stock savings bank, all voting rights of Gloucester County Federal Savings Bank are held solely by its sole stockholder, Gateway Community Financial Corp. All voting rights of Gateway Community Financial Corp. are held solely by its sole stockholder, Gateway Community Financial, MHC. All voting rights of Gateway Community Financial, MHC are held by the Board of

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Directors of Gateway  Community  Financial,  MHC. After the stock offering,  the voting rights of Gateway Community Financial Corp. will be held by its stockholders. Gateway Community Financial, MHC will own a majority of the outstanding common stock of Gateway Community Financial Corp., and thus the Board of Directors of Gateway Community Financial, MHC, which is comprised of the same individuals who are directors of Gateway Community Financial Corp., will control the affairs of Gateway Community Financial Corp., including the election of directors of Gateway Community Financial Corp.

         Material Federal and State Tax Consequences of the Offering. We have received an opinion from Malizia Spidi & Fisch, PC on the material federal tax consequences of the stock offering to Gateway Community Financial Corp., the purchasers of its common stock and the recipients of subscription rights to purchase such common stock. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. The opinion provides that:

          o we will recognize no gain or loss upon the receipt of money in exchange for shares of common stock; and

          o no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible or Account Holders upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock.

         The opinion in the second bullet above is predicated on representations from Gloucester County Federal Savings Bank, Gateway Community Financial Corp. and Gateway Community Financial, MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the second bullet above is also based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Malizia Spidi & Fisch, PC has noted in its opinion that they are not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Such conclusion of counsel is supported by a letter from Feldman Financial Advisors furnished to us which states that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and Gateway Community Financial Corp. could recognize gain on the distribution of these rights. Based on the foregoing, Malizia Spidi & Fisch, PC believes that it is more likely than not that the nontransferable subscription rights to purchase our common stock have no value.

         We are also subject to New Jersey income taxes and have received an opinion from S.R. Snodgrass, A.C. that the stock offering will be treated for New Jersey state tax purposes similar to the treatment of the stock offering for federal tax purposes.

         Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Interpretation, Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. To the extent permitted by law, all interpretations by us of the plan of stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of stock issuance as a result of comments from regulatory authorities or otherwise.

         Completion of the offering requires the sale of all shares of the common stock within ninety days following approval of the plan of stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of stock issuance will be terminated and we will continue our business. We may terminate the plan of stock issuance at any time.

Conditions to the Offering

         Completion of the offering is subject to several factors, including:

1. the receipt of all the required approvals of the Office of Thrift Supervision for the issuance of common stock in the offering, and

2.   the sale of 2,295,000 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

        RESTRICTIONS ON ACQUISITION OF GATEWAY COMMUNITY FINANCIAL CORP.

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Gateway Community Financial Corp., Gloucester County Federal Savings Bank or their respective capital stock are described below. Also discussed are certain provisions in Gateway Community Financial Corp.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Gateway Community Financial Corp.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

o    it would result in a monopoly or substantially lessen competition;

o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Gateway Community Financial Corp. or Gloucester County Federal Savings Bank without Office of Thrift Supervision approval.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution or in a remutualization transaction. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted.

Charter and Bylaws of Gateway Community Financial Corp.

         The following discussion is a summary of certain provisions of the charter and bylaws of Gateway Community Financial Corp. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of Gateway Community Financial Corp. is required by the bylaws to be divided into three staggered classes as equal in size as is possible, with one class elected annually by stockholders for three-year terms. A classified Board promotes continuity and stability of management of Gateway Community Financial Corp., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors are elected by a plurality of votes cast, and because Gateway Community Financial, MHC will own a majority of the common stock, it will control the election of directors.

         Limitation of Beneficial Ownership and Voting. For a period of three years following the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the then-outstanding shares of Gateway Community Financial Corp. common stock without Office of Thrift Supervision prior approval.

         Additionally, our charter includes a provision that limits the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by Gateway Community Financial, MHC, for a period of five years from the date this stock offering is completed.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, Gateway Community Financial Corp. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock. Although these shares could be used by the Board of Directors of Gateway Community Financial Corp. to make it more difficult or to discourage an attempt to obtain control of Gateway Community Financial Corp. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because Gateway Community Financial, MHC will own a majority of the common stock.

         Special Meetings of Stockholders. Gateway Community Financial Corp.'s bylaws provide that special meetings of stockholders may be called only by the chairman of the Board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock of Gateway Community Financial Corp.

         How Shares are Voted. Gateway Community Financial Corp.'s bylaws provide that there will not be cumulative voting by stockholders for the election of Gateway Community Financial Corp.'s directors. No cumulative voting rights means that Gateway Community Financial, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Gateway Community Financial Corp. to be elected at that meeting. This could prevent minority stockholder representation on Gateway Community Financial Corp.'s Board of Directors.

         Procedures for Stockholder Nominations. Gateway Community Financial Corp.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Gateway Community Financial Corp. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of Gateway Community Financial Corp. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Indemnification. Gateway Community Financial Corp.'s bylaws provide for indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the Office of Thrift Supervision.

                          DESCRIPTION OF CAPITAL STOCK

General

         Gateway Community Financial Corp. is authorized to issue 25,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, no par value. Upon completion of the stock offering, we will have between 2,295,000 shares of common stock at the minimum and

3,105,000 shares of common stock at the maximum of the offering range outstanding (3,570,750 shares at the adjusted maximum), including shares that will be held by Gateway Community Financial, MHC. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non- withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Gateway Community Financial, MHC, so long as it is in existence, must own a majority of Gateway Community Financial Corp.'s outstanding shares of common stock.

Common Stock

         Distributions. Gateway Community Financial Corp. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Our Policy Regarding Dividends. The holders of common stock of Gateway Community Financial Corp. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Gateway Community Financial Corp. out of funds legally available therefor. If Gateway Community Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in Gateway Community Financial Corp. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of Gateway Community Financial Corp., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of Gateway Community Financial Corp. (including all debts and liabilities of Gloucester County Federal Savings Bank), all assets of Gateway Community Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares Gateway Community Financial Corp. may issue, the Board of Directors may sell shares of capital stock of Gateway Community Financial Corp. without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Gateway Community Financial Corp.'s common stock will be Registrar and Transfer Company, Cranford, New Jersey.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by S.R. Snodgrass, A.C., Wexford, Pennsylvania. Certain legal matters will be passed upon for Sandler O'Neill & Partners, L.P. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Gateway Community Financial Corp. at December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006 have been included in this prospectus in reliance upon the report of S.R. Snodgrass, A.C., appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         Feldman Financial Advisors, Inc. has consented to the publication in this document of a summary of its letter to Gateway Community Financial Corp. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form S-1 are, of necessity, brief descriptions. The registration statement and exhibits can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Gateway Community Financial Corp., that file electronically with the SEC. The address for this web site is http://www.sec.gov.

         We have filed an application for approval of the stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of Gloucester County Federal Savings Bank and Gateway Community Financial, MHC, are available without charge from Gateway Community Financial Corp. Copies of the plan of stock issuance are also available without charge.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






Report of Independent Registered Public Accounting Firm......................F-1

Consolidated Balance Sheet
         as of December 31, 2006 and 2005 .................................. F-2

Consolidated Statement of Income
         for the Years Ended December 31, 2006, 2005 and 2004................F-3

Consolidated Statement of Changes in Stockholders' Equity
         for the Years Ended December 31, 2006, 2005 and 2004................F-4

Consolidated Statement of Cash Flows
         for the Years Ended December 31, 2006, 2005 and 2004............... F-5

Notes to Consolidated Financial Statements.................................. F-7



         All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Gateway Community Financial Corp.

We have audited the consolidated balance sheet of Gateway Community Financial Corp. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway Community Financial Corp. and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.


/s/S.R. Snodgrass, A.C.


Wexford, PA
March 20, 2007

                        GATEWAY COMMUNITY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET


                                                                              December 31,
                                                                         2006             2005
                                                                     -------------    -------------
ASSETS
      Cash and due from banks                                        $   9,792,977    $   7,094,534
      Interest-bearing deposits in other banks                             825,203        1,636,118
      Federal funds sold                                                         -        5,300,000
                                                                     -------------    -------------
         Cash and cash equivalents                                      10,618,180       14,030,652

      Investment securities available for sale                          14,151,943        1,729,053
      Investment securities held to maturity
         (fair value $38,404,079 and $38,955,768)                       38,645,234       39,586,162
      Mortgage-backed securities available for sale                        200,059          324,314
      Mortgage-backed securities held to maturity
         (fair value $58,002,971 and $52,771,675)                       58,984,533       53,708,105
      Loans receivable                                                 212,305,275      183,951,358
      Less allowance for loan losses                                     1,813,469        3,035,676
                                                                     -------------    -------------
         Net loans                                                     210,491,806      180,915,682
      Accrued interest receivable                                        1,733,571        1,106,854
      Real estate owned                                                    287,592          287,592
      Premises and equipment                                             6,468,933        6,549,886
      Federal Home Loan Bank stock                                         581,600          355,000
      Bank-owned life insurance                                          7,462,020        7,205,131
      Other assets                                                       2,238,354        2,212,379
                                                                     -------------    -------------

          TOTAL ASSETS                                               $ 351,863,825    $ 308,010,810
                                                                     =============    =============

LIABILITIES
      Deposits                                                       $ 315,962,427    $ 277,544,217
      Short-term borrowings                                              4,400,000                -
      Advances by borrowers for taxes and insurance                        514,511          474,957
      Accrued interest payable and other liabilities                     2,083,690        1,445,686
                                                                     -------------    -------------

          TOTAL LIABILITIES                                            322,960,628      279,464,860
                                                                     -------------    -------------
      Commitments and Contingencies (Note 14)

STOCKHOLDERS' EQUITY
      Preferred stock, par value $.10; 5,000,000 shares authorized
        no shares issued and outstanding                                         -                -
      Common stock, par value $.10; 25,000,000 shares authorized;
        10,000 shares issued and outstanding                                 1,000            1,000
      Additional paid-in capital                                           249,000          249,000
      Retained earnings                                                 28,685,843       28,306,369
      Accumulated other comprehensive loss
                                                                           (32,646)         (10,419)
                                                                     -------------    -------------

          TOTAL STOCKHOLDERS' EQUITY                                    28,903,197       28,545,950
                                                                     -------------    -------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 351,863,825    $ 308,010,810
                                                                     =============    =============

See accompanying notes to the consolidated financial statements.

                        GATEWAY COMMUNITY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                                                  Year Ended December 31,
                                                                            2006            2005            2004
                                                                        ------------    ------------    ------------
INTEREST AND DIVIDEND INCOME
      Loans receivable                                                  $ 11,474,291    $  9,940,497    $  9,800,017
      Interest-bearing deposits in other banks and federal funds sold         97,856         196,997         142,910
      Investment securities
          Taxable                                                          2,149,634       1,621,073       1,837,680
          Exempt from federal income tax                                     135,502          38,799          24,388
      Mortgage-backed securities                                           2,416,192       2,423,423       2,108,277
                                                                        ------------    ------------    ------------
          Total interest and dividend income                              16,273,475      14,220,789      13,913,272
                                                                        ------------    ------------    ------------
INTEREST EXPENSE
      Deposits                                                             8,688,512       5,863,428       5,203,667
      Short-term borrowings                                                  688,692           7,937               -
                                                                        ------------    ------------    ------------
           Total interest expense                                          9,377,204       5,871,365       5,203,667
                                                                        ------------    ------------    ------------

NET INTEREST INCOME                                                        6,896,271       8,349,424       8,709,605

      Recovery of loan losses                                               (348,444)       (916,695)        (12,766)
                                                                        ------------    ------------    ------------

NET INTEREST INCOME AFTER RECOVERY
      OF LOAN LOSSES                                                       7,244,715       9,266,119       8,722,371
                                                                        ------------    ------------    ------------
NONINTEREST INCOME
      Service charges and other fees                                         445,954         375,439         390,570
      Investment securities (losses) gains, net                              (30,145)              -          22,788
      Earnings on bank-owned life insurance                                  256,889         245,689         211,060
      Other                                                                  182,953         262,031         251,155
                                                                        ------------    ------------    ------------
          Total noninterest income                                           855,651         883,159         875,573
                                                                        ------------    ------------    ------------

NONINTEREST EXPENSE
      Compensation and employee benefits                                   4,427,176       4,336,167       4,265,410
      Occupancy and equipment                                              1,247,148       1,292,666       1,253,504
      Data processing                                                        608,416         586,478         560,825
      Federal insurance premiums                                              35,228          80,828         121,071
      Professional fees                                                      235,151         238,834         321,988
      Other                                                                1,077,773       1,099,110       1,166,343
                                                                        ------------    ------------    ------------
          Total noninterest expense                                        7,630,892       7,634,083       7,689,141
                                                                        ------------    ------------    ------------

      Income before income taxes                                             469,474       2,515,195       1,908,803

      Income taxes                                                            90,000         892,597         258,570
                                                                        ------------    ------------    ------------
NET INCOME                                                              $    379,474    $  1,622,598    $  1,650,233
                                                                        ============    ============    ============

See accompanying notes to the consolidated financial statements.

                                  GATEWAY COMMUNITY FINANCIAL CORP.
                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                              Accumulated
                                                    Additional                   Other           Total
                                            Common   Paid-in      Retained   Comprehensive    Stockholders'   Comprehensive
                                            Stock    Capital      Earnings   Income (Loss)       Equity          Income
                                            -----    -------      --------   -------------       ------          ------
 Balance, December 31, 2003                 $1,000  $249,000    $25,033,538    $ 48,018       $25,331,556

 Net income                                                       1,650,233                     1,650,233      $1,650,233
 Other comprehensive loss:
   Unrealized loss on available-
      for-sale securities, net of
      reclassification adjustment,
      net of tax benefit of $24,427                                             (47,418)          (47,418)        (47,418)
                                                                                                               ----------
 Comprehensive income                                                                                          $1,602,815
                                            ------  --------    -----------    --------       -----------      ==========

 Balance, December 31, 2004                 $1,000  $249,000     26,683,771                    26,934,371
                                                                                    600

 Net income                                                       1,622,598                     1,622,598      $1,622,598
 Other comprehensive loss:
   Unrealized loss on available-
      for-sale securities, net of
      reclassification adjustment,
      net of tax benefit of $5,676                                              (11,019)          (11,019)        (11,019)
                                                                                                               ----------
 Comprehensive income                                                                                          $1,611,579
                                            ------  --------    -----------    --------       -----------      ==========

 Balance, December 31, 2005                 $1,000  $249,000     28,306,369     (10,419)       28,545,950

 Net income                                                         379,474                       379,474      $  379,474
 Other comprehensive loss:
   Unrealized loss on available-
      for-sale securities, net of
      reclassification adjustment,
      net of tax benefit of $11,450                                             (22,227)          (22,227)        (22,227)
                                                                                                               ----------
 Comprehensive income                                                                                          $  357,247
                                            ------  --------    -----------    --------       -----------      ==========

 Balance, December 31, 2006                 $1,000  $249,000    $28,685,843    $(32,646)      $28,903,197
                                            ======  ========    ===========    ========       ===========

Components of other comprehensive loss:                            2006          2005             2004
                                                                ---------      ---------        ---------
    Changes in net unrealized loss on
      investment securities available for sale                   $(42,123)     $(11,019)        $(32,378)
     Realized losses (gains) included in net income,
      net of tax (expense) benefit of $10,249,
      $0, and $(7,748)                                             19,896             -          (15,040)
                                                                 --------      --------         --------

Total                                                            $(22,227)     $(11,019)        $(47,418)
                                                                 ========      ========         ========


See accompanying notes to the consolidated financial statements.

                        GATEWAY COMMUNITY FINANCIAL CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                             Year Ended December 31,
                                                                                       2006            2005            2004
                                                                                   ------------    ------------    ------------
OPERATING ACTIVITIES
      Net income                                                                   $  1,622,598    $  1,650,233    $    379,474
      Adjustments to reconcile net income to net cash
        provided by operating activities:
         Depreciation                                                                   457,255         508,915         502,102
         Recovery of loan losses                                                       (348,444)       (916,695)        (12,766)
         Amortization of discounts, premiums,
           and loan origination fees                                                     42,925         303,788          85,503
         Deferred income taxes                                                          329,257         341,072        (236,453)
         Earnings on bank-owned life insurance                                         (256,889)       (245,689)       (211,060)
         Gain on sale of premises and equipment                                          (6,000)        (88,086)              -
         Gain on sale of other assets, net                                              (74,994)              -               -
         Loss (gain) on sales of real estate owned                                            -          10,233         (91,344)
         Investment securities losses (gains), net                                       30,145               -         (22,788)
         (Increase) decrease in accrued interest receivable                            (626,717)         87,851         157,014
         Increase in accrued interest payable                                           453,063          48,381          42,221
         (Increase) decrease in prepaid income taxes                                    (53,871)       (589,922)      1,294,808
         Other, net                                                                    (123,054)        399,366         358,847
                                                                                   ------------    ------------    ------------
            Net cash provided by operating activities                                   202,150       1,481,812       3,516,317
                                                                                   ------------    ------------    ------------
INVESTING ACTIVITIES
      Investment securities available for sale:
         Purchases                                                                  (13,391,659)              -        (571,271)
         Maturities and repayments                                                      992,332               -       3,168,374
      Investment securities held to maturity:
         Purchases                                                                  (16,602,852)     (5,604,188)    (25,430,000)
         Maturities and repayments                                                   13,527,685      12,603,000      24,451,993
         Proceeds from sales                                                          3,969,812               -               -
      Mortgage-backed securities available for sale:
         Maturities and repayments                                                      123,083         188,325         198,147
      Mortgage-backed securities held to maturity:
         Purchases                                                                  (18,482,000)    (15,121,550)    (39,634,113)
         Maturities and repayments                                                   13,104,583      21,881,669      19,008,580
      Net increase in loans receivable                                              (15,517,336)     (5,542,077)     (4,431,856)
      Purchase of loans                                                             (13,741,460)     (7,100,406)              -
      Purchase of premises and equipment                                               (383,302)       (452,670)       (234,674)
      Proceeds from sale of premises and equipment                                       13,000         184,478               -
      Purchase of Federal Home Loan Bank stock                                       (4,897,600)       (304,100)       (210,500)
      Redemption of Federal Home Loan Bank stock                                      4,671,000       1,227,700               -
      Proceeds from sales of real estate owned                                          142,328         163,011         606,137
                                                                                   ------------    ------------    ------------
         Net cash (used for) provided by investing activities                       (46,472,386)      2,123,192     (23,079,183)
                                                                                   ------------    ------------    ------------

FINANCING ACTIVITIES
      Net increase (decrease) in deposits                                            38,418,210      (9,310,154)     19,776,004
      Net increase in short-term borrowings                                           4,400,000               -               -
      Net increase (decrease) in advances by borrowers for taxes
         and insurance                                                                   39,554         (24,379)         99,308
                                                                                   ------------    ------------    ------------
         Net cash provided by (used for) financing activities                        42,857,764      (9,334,533)     19,875,312
                                                                                   ------------    ------------    ------------

         (Decrease) increase in cash and cash equivalents                            (3,412,472)     (5,729,529)        312,446

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                       14,030,652      19,760,181      19,447,735
                                                                                   ------------    ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $ 10,618,180    $ 14,030,652    $ 19,760,181
                                                                                   ============    ============    ============

See accompanying notes to the consolidated financial statements.

                GATEWAY COMMUNITY FINANCIAL CORP. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation
----------------------------------------------

Gateway Community Financial Corp. (the "Company"), a federally chartered corporation who's principal activity is the ownership and management of its wholly owned subsidiary, Gloucester County Federal Savings Bank (the "Bank"). The Bank generates commercial, residential, and consumer loans and receives deposits from customers located primarily in Gloucester County, New Jersey, and surrounding areas. The Bank operates under a federal bank charter and provides full banking services. The Company and the Bank are subject to regulations by the Office of Thrift Supervision.

The consolidated financial statements of the Company include the accounts of the Bank. All intercompany transactions have been eliminated in consolidation.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and related revenues and expenses for the period. Actual results could differ significantly from those estimates.

Investment and Mortgage-Backed Securities
-----------------------------------------

Investment and mortgage-backed securities are classified at the time of purchase, based on management's intention and ability, as securities held to maturity or securities available for sale. Debt securities, acquired with the intent and ability to hold to maturity are stated at cost and adjusted for amortization of premium and accretion of discount, which are computed using a level yield method and are recognized as adjustments of interest income over the period to maturity. Certain other debt and equity securities have been classified as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available-for-sale securities are reported as a separate component of retained earnings, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Common stock of the Federal Home Loan Bank of New York ("FHLB") represents ownership in an institution which is wholly owned by other financial institutions. This equity security is accounted for at cost and classified separately on the accompanying Consolidated Balance Sheet.

Loans Receivable
----------------

Loans receivable are stated at their unpaid principal amounts net of any unearned income, deferred loan fees, and the allowance for loan losses. Interest on consumer loans is credited to operations over the term of each loan using a method which approximates the interest method. Interest on all other loans is recognized as income when earned on the accrual method. Interest accrued on loans more than 90 days delinquent is generally offset by a reserve for uncollected interest and is not recognized as income.

The accrual of interest is generally discontinued when management has serious doubts about further collectibility of principal or interest, even though the loan may be currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest is charged against income. Interest received on nonaccrual loans is either applied to principal or reported as interest income, according to management's judgment as to the collectibility of principal.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Company is amortizing these amounts over the contractual life of the related loans using the interest method.

Allowance for Loan Losses
-------------------------

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent risks in the loan portfolio at the consolidated balance sheet date. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

-------------------------

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

Premises and Equipment
----------------------

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is principally computed on the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years for furniture and equipment and 25 to 50 years for building premises. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

Real Estate Owned
-----------------

Real estate owned acquired in settlement of foreclosed loans is carried at the lower of cost or fair value minus estimated cost to sell. Valuation allowances for estimated losses are provided when the carrying value exceeds the fair value. Direct costs incurred on such properties are recorded as expenses of current operations.

Income Taxes
------------

The Company and the Bank file separate federal income tax returns. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

Bank-Owned Life Insurance
-------------------------

The Company owns insurance on the lives of a certain group of key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare. The cash surrender value of these policies is included as an asset on the Consolidated Balance Sheet, and any increases in the cash surrender value is recorded as noninterest income on the Consolidated Statement of Income. In the event of the death of an insured individual under these policies, the Company would receive a death benefit, which would be recorded as noninterest income.

Defined Benefit Plan
--------------------

The Bank sponsors a trusteed, defined benefit pension plan covering all eligible employees. The Bank's funding policy is to make annual contributions, as needed, based upon the funding formula developed by the plan's actuary.

Comprehensive Income (Loss)
---------------------------

The Company is required to present comprehensive income (loss) and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is composed exclusively of unrealized holding gains and losses on the available-for-sale securities portfolio. The Company has elected to report the effects of other comprehensive income (loss) as part of the Consolidated Statement of Changes in Stockholders' Equity.

Cash Flow Information
---------------------

Management has defined cash and cash equivalents as "Cash and due from banks," "Interest-bearing deposits in other banks," and "Federal funds sold." Cash payments for interest in 2006, 2005, and 2004 were $8,924,141, $5,822,984, and
$5,161,446, respectively. Cash payments for income taxes in 2006 and 2005 were $40,000 and $1,327,577, respectively. There were no cash payments for income taxes in 2004.

Reclassification of Comparative Amounts
---------------------------------------

Certain   comparative   account   balances  for  the  prior  periods  have  been
reclassified  to  conform  to  the  current   period's   classifications.   Such
reclassifications did not affect retained earnings or net income.

Recent Accounting Pronouncements
--------------------------------

On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 123R, Share-Based Payment, which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The impact of the adoption of this standard will be dependent on the nature and extent of stock-based compensation granted in future periods.

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.


In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets. This statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability; requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In September 2006, the FASB issued FAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year-end, in addition to footnote disclosures. On December 31, 2006, the Company adopted FAS No. 158, except for the measurement provisions, which are effective for fiscal years ending after December 15, 2008. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes. FIN 48 is an interpretation of FAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. This interpretation clarifies that management is expected to evaluate an income tax position taken or expected to be taken for likelihood of realization before recording any amounts for such position in the financial statement. FIN 48 also requires expanded disclosure with respect to income tax positions taken that are not certain to be realized. This interpretation is effective for fiscal years beginning after December 15, 2006, and will require management to evaluate every open tax position that exists in every jurisdiction on the date of initial adoption. The Company is currently evaluating the impact the adoption of the standard will have on the Company's results of operations.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 ("EITF 06-4"), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact the adoption of the standard will have on the Company's results of operations or financial condition.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-5 ("EITF 06-5"), Accounting for Purchases of Life Insurance--Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 also states that a policyholder should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate by certificate in a group policy). EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact the adoption of the standard will have on the Company's results of operations or financial condition.

2.       INVESTMENT SECURITIES

The amortized cost and fair values of investment securities available for sale and held to maturity are summarized as follows:

                                                                               2006
                                            ---------------------------------------------------------------------------
                                                                     Gross               Gross
                                               Amortized          Unrealized          Unrealized             Fair
                                                 Cost                Gains              Losses               Value
                                            ---------------     ---------------     --------------      ---------------
Available for Sale
U.S. government agency securities           $    12,404,579     $        63,466     $      (33,860)     $    12,434,185
Equity securities                                 1,798,599                   -            (80,841)           1,717,758
                                            ---------------     ---------------     --------------      ---------------
              Total                         $    14,203,178     $        63,466     $     (114,701)     $    14,151,943
                                            ===============     ===============     ==============      ===============
Held to Maturity
U.S. government agency securities           $    32,066,989     $         5,672     $     (229,778)     $    31,842,883
Corporate securities                              1,028,378                   -            (26,896)           1,001,482
Obligations of state and
   political subdivisions                         5,549,867               9,847                  -            5,559,714
                                            ---------------     ---------------     --------------      ---------------

                Total                       $    38,645,234     $        15,519     $     (256,674)     $    38,404,079
                                            ===============     ===============     ==============      ===============

                                                                               2005
                                            ---------------------------------------------------------------------------
                                                                     Gross               Gross
                                               Amortized          Unrealized          Unrealized             Fair
                                                 Cost                Gains              Losses               Value
                                            ---------------     ---------------     --------------      ---------------
Available for Sale
Equity securities                           $     1,746,053     $             -     $      (17,000)     $     1,729,053
                                            ===============     ==============      ==============      ===============
Held to Maturity
U.S. government agency securities           $    35,350,766     $           776     $     (607,118)     $    34,744,424
Corporate securities                              3,059,088               4,841            (35,141)           3,028,788
Obligations of state and
   political subdivisions                         1,176,308               6,248                  -            1,182,556
                                            ---------------     ---------------     --------------      ---------------

                Total                       $    39,586,162     $        11,865     $     (642,259)     $    38,955,768
                                            ===============     ===============     ==============      ===============

As of December 31, 2006, the amortized cost and fair value of investments in debt securities, by contractual maturity, are shown below.

                                                         Available for Sale                      Held to Maturity
                                                 -----------------------------------    ----------------------------------

                                                    Amortized            Fair              Amortized            Fair
                                                      Cost               Value               Cost               Value
                                                 ---------------    ---------------     ---------------    ---------------

      Due within one year                        $             -    $             -     $     4,519,094    $     4,519,317
      Due after one year through five years                    -                  -          19,241,392         19,075,194
      Due after five years through ten years           3,500,000          3,503,768           7,978,651          7,952,188
      Due after ten years                              8,904,579          8,930,417           6,906,097          6,857,380
                                                 ---------------    ---------------     ---------------    ---------------

                Total                            $    12,404,579    $    12,434,185     $    38,645,234    $    38,404,079
                                                 ===============    ===============     ===============    ===============


At December 31, 2006 and 2005, the carrying value of securities pledged to secure public funds totaled $1,682,677 and $2,160,459, respectively.

As of December 31, 2006, proceeds from the sale of investment securities of $3,969,812 resulted in the recognition of a loss of $30,145. These securities were sold within three months of maturity. There were no investment sales during 2005. As of December 31, 2004, proceeds from a called investment security of $1,291,763 resulted in the recognition of a gain of $22,788.

3.    MORTGAGE-BACKED SECURITIES

The amortized cost and fair value of mortgage-backed securities available for sale and held to maturity are summarized as follows:

                                                                               2006
                                            ---------------------------------------------------------------------------
                                                                     Gross               Gross
                                               Amortized          Unrealized          Unrealized             Fair
                                                 Cost                Gains              Losses               Value
                                            ---------------     ---------------     --------------      ---------------
Available for Sale
      Government National
          Mortgage Association                $      198,288     $         1,771     $            -      $       200,059
                                              ==============     ===============     ==============      ===============
Held to Maturity
      Government National
          Mortgage Association                $    4,488,561     $        15,594     $      (22,913)     $     4,481,242
      Freddie Mac                                  3,350,639               5,425            (42,324)          (3,313,740
      Fannie Mae                                  16,792,592              33,732           (417,578)          16,408,746
      Collateralized mortgage obligations         34,352,741              25,635           (579,133)          33,799,243
                                              --------------     ---------------     --------------   ------------------

                     Total                    $   58,984,533     $        80,386     $   (1,061,948)     $    58,002,971
                                              ==============     ===============     ==============      ===============

                                                                               2005
                                            ---------------------------------------------------------------------------
                                                                     Gross               Gross
                                               Amortized          Unrealized          Unrealized             Fair
                                                 Cost                Gains              Losses               Value
                                            ---------------     ---------------     --------------      ---------------
Available for Sale
      Government National
          Mortgage Association                $      323,101     $         1,213     $             -     $       324,314
                                              ==============     ===============     ==============      ===============


Held to Maturity
      Government National
          Mortgage Association                 $   7,266,072     $        14,598     $      (59,612)     $     7,221,058
      Freddie Mac                                  2,982,953               2,609            (67,470)           2,918,092
      Fannie Mae                                  18,809,993              20,897           (398,665)          18,432,225
      Collateralized mortgage obligations         24,649,087              31,133           (479,920)          24,200,300
                                              --------------     ---------------     --------------      ---------------

                     Total                    $   53,708,105     $        69,237     $   (1,005,667)     $    52,771,675
                                              ==============     ===============     ==============      ===============

As of December 31, 2006, the amortized cost and fair value of mortgage-backed securities, by contractual maturity, are shown below. Mortgage-backed securities provide for periodic payments of principal and interest and have contractual lives ranging from 2 to 30 years. Due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.

                                                         Available for Sale                      Held to Maturity
                                                 -----------------------------------    ----------------------------------

                                                    Amortized            Fair              Amortized            Fair
                                                      Cost               Value               Cost               Value
                                                 ---------------    ---------------     ---------------    ---------------

      Due after one year through
         five years                              $             -       $          -     $     6,848,554     $    6,579,264
      Due after five years through
         ten years                                             -                  -           4,634,845          4,528,314
      Due after ten years                                198,288            200,059          47,501,134         46,895,393
                                                 ---------------       ------------     ---------------     --------------

                     Total                       $       198,288       $    200,059     $    58,984,533     $   58,002,971
                                                 ===============       ============     ===============     ==============

4.      UNREALIZED LOSSES ON SECURITIES

The following table shows the Company's fair value and gross unrealized losses, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31.


                                                                     2006
                                ------------------------------------------------------------------------------------------------
                                  Less than Twelve Months          Twelve Months or Greater                  Total
                                -----------------------------    ------------------------------    -----------------------------
                                                     Gross                            Gross                            Gross
                                      Fair         Unrealized         Fair          Unrealized          Fair        Unrealized
                                    Value            Losses           Value           Losses            Value          Losses
                                --------------    -----------    --------------    ------------    --------------    ------------
U.S. government agency
  securities                    $  15,702,902     $   (82,162)   $  18,617,933     $   (181,476)   $  34,320,835    $   (263,638)
Corporate securities                                                 1,001,483          (26,896)       1,001,483         (26,896)
Government National
    Mortgage Association              373,717          (1,486)       2,153,967          (21,427)       2,527,684         (22,913)
Freddie Mac                                 -               -        1,593,564          (42,324)       1,593,564         (42,324)
Fannie Mae                            276,353          (2,127)      12,679,336         (415,451)      12,955,689        (417,578)
Collateralized mortgage
  obligations                      10,042,798         (29,669)      18,512,258         (549,464)      28,555,056        (579,133)
                                -------------     -----------    --------------    ------------    --------------   -------------
      Total debt securities        26,395,770        (115,444)      54,558,541       (1,237,038)      80,954,311      (1,352,482)

      Equity securities                     -               -        1,717,758          (80,841)       1,717,758         (80,841)
                                -------------     -----------    -------------     ------------    -------------    ------------
                                $  26,395,770     $  (115,444)   $  56,276,299     $ (1,317,879)   $  82,672,069    $ (1,433,323)
                                =============     ===========    =============     ============    =============    ============

                                                                     2005
                                ------------------------------------------------------------------------------------------------
                                  Less than Twelve Months          Twelve Months or Greater                  Total
                                -----------------------------    ------------------------------    -----------------------------
                                                     Gross                            Gross                            Gross
                                      Fair         Unrealized         Fair          Unrealized          Fair        Unrealized
                                    Value            Losses           Value           Losses            Value          Losses
                                -------------     ----------- ----------------     ------------    -------------    ------------
U.S. government agency
  securities                    $  24,013,919     $  (351,499)   $   9,730,349     $   (255,619)   $  33,744,268    $   (607,118)
Corporate securities                1,000,666             (29)       1,008,121          (35,112)       2,008,787         (35,141)
Government National
    Mortgage Association            1,150,717          (1,462)       3,491,265          (58,150)       4,641,982         (59,612)
Freddie Mac                           717,024          (6,238)       2,015,443          (61,232)       2,732,467         (67,470)
Fannie Mae                         10,741,656        (242,500)       5,245,759         (156,165)      15,987,415        (398,665)
Collateralized mortgage
  obligations                      10,941,672        (180,309)      12,160,252         (299,611)      23,101,924        (479,920)
                                -------------     -----------    -------------     ------------    -------------    ------------
      Total debt securities        48,565,654        (782,037)      33,651,189         (865,889)      82,216,843      (1,647,926)

      Equity securities                     -               -          483,000          (17,000)         483,000         (17,000)
                                -------------     -----------    -------------     ------------    -------------    ------------
                                $  48,565,654     $  (782,037)   $  34,134,189     $   (882,889)   $  82,699,843    $ (1,664,926)
                                =============     ===========    =============     ============    =============    ============

The policy of the Company is to recognize an other-than-temporary impairment of equity securities where the fair value has been significantly below cost for three consecutive quarters. For fixed maturity investments with unrealized losses due to interest rates where the Company has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. There are 100 positions that are temporarily impaired at December 31, 2006. The Company reviews its position quarterly and has asserted that at December 31, 2006, the declines outlined in the above table represent temporary declines and the Company does have the intent and ability either to hold those securities to maturity or to allow a market recovery.

The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes that are not expected to result in the noncollection of principal and interest during the period.

5.      LOANS RECEIVABLE

Loans receivable consist of the following:

                                                 2006                  2005
                                            -------------         -------------
Real estate loans:
      1 - 4 family                          $ 102,754,981         $  74,115,053
      Home equity                              59,327,434            49,656,695
      Commercial                               14,472,039            13,889,193
      Construction                              1,666,900
                                                                        710,700
                                            -------------         -------------
                                              177,265,154           139,327,841

Commercial                                      4,561,481             6,022,416

Consumer and other loans
      Auto loans                               21,135,672            33,591,356
      Manufactured housing loans                7,512,182             5,422,063
      Savings account loans                     1,093,176             1,079,574
      Other                                     2,154,123             1,203,032
                                            -------------         -------------
                                               31,895,153            41,296,025
                                            -------------         -------------
Less:
      Deferred loan costs                        (164,153)             (154,968)
      Unearned income                           1,580,666             2,849,892
      Allowance for loan losses                 1,813,469             3,035,676
                                            -------------         -------------
                                                3,229,982             5,730,600
                                            -------------         -------------

                     Total                  $ 210,491,806         $ 180,915,682
                                            =============         =============


The Company's primary activity is with customers located within Gloucester County and surrounding areas. Commercial, residential, and personal loans are granted. Although the Company has a diversified loan portfolio at December 31, 2006 and 2005, repayment of these loans is dependent upon the local economic conditions in its immediate trade area.

Activity in the allowance for loan losses for the years ended December 31 is as follows:

                                 2006              2005              2004
                             -----------       -----------       -----------

Balance, January 1           $ 3,035,676       $ 3,962,656       $ 3,861,946

Loans charged off               (988,259)          (76,832)         (418,797)
Recoveries                       114,496            66,547           532,273
                             -----------       -----------       -----------

Net loans charged off           (873,763)          (10,285)          113,476
Recovery of loan losses         (348,444)         (916,695)          (12,766)
                             -----------       -----------       -----------

Balance, December 31         $ 1,813,469       $ 3,035,676       $ 3,962,656
                             ===========       ===========       ===========


The Company had nonaccrual loans, inclusive of impaired loans, of $2,313,789, $3,370,443, and $1,487,893 at December 31, 2006, 2005, and 2004, respectively.
Interest income on loans would have increased by $116,810, $140,779, and $125,218 during 2006, 2005, and 2004, respectively, if these loans had performed in accordance with their original terms.

5.      LOANS RECEIVABLE

Information with respect to impaired loans as of and for the years ended December 31 is as follows:

                                                  2006         2005         2004
                                               ----------   ----------   ----------
Impaired loans with a related
  allowance for loan losses                    $2,125,398   $3,148,515   $  855,687
Impaired loans without a related
  allowance for loan losses                             -            -            -
Related allowance for loan losses                 561,767    1,138,231      125,673
Average recorded balance of impaired loans      2,449,032    1,852,937    1,301,632
Interest income recognized on impaired loans       62,397        3,277       19,389


In the normal course of business, loans are extended to directors, executive officers, and their associates. A summary of loan activity for those directors, executive officers, and their associates with aggregate balances of $120,000 or more for the year ended December 31 is as follows:

               2005           Additions            Repayments        2006
            ----------       -----------          ----------     -----------

            $  581,539       $   146,526          $   77,632     $   650,435

6.      ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following:

                                                       2006            2005
                                                   ------------    ------------

Investment securities                              $    714,889    $    343,283
Mortgage-backed securities                              234,134         204,432
Loans receivable                                        784,548         559,139
                                                   ------------    ------------

             Total                                 $  1,733,571    $  1,106,854
                                                   ============    ============

7.      PREMISES AND EQUIPMENT

Premises and equipment consist of the following:


                                                       2006            2005
                                                   ------------    ------------

Land and improvements                              $    762,703    $    770,627
Buildings and improvements                            6,897,076       6,871,116
Furniture and equipment                               2,891,096       2,842,409
Construction in progress                                134,354          30,036
Automobiles                                              46,395          35,000
                                                   ------------    ------------
                                                     10,731,624      10,549,188
Less accumulated depreciation                        (4,262,691)     (3,999,302)
                                                   ------------    ------------

               Total                               $  6,468,933    $  6,549,886
                                                   ============    ============

Depreciation expense for the years ended December 31, 2006, 2005, and 2004, was $457,255, $508,915, and $502,102, respectively.

8.      FEDERAL HOME LOAN BANK STOCK

The Bank is a member of the FHLB system. As a member, the Bank maintains an investment in the capital stock of the FHLB, at cost, in an amount not less than the greater of 1 percent of its outstanding home loans or 5 percent of its outstanding notes payable to the FHLB as calculated at December 31 of each year.

9.      DEPOSITS

Comparative details of deposits are as follows:

                                                      2006                                        2005
                                        ----------------------------------         -----------------------------------
                                            Amount                %                    Amount                %
                                        ----------------    --------------         ---------------    ----------------

Non-interest-bearing                    $     9,532,029               3.0 %        $   12,123,517                 4.4 %
                                        ---------------     -------------          --------------     ---------------
Interest-bearing:
      Savings                                63,761,165              20.2              62,551,038                22.5
      NOW checking                           35,926,129              11.4              34,560,371                12.5
      Money market                           44,636,577              14.1              24,661,590                 8.9
                                        ---------------     -------------          --------------     ---------------
                                            144,323,871              45.7             121,772,999                43.9
                                        ---------------     -------------          --------------     ---------------
Time certificates of deposit:
      2.00% or less                                   -                 -               3,327,749                 1.2
      2.01 - 4.00%                           29,261,168               9.3              83,200,209                30.0
      4.01 - 6.00%                          131,207,362              41.5              55,560,420                20.0
      6.01 - 8.00%                            1,637,997               0.5               1,559,323                 0.5
                                        ---------------     -------------          --------------     ---------------
                                            162,106,527              51.3             143,647,701                51.7
                                        ---------------     -------------          --------------     ---------------
                Total                   $   315,962,427             100.0 %        $  277,544,217               100.0 %
                                        ===============     =============          ==============     ===============

The scheduled maturities of time certificates of deposits at December 31, 2006, are as follows:

                Year Ending
               December 31,
      --------------------------------

                   2007                                    $ 113,516,368
                   2008                                       16,089,264
                   2009                                        6,943,370
                   2010                                       11,588,833
                   2011                                        6,538,663
                Thereafter                                     7,430,029
                                                            ------------

                                Total                      $ 162,106,527
                                                            ============


The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $55,010,327 and $47,379,397 at December 31, 2006 and 2005,
respectively. Deposits in excess of $100,000 are not federally insured.

Maturities on time deposits of $100,000 or more at December 31, 2006 are as follows:

      Within three months                                     $    18,344,635
      Beyond three but within six months                           14,714,662
      Beyond six but within twelve months                          10,329,691
      Beyond one year                                              11,621,339
                                                              ---------------

                                                              $    55,010,327
                                                              ===============


Interest expense by deposit category for the years ended December 31 is as follows:

                                                2006                2005                2004
                                           ----------------    ----------------    ----------------
Savings                                    $       587,347      $      680,234     $       733,973
NOW and money market                             1,714,798             642,697             494,708
Time certificates of deposit                     6,386,367           4,540,497           3,974,986
                                           ---------------      --------------     ---------------

                                           $     8,688,512      $    5,863,428     $     5,203,667
                                           ===============      ==============     ===============


10.     SHORT-TERM BORROWINGS

Short-term borrowings include overnight repurchase agreements through the FHLB. The outstanding balances and related information for short-term borrowings are summarized as follows:

                                                2006                2005                2004
                                           ----------------    ----------------    ----------------
Balance at year-end                        $   4,400,000       $           -       $           -
Average balance outstanding                   12,859,178             196,986                   -
Maximum month-end balance                     24,100,000                   -                   -
Weighted-average rate at year-end                  5.33%                   -                   -
Weighted-average rate during the year              5.36%               4.03%                   -


The Bank has a credit arrangement with the FHLB with a total available borrowing limit of approximately $101.5 million at December 31, 2006. This credit arrangement is subject to annual renewal, incurs no service charges, and is secured by the Bank's FHLB stock, mortgage-backed securities, and qualifying first-mortgage loans.

11.   INCOME TAXES

The components of the income tax expense for the years ended December 31 are summarized as follows:

                                                 2006                2005                2004
                                           ---------------     ---------------     ---------------
Current:
      Federal                               $     (239,257)    $       381,976     $       481,230
      State                                              -             169,549              13,793
                                            --------------     ---------------     ---------------
                                                  (239,257)            551,525             495,023
Deferred                                           271,784             417,152              99,981
Valuation allowance                                 57,473             (76,080)           (336,434)
                                            --------------     ---------------     ---------------

                          Total             $       90,000     $       892,597     $       258,570
                                            ==============     ===============     ===============

The following temporary differences gave rise to the net deferred tax assets:

                                                                                        2006               2005
                                                                                  ----------------    ----------------
Deferred tax assets:
      Allowance for loan losses                                                   $       873,255     $     1,170,062
      Net operating loss carryforward                                                     310,586             253,113
      Net unrealized loss on securities                                                    16,818               5,367
      Other                                                                               351,855             403,905
                                                                                  ----------------    ----------------
      Total gross deferred tax assets                                                   1,552,514           1,827,080
      Less valuation allowance                                                            310,586             253,113
                                                                                  ----------------    ----------------
                    Deferred tax assets after valuation allowance                       1,241,928           1,573,967
                                                                                  ----------------    ----------------
Deferred tax liabilities:
      Premises and equipment                                                               40,839              60,439
                                                                                  ----------------    ----------------
      Total gross deferred tax liabilities                                                 40,839              60,439
                                                                                  ----------------    ----------------

                    Net deferred tax assets                                       $     1,201,089     $     1,518,895
                                                                                  ================    ================

At December 31, 2006, the Company has an available net operating loss carryforward of $3,450,951 for state tax purposes that will expire in 2011.

The reconciliation of the federal statutory rate and the Company's effective income tax rate is as follows:

                                             2006                           2005                          2004
                                    ------------------------        ----------------------       ------------------------
                                                     % of                           % of                          % of
                                                    Pretax                         Pretax                        Pretax
                                      Amount        Income           Amount        Income          Amount        Income
                                    -----------    ---------        ----------    --------       -----------    ---------
Tax expense at statutory rate       $  159,621         34.0 %       $ 855,166        34.0 %      $  648,993         34.0 %
State income, net of
  federal tax                           46,200          9.8           111,902         4.4             9,103          0.5

Effect of tax free income             (126,909)       (27.0)          (95,621)       (3.8)          (79,412)        (4.2)
Valuation allowance                          -            -                 -           -          (273,118)       (14.3)
Other, net                              11,088          2.4            21,150         0.9           (46,996)        (2.5)
                                    ----------     --------         ---------     -------        -----------    --------
Actual tax expense
  and effective rate                $   90,000         19.2 %       $ 892,597        35.5 %      $  258,570         13.5 %
                                    ==========     ========         =========     =======        ===========    ========

12.     REGULATORY MATTERS

Cash and Due from Banks
-----------------------

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. As of December 31, 2006 and 2005, the Bank had required reserves of $1,129,000 and $994,000, respectively, composed principally of vault cash and a depository amount held with the Federal Reserve Bank.

13.     EMPLOYEE BENEFITS

Defined Benefit Plan
--------------------

The Bank sponsors a trusteed, defined benefit pension plan covering substantially all employees and officers. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. The Bank's funding policy is to make annual contributions as needed based upon the funding formula developed by the plan's actuary. This plan is considered a multi-employer plan for which the Company makes contributions, when necessary, to provide benefits to eligible employees upon their retirement. Pension contributions to this plan amounted to $787,517, $836,355, and $381,678 for the years ended December 31, 2006, 2005, and 2004, respectively.

Defined Contribution Plan
-------------------------

The Company sponsors a thrift plan with a 401(k) option. The Company matches up to 6 percent of each eligible employee's contribution to the plan. Employees are eligible after one year of service. Employer contributions to this plan amounted to $50,121, $44,334, and $41,808 for the years ended December 31, 2006, 2005, and 2004, respectively.

Supplemental Retirement Plans
-----------------------------

The Bank maintains a Director Fee Continuation Agreement `(Director Plan") to provide benefits to eligible directors. The Director Plan provides benefits to eligible directors upon their retirement from the Board and a preretirement death benefit. Each eligible director will receive an annual benefit equal to fifty percent of the average of the three highest Director's total compensation prior to the Director's retirement for a period of ten years.

The following table sets forth the change in plan assets and benefit obligation at December 31:

                                                                      Director Plan
                                                           -------------------------------------
                                                                2006                 2005
                                                           ----------------     ----------------
      Change in benefit obligation:
      Benefit obligation at beginning of year              $      700,146       $      659,734
      Service cost                                                 35,916               43,086
      Interest cost                                                58,739               52,722
      Benefits paid                                              (121,240)             (55,396)
                                                           --------------       --------------
      Benefit obligation at end of year                           673,561              700,146

      Fair value of plan assets at end of year                          -                    -
                                                           --------------       --------------

      Funded status                                        $     (673,561)      $     (700,146)
                                                           ==============       ==============

Components of Net Periodic Benefit Cost
---------------------------------------

                                                                      Director Plan
                                                         ----------------------------------------
                                                           2006           2005           2004
                                                         ----------    -----------    -----------
Net periodic benefit cost:
Service cost                                             $  35,916     $   43,086     $  102,886
Interest cost                                               58,739         52,722         38,775
                                                         ---------     ----------     ----------

Net periodic benefit cost                                $  94,655     $   95,808     $  141,661
                                                         =========     ==========     ==========

The discount rate used to determine benefit obligations for the Director Plan at the measurement dates was 7.50 percent for each of the periods ended December 31, 2006, 2005, and 2004.

At December 31, 2006, the projected benefit payments for the Plans are as follows:

                                                        Director
                                                          Plan
                                                     ----------------
2007                                                 $        54,017
2008                                                          54,017
2009                                                          54,017
2010                                                          54,017
2011                                                          54,017
2012 - 2016                                                  139,879
                                                     ---------------

                                                     $       409,964
                                                     ===============

The Bank also maintains an Executive Incentive Retirement Plan Agreement ("Executive Plan") with executives of the Bank. The Executive Plan provides the executives with supplemental retirement benefits based upon current salary and percentage award and a preretirement death benefit. The award covered under the agreement shall be paid to the executive for the executive's services as determined at the sole discretion of the Board of Directors, based upon net income. The executives shall be vested in each award individually at a rate of twenty percent per full year of employment with the Bank from the date of each such award. The executives are 100 percent vested after obtaining age 65. Payments to the executives will be in either equal annual installments for fifteen years or in a lump sum. The costs recognized by the Bank were $32,764, $43,551, and $14,220, for the years ended December 31, 2006, 2005, and 2004, respectively.

The Bank is the beneficiary of life insurance policies with a cash surrender value at December 31, 2006, of $7,462,020 that have been purchased as a method of financing benefits under these Plans.

14.     COMMITMENTS AND CONTINGENT LIABILITIES

Commitments
-----------

In the normal course of business, the Company makes various commitments which are not reflected in the accompanying consolidated financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Company's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. The Company minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary. Commitments generally have fixed expiration dates within one year of their origination.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Performance letters of credit represent conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one-year period with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized over the coverage period. For secured letters of credit, the collateral is typically Bank deposit instruments or customer business assets.

The off-balance sheet commitments consisted of the following:

                                            2006                2005
                                        ---------------    ----------------

Commitments to extend credit            $    7,011,038     $     9,284,878
Standby letters of credit                    1,205,909             401,325

Commitments to extend credit consist of fixed-rate commitments with interest rates ranging from 5.375 percent to 6.75 percent. The commitments outstanding at December 31, 2006, contractually mature in less than one year.

Contingent Liabilities
----------------------

In 2003, three lawsuits were filed by the Bank against a land developer for damages resulting from unpaid commercial loans and two foreclosure actions. The contractor has filed counterclaims in all instances. In addition, one lawsuit includes as defendants all contract purchasers of lots in a development who may claim vendees' liens for deposits given to the developer. Numerous contract purchasers have or will file answers to the foreclosure action, including counterclaims against the Bank for compensatory damages representing monies paid by the contract purchasers to the land developer. The counterclaims are premised upon alleged improper allocation of loan payments by the Bank and the alleged failure of the Bank to maintain deposits in escrow accounts. The contractor is seeking compensatory and punitive damages in an unspecified amount, as well as to invalidate the Bank's liens on the subject property. All pending Law Division matters in New Jersey State Court have been stayed due to the land developer's filing in bankruptcy court. At this time, outside counsel for the Bank cannot offer an opinion as to the probable outcome. The Bank believes the suit is without merit and is vigorously defending its position.

In the normal course of business, the Company and its subsidiaries are involved in various legal proceedings primarily involving the collection of outstanding loans. None of these proceedings are expected to have a material effect on the financial position or results of operations of the Company.

15.     REGULATORY CAPITAL REQUIREMENTS

Federal regulations require the Bank to maintain certain minimum amounts of capital. Specifically, the Bank is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital categories ranging from "well capitalized" to "critically undercapitalized." Should any institution fail to meet the requirements to be considered "adequately capitalized," it would become subject to a series of increasingly restrictive regulatory actions. Management believes as of December 31, 2006, the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2006 and 2005, the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, core capital, and tangible equity capital ratios must be at least 10 percent, 6 percent, 5 percent, and 1.5 percent, respectively. There have been no conditions or events since the notification that management believes have changed the Bank's category.

The following table reconciles capital under U.S. generally accepted accounting principles.

                                                    2006                2005
                                                 --------------    ----------------
Total stockholders' equity                       $  28,635,072     $    28,280,488
Other disallowed assets                             (1,167,044)           (918,679)
Nonqualifying equity instruments                        (1,000)             (1,000)
Accumulated other comprehensive (income) loss          (20,709)             10,419
                                                 --------------    ---------------

Tier I, core, and tangible capital                  27,446,319          27,371,228

Allowance for loan losses                            1,750,068           2,311,533
Other assets required to be deducted                  (126,717)           (188,326)
                                                 --------------     --------------

Total risk-based capital                         $  29,069,670      $   29,494,435
                                                 =============      ==============

The following table reflects the Bank's capital ratios and minimum requirements at December 31.


                                                       2006                                        2005
                                        -----------------------------------         -----------------------------------
                                             Amount             Ratio                   Amount              Ratio
                                        -----------------   ---------------         ---------------    ----------------
Total Capital
  (to Risk-Weighted Assets)
  -------------------------

Actual                                     $  29,069,670           14.2   %          $  29,494,435             16.1  %
For Capital Adequacy Purposes                 16,337,680            8.0                 14,735,882              8.0
To Be Well Capitalized                        20,422,110           10.0                 18,419,853             10.0

Tier I Capital
  (to Risk-Weighted Assets)
  -------------------------

Actual                                     $  27,446,319           13.4   %          $  27,371,228             14.9  %
For Capital Adequacy Purposes                  8,168,840            4.0                  7,367,941              4.0
To Be Well Capitalized                        12,253,260            6.0                 11,051,912              6.0

Core Capital
  (to Adjusted Assets)
  -------------------------

Actual                                     $  27,446,319            7.8   %          $  27,371,228              8.9  %
For Capital Adequacy Purposes                 10,520,036            3.0                  9,215,572              3.0
To Be Well Capitalized                        17,533,393            5.0                 15,359,287              5.0

Tangible Capital
  (to Adjusted Assets)
  -------------------------

Actual                                     $  27,446,319            7.8   %          $  27,371,228              8.9  %
For Capital Adequacy Purposes                  5,260,018            1.5                  4,607,786              1.5
To Be Well Capitalized                         N/A                                        N/A


Prior to the  enactment of the Small  Business Job  Protection  Act discussed in
Note 11, the Bank accumulated approximately $2,855,000 of retained earnings, which represents allocations of income to bad debt deductions for tax purposes only. Since this amount represents the accumulated bad debt reserves prior to 1988, no provision for federal income tax has been made for such amount. If any portion of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to federal income tax at the current corporate rate.

16.     FAIR VALUE DISCLOSURE

The estimated fair values of the Company's financial instruments at December 31 are as follows:

                                                         2006                                    2005
                                          ------------------------------------    ------------------------------------
                                             Carrying              Fair              Carrying              Fair
                                               Value               Value               Value               Value
                                          ----------------    ----------------    ----------------    ----------------
Financial assets:
      Cash and cash
         equivalents                      $    10,618,180     $    10,618,180     $    14,030,652     $    14,030,652
      Investment securities:
         Available for sale                    14,151,943          14,151,943           1,729,053           1,729,053
         Held to maturity                      38,645,234          38,404,079          39,586,162          38,955,768
      Mortgage-backed securities:
         Available for sale                       200,059             200,059             324,314             324,314
         Held to maturity                      58,984,533          58,002,971          53,708,105          52,771,675
      Loans receivable, net                   210,491,806         205,707,806         180,915,682         178,929,682
      Accrued interest receivable               1,733,571           1,733,571           1,106,854           1,106,854
      FHLB stock                                  581,600             581,600             355,000             355,000
      Bank-owned life insurance                 7,462,020           7,462,020           7,205,131           7,205,131

Financial liabilities:
      Deposits                            $   315,962,427     $   314,266,427     $   277,544,217     $   275,398,061
      Short-term borrowings                     4,400,000           4,400,000                   -                   -
      Advances by borrowers
         for taxes and insurance                  514,511             514,511             474,957             474,957
      Accrued interest payable                    573,526             573,526             120,463             120,463

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments are based upon manage-ment's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets, such as deferred tax assets and premises and equipment, are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents,  Accrued Interest Receivable,  FHLB Stock, Short-Term
--------------------------------------------------------------------------------
Borrowings,  Advances by Borrowers for Taxes and Insurance, and Accrued Interest
--------------------------------------------------------------------------------
Payable
-------

The fair value is equal to the current carrying value.

Investment and Mortgage-Backed Securities
-----------------------------------------

The fair value of these securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans Receivable, net and Deposits
----------------------------------

The fair value of loans is estimated by discounting the future cash flows using a simulation model which estimates future cash flows based upon current market rates adjusted for prepayment risk and credit quality. Savings, checking, and money market deposit accounts are valued at the amount payable on demand as of year-end. Fair values for time deposits are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits of similar remaining maturities.

Bank-Owned Life Insurance
-------------------------

The fair value is equal to the cash surrender value of the life insurance policies.

Commitments to Extend Credit
----------------------------

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 14.

17.     STOCK OFFERING

On January 29, 2007, the Board of Directors of the Company and the Bank unanimously adopted a Plan of Stock Issuance (the "Plan") pursuant to which Company will offer shares of its common stock of up to but less than 50 percent of its total outstanding common stock to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public of the community and/or in a syndicated offering. The majority of the common stock will continue to be owned by the Company. The Plan is subject to the approval of the Office of Thrift Supervision ("OTS").

The regulations of the OTS prohibit the Bank from declaring or paying a cash dividend if the effect thereof would cause the Bank's regulatory capital to be reduced below either the amount required for the liquidation account or the federal regulatory capital requirement in section 567.2 of the Rules and Regulations of the OTS.

Costs associated with the conversion will be deferred and deducted from the proceeds of the stock offering. If, for any reason, the offering is not successful, the deferred costs will be charged to operations. As of December 31, 2006, there was approximately $48,000 of costs incurred with the conversion.

18.     PARENT COMPANY

Condensed financial information of Gateway Community Financial Corp. is as follows:

                                             CONDENSED BALANCE SHEET

                                                                                    December 31,
                                                                               2006               2005
                                                                          ---------------    ----------------

ASSETS
     Cash and due from banks                                              $      268,125     $      265,460
     Investment in subsidiary, the Bank                                       28,635,072         28,280,490
                                                                          ---------------    ----------------

TOTAL ASSETS                                                              $   28,903,197     $   28,545,950
                                                                          ===============    ================

STOCKHOLDERS' EQUITY                                                      $   28,903,197     $   28,545,950
                                                                          ===============    ================

                                          CONDENSED STATEMENT OF INCOME

                                                                        Year Ended December 31,
                                                             2006                 2005               2004
                                                         -----------         ------------        ------------

Interest income                                          $     2,665         $      2,638        $      2,619

Equity in undistributed earnings of subsidiary               376,809            1,619,960           1,647,614
                                                         -----------         ------------        ------------

NET INCOME                                               $   379,474         $  1,622,598        $  1,650,233
                                                         ===========         ============        ============

                                        CONDENSED STATEMENT OF CASH FLOWS

                                                                        Year Ended December 31,
                                                             2006                 2005               2004
                                                         -----------          -------------        ------------
OPERATING ACTIVITIES
     Net income                                          $   379,474          $   1,622,598        $  1,650,233
     Equity in undistributed earnings
       of subsidiary                                        (376,809)            (1,619,960)         (1,647,614)
                                                         -----------          -------------        ------------

          Net cash provided by operating activities            2,665                  2,638               2,619
                                                         -----------          -------------        ------------

          Increase in cash and cash equivalents                2,665                  2,638               2,619

CASH AT BEGINNING OF YEAR                                    265,460                262,822             260,203
                                                         -----------          -------------        ------------

CASH AT END OF YEAR                                      $   268,125          $     265,460        $    262,822
                                                         ===========          =============        ============

                                  Interests in
                     Gloucester County Federal Savings Bank
              Employees' Savings and Profit Sharing Plan and Trust
                                       and
                          Offering of 140,317 Shares of
                     Common Stock, $.10 par value per share,
                                       of
                        Gateway Community Financial Corp.

         This Prospectus Supplement relates to the offer and sale to participants in the Gloucester County Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust of participation interests and shares of Gateway Community Financial Corp.

         In connection with the initial public offering of common stock of Gateway Community Financial Corp., a United States corporation, you may invest in the stock of Gateway Community Financial Corp. Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of Gloucester County Federal Savings Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in Gateway Community Financial Corp. common stock.

         If you direct the trustee to invest all or a portion of your plan funds in Gateway Community Financial Corp. common stock in the initial public offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of Gateway Community Financial Corp. stock in the initial public offering.

         If you direct the trustee to invest all or a portion of your plan funds in Gateway Community Financial Corp. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares, will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus of Gateway Community Financial Corp. dated ________ __, 2007, which is attached to this prospectus supplement, includes detailed information regarding Gateway Community Financial Corp. common stock, and the financial condition, results of operation, and business of Gateway Community Financial Corp. and Subsidiary. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to Risk Factors beginning on page __ of the prospectus.

         These securities have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any other federal agency or any state securities commission, nor has such commission, office, or other agency or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The date of this prospectus supplement is ________ __, 2007.

                                TABLE OF CONTENTS

The Offering............................................................................1

         Securities Offered.............................................................1
         Election to Purchase Stock in the Initial Offering.............................1
         Value of Participation Interests...............................................1
         Purchase Price of Gateway Community Financial Corp. Common Stock...............1
         Method of Directing Investments................................................2
         Time for Directing Investment..................................................2
         Irrevocability of Investment Direction.........................................2
         Direction to Purchase the Stock After the Initial Offering.....................2
         Nature of Each Participant's Interest in
                  Gateway Community Financial Corp. Common Stock........................3
         Voting and Tender Rights of the Stock..........................................3
         Minimum Investment.............................................................3

Description of the Plan.................................................................3

         General........................................................................3
         Eligibility and Participation..................................................4
         Contributions and Benefits Under the Plan......................................4
         Limitation on Contributions....................................................4
         Investment of Plan Assets......................................................5
         Performance of Previous Funds..................................................7
         Performance of the Employer Stock Fund.........................................8
         Benefits Under the Plan....................................................... 8
         Withdrawals and Distributions From the Plan................................... 8
         Administration of the Plan.................................................... 9
         Reports to Plan Participants..................................................10
         Amendment and Termination.................................................... 10
         Merger, Consolidation, or Transfer........................................... 10
         Federal Income Tax Consequences...............................................10
         Restrictions on Resale........................................................11
         SEC Reporting and Short-Swing Profit Liability................................11
         Additional Information........................................................11

Legal Opinions.........................................................................12

Investment Election Form.......................................................Appendix-A

Change of Investment Allocation Form...........................................Appendix-B

Special Tax Notice Regarding Plan Payments.....................................Appendix-C


                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of Gateway Community Financial Corp. common stock. At March 8, 2007, there were sufficient funds in the Plan to purchase up to140,317 shares of Gateway Community Financial Corp. common stock in the offering. Only employees of Gloucester who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of Gloucester is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

         Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of Gloucester County Federal Savings Bank. All plan participants are eligible to direct a transfer of funds (other than funds held in the Personal Choice Retirement Account) to the Gateway Community Financial Corp. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. Gateway Community Financial Corp. has granted rights to subscribe for shares of Gateway Community Financial Corp. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Gloucester County Federal Savings Bank as of December 31, 2005 and (2) persons with $50 or more on deposit at Gloucester County Federal Savings Bank as of March 31, 2007. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Plan account to pay for your purchase of shares of Gateway Community Financial Corp. common stock. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering."

         Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to invest all or part of the funds (other than funds held in the Personal Choice Retirement Account) in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for Gateway Community Financial Corp. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan's trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets."

Value of Participation Interests

         As of March 8, 2007, the total market value of the assets of the plan equaled $1,403,167. The plan administrator has informed each participant of the value of his or her account in the plan as of ________ __, 2007. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

Purchase Price of Gateway Community Financial Corp. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of Gateway Community Financial Corp. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of Gateway Community Financial Corp. common stock in open market transactions. The price paid by the trustee for shares of the Gateway Community Financial Corp. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

         Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct funds to the Employer Stock Fund for the initial offering.

         If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendices A and B. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you do not wish to make an investment election, you do not need to take any action and your current elections will remain in effect.

Time for Directing Investment

         The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on ________ __, 2007. If you want to invest in the Employer Stock Fund, you must return the attached form to Christopher B. Dudley at Gloucester by noon on ________ __, 2007.

         After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

         The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in Gateway Community Financial Corp. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone or by Internet at www.Pentegra.com.

Nature of Each Participant's Interest in Gateway Community Financial Corp. Common Stock

         The trustee will hold Gateway Community Financial Corp. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

         You will direct the trustee of the plan about how to vote your Gateway Community Financial Corp. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

         The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

         Gloucester adopted a 401(k) plan effective October 1, 1997. Effective May 1, 2007, Gloucester amended and restated its old plan into the new plan in order to include the Employer Stock Fund as an investment alternative. The plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan received a determination letter from the IRS that the plan is qualified under Section 401(a) of the Internal Revenue

Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. Gloucester intends for the plan, in operation, to comply with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. Gloucester expects to adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

         Employee Retirement Income Security Act. The plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

         Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Gloucester. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2, regardless of whether the withdrawal occurs during or after your employment with Gloucester.

         Full Text of Plan. The following portions of this prospectus supplement are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Christopher B. Dudley at Gloucester. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.

Eligibility and Participation

         You may participate in the plan on the first day of the month after age 21 and completing 1,000 hours of service during a 12-month period with Gloucester. As of March 8, 2007, 42 employees had elected to participate in the plan. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

         Plan Participant Contributions. You can contribute to the plan on a pretax basis. Contributions are automatically deducted from your salary each pay period. When you contribute on a pretax basis, you pay no federal income tax on your eligible deferrals until you withdraw money from the plan. You are permitted to contribute amounts of not less than 1% and not more than 50% of your taxable compensation reported on Form W-2. You may change the amount of your contributions once per calendar quarter and your changes will be effective on the first day of the following pay period.

         Gloucester Contributions. Gloucester may match your contribution to the plan, but we are not obligated to match your contributions. Gloucester currently matches 50% of your contributions up to 6% of your salary. Gloucester contributions are subject to revision by us.

Limitation on Contributions

         Limitation on Employee Salary Deferral. Although you may contribute up to 50% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $15,500 in 2007. If you are age 50 or more as of December 31, 2007 you can make catch-up contributions of $5,000 in 2007. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

         Limitation on Annual Additions and Benefits. Under federal tax law, your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $45,000. Contributions that we make to any other retirement program that we sponsor may also count against these limits.

         Special Rules About Highly-Paid Employees. Special provisions of the Internal Revenue Code limit contributions by employees who receive annual pay greater than $100,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

         If your annual pay is less than $145,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law. The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $145,000 represent more than 60 percent of the value of all accounts.

Investment of Plan Assets

         All amounts credited to your plan account are held in trust. A trustee appointed by Gloucester 's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:

         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long- term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of the participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with maturities of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

         S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

         S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

         Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

         The U.S. REIT Index Fund: The U.S. REIT Index Fund invests in a portfolio of publicly traded Real Estate Investment Trusts designed to track the Morgan Stanley REIT Index, which represents over 90% of the total U.S. real estate equities market. The U.S. REIT Index Fund offers investors exposure to a diverse set of real estate holdings across property types and geographic markets. Equity REITs are the most common type of REIT, and generate earnings from the rental income received on their holdings and capital gains from the sale of properties.

         Aggregate Bond Index Fund: The Fund invests primarily in government, corporate, mortgage- backed and asset-backed securities. The Fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

         Schwab Personal Choice Retirement Account (PCRA). The PCRA is a fully self-managed environment, which gives participants more flexibility and allows participants to personalize investments. Allows participants to exercise full securities trading discretion.

         Employer Stock Fund: The Employer Stock Fund consists primarily of investments in common stock of Gateway Community Financial Corp.

Performance of Previous Funds

         The annual percentage return on these funds for calendar years 2006, 2005 and 2004 was approximately:

         Assumes all dividends are re-invested and does not take into effect fund expenses which would reduce average annual returns.


             Fund                                2006        2005         2004
             ----                                ----        ----         ----
Money Market Fund                                 4.7%        2.9%         1.0%
Stable Value Fund                                 3.9%        3.7%         3.6%
Government Bond Fund                              1.1%        7.0%         8.4%
S&P 500 Stock Fund                               15.1%        4.3%        10.2%
S&P MidCap Stock Fund                             9.7%       12.0%        16.0%
International Stock Fund                         25.5%       13.0%        19.6%
Income Plus Asset Allocation Fund                 6.6%        4.8%         6.6%
Growth Asset Allocation Fund                     14.4%        6.7%        12.7%
Growth & Income Asset Allocation Fund            10.5%        5.7%         9.8%
Russell 2000 Stock Fund                          17.5%        4.2%        17.7%
S&P 500/Growth Stock Fund                        10.7%        3.4%         5.5%
S&P 500/Value Stock Fund                         19.9%        5.2%        15.1%
Nasdaq 100 Stock Fund                             6.2%        0.9%         9.9%
US REIT Index Fund                               34.8%       11.9%        30.3%
Aggregate Bond Index Fund*                        3.6%         N/A         N/A

* Aggregate Bond Index Fund began on April 30, 2006.

Performance of the Employer Stock Fund

         The Employer Stock Fund is invested in the common stock of Gateway Community Financial Corp. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the Gateway Community Financial Corp. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Gateway Community Financial Corp. and market conditions for Gateway Community Financial Corp. common stock generally.

         Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in Gateway Community Financial Corp. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

         Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of Gateway Community Financial Corp. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

Benefits Under the Plan

         Vesting. The contributions that you make in the plan and our matching contributions are fully vested and cannot be forfeited.

Withdrawals and Distributions From the Plan

         Withdrawals Before Termination of Employment. Your plan account provides you with a source of retirement income. But, while you are employed by Gloucester, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution. You can apply for a hardship distribution from the plan by contacting Christopher B. Dudley at Gloucester. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to a 10% early distribution penalty.

         Distributions Upon Termination for Any Other Reason. If you terminate employment with Gloucester for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as Gloucester maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Distributions Upon Disability. If you can no longer work because of a disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

         Distributions Upon Death. If you die before your benefits are paid from the plan, your benefits will be paid to your surviving spouse or designated beneficiary.

         Form of Benefits. Payment of your benefits upon your retirement, disability, or other termination of employment will be made in a lump sum payment, installments, or an annuity.

         If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

         Plan Loans. You may borrow money from the vested portion of your account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

         If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

Administration of the Plan

         Gloucester is the plan administrator. The Bank of New York will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. Robert C. Ahrens and Christopher B. Dudley will serve as trustees with respect to the Employer Stock Fund during the initial public offering by Gateway Community Financial Corp. After the stock of Gateway Community Financial Corp. begins trading, the Bank of New York also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

         The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 381 Egg Harbor Road, Sewell, New Jersey 08080. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The plan administrator will furnish to each participant a statement at least quarterly showing:

o    the balance in your account as of the end of that period;

o    the amount of contributions allocated to your account for that period; and

o    the adjustments to your account to reflect earnings or losses (if any).

         If you invest in the Employer Stock Fund, you will also receive a copy of Gateway Community Financial Corp.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of Gloucester to continue the plan indefinitely. Nevertheless, Gloucester, within its sole discretion, may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. Gloucester reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Gloucester may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then be terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

         Federal tax law provides the participants under the plan with a number of special benefits:

         (1) you pay no current income tax on your contributions or Gloucester contributions; and

         (2) the earnings on your plan accounts are not taxable until you receive a distribution.

         These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

         Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

         If you are an "affiliate" of Gateway Community Financial Corp. or Gloucester County Federal Savings Bank, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of Gateway Community Financial Corp. are generally considered "affiliates." Any person who may be an "affiliate" of Gloucester may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of Gloucester you may freely sell any shares of Gateway Community Financial Corp. common stock distributed to you under the plan, either publicly or privately.

SEC Reporting and Short-Swing Profit Liability

         If you are an officer, director or more than 10% owner of Gateway Community Financial Corp., you may be required to report purchases and sales of Gateway Community Financial Corp. common stock through the plan to the Securities and Exchange Commission. In addition, you may be subject to special rules that provide for the recovery by Gateway Community Financial Corp. of profits realized by an officer, director or a more than 10% owner from the purchase and sale or sale and purchase of the common stock within any six-month period. However, the rules except many transactions involving the plan from the reporting and profit recovery rules. You should consult with us regarding the impact of these rules on your transactions involving Gateway Community Financial Corp. common stock.

Additional Information

         This prospectus supplement dated ________ __, 2007 is part of the prospectus of Gateway Community Financial Corp. dated ________ __, 2007. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for Gateway Community Financial Corp. in connection with the initial public offering by Gateway Community Financial Corp.

                      Appendix-A: Investment Election Form

                                                                      Appendix-A
                                                                      ----------


          Gloucester County Federal Savings Bank Employees' Savings and
                         Profit Sharing Plan and Trust

                         -----------------------------

                 Participant Voluntary Investment Election Form

                         -----------------------------


Name of Plan Participant:
                         -----------------------------

Social Security Number:
                         -----------------------------

1.       Instructions.
         ------------

         In connection with the initial public offering of Gateway Community Financial Corp., Gloucester has adopted the Gloucester County Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Gateway Community Financial Corp. to be issued in the initial stock offering of Gateway Community Financial Corp.

         To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Christopher B. Dudley, at 381 Egg Harbor Road, Sewell, New Jersey 08080, who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Christopher B. Dudley at (856) 589-6600 Ext. 325. If you do not complete and return this form by ________ __, 2007, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.       Investment Directions.
         ---------------------

          As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in Gateway Community Financial Corp.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is _______ shares of common stock or $_______): $___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of Gateway Community Financial Corp. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

         All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.       Purchaser Information.
         ---------------------

         The ability of participants in the Plan to purchase Common Stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's subscription rights. Please indicate your status.

[ ] Check here if you had $50.00 or more in your account with Gloucester County Federal Savings Bank as of December 31, 2005.

[ ] Check here if you had $50.00 or more in your account with Gloucester County Federal Savings Bank as of March 31, 2007 (but not as of December 31, 2005).

4.       Acknowledgment.
         --------------

         I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only properly signed forms delivered to the plan trustee on or before ________ __, 2007, at noon, will be honored.

         The undersigned participant acknowledges that he or she has received the prospectus of Gateway Community Financial Corp., dated ________ __, 2007, the prospectus supplement dated ________ __, 2007, regarding the Gloucester County Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust as adopted by Gloucester County Federal Savings Bank and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

____________________    __________      ________________________       _________
Witness                 Date             Participant                   Date


For the Trustee                          For the Plan Administrator

____________________    __________      ________________________       _________
                        Date                                           Date

                Appendix-B: Change of Investment Allocation Form

                                                                      Appendix-B
                                                                      ----------

                      Change of Investment Allocation Form

Gloucester County Federal Savings Bank

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Member Data

________________________________________________________________________________
Print your full name above  (Last, first, middle initial) Social Security Number


________________________________________________________________________________
Street Address           City                        State                 Zip

2.  Instructions

Gloucester County Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by Gateway Community Financial Corp. in connection with the initial stock offering of Gateway Community Financial Corp. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of Gateway Community Financial Corp. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account will be invested in the Money Market Fund.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Christopher
B. Dudley of Gloucester County Federal Savings Bank no later than ________ __, 2007 at noon. If you need any assistance in completing this form, please contact Christopher B. Dudley at (856) 589-6600. If you do not complete and return this form to Christopher B. Dudley by ________ __, 2007 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

Notwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of Gateway Community Financial Corp. Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested in the Employer Stock Fund as follows:



                                                              Dollar
                                                              Amount
                                                              to be
                 Fund                                      transferred
                 ----                                      -----------

S&P 500 Stock Fund....................................         ____
Russell 2000 Stock Fund...............................         ____
S&P 500/Growth Stock Fund.............................         ____
S&P 500/Value Stock Fund..............................         ____
Stable Value Fund.....................................         ____
S&P MidCap Stock Fund.................................         ____
Money Market Fund.....................................         ____
Government Bond Fund..................................         ____
International Stock Fund..............................         ____
Income Plus Fund......................................         ____
Growth & Income Fund..................................         ____
Growth Fund...........................................         ____
Nasdaq 100 Stock Fund.................................         ____
Aggregate Bond Index Fund.............................         ____
U.S. REIT Index Fund..................................         ____

Note: The total amount transferred may not exceed the total value of your accounts.

4.  Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by Pentegra. I further understand that if I do not complete either Section 3, no change will be made to my current directions for future contributions or accumulated balances, respectively.


_______________________________________                    _____________________
Signature of Member                                        Date


Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.


_______________________________________                    _____________________
Signature of Gloucester County Federal Savings Bank        Date
Authorized Representative





Please complete and return by noon on ________ __, 2007.

             Appendix-C: Special Tax Notice Regarding Plan Payments

                                                                      Appendix-C
                                                                      ----------

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

         This notice explains how you can continue to defer federal income tax on your retirement savings in the Gloucester County Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

         This notice is provided to you by Gloucester County Federal Savings Bank (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

         An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

         If you have additional questions after reading this notice, you can contact your plan administrator at (856) 589-6600.

         SUMMARY

         There are two ways you may be able to receive a Plan payment that is eligible for rollover:

         (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

         (2) The payment can be PAID TO YOU.

         If you choose a DIRECT ROLLOVER:

          * Your payment will not be taxed in the current year and no income tax will be withheld.

          * You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

          * The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

         If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

          * You will receive only 80% of the taxable amount of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

          * The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

          * You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

          * If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

         YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II. DIRECT ROLLOVER

III. PAYMENT PAID TO YOU

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

         The following types of payments cannot be rolled over:

         PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

          *    your lifetime (or a period measured by your life expectancy), or

          * your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

          *    a period of 10 years or more.

         REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

         HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

         CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

         LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

         The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

         II.      DIRECT ROLLOVER

         A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

         DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

         DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

         DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

         CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

         III.     PAYMENT PAID TO YOU

         If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income Tax Withholding:

         MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

         VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

         SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

         EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

         ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936. If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

         TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

         EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

         You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

         If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

         If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

         REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or is treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

         IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

         If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

         If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

         HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       Other Expenses of Issuance and Distribution

               Legal Fees and Expenses...............................  $125,000
               Accounting Fees and Expenses..........................    80,000
               Appraisal Fees and Expenses...........................    47,500
               Business Plan Fees and Expenses.......................    45,000
               Underwriter's Fees and Expenses.......................   354,000
               Nasdaq Listing Fees...................................   100,000
               Records Management Agent Fees and Expenses............    50,000
               Transfer and Exchange Agent Fees......................    17,000
               Printing, Postage and Mailing Expenses................    65,000
               Stock Certificate Expenses............................     4,000
               OTS Filing Fees.......................................     6,400
               NASD Filing Fee.......................................     4,000
               SEC Filing Fee........................................     1,100
                                                                       --------
                       Total.........................................  $899,000*
                                                                       ========

         *     Estimated, at adjusted maximum of offering range.

Item 14. Indemnification of Directors and Officers

         Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers. Indemnification provisions are contained in the charter and bylaws of the Registrant and are described below.

          (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Registrant shall be indemnified by the Registrant for:

               (i) Any amount for which that person becomes liable under a judgment in such action; and

               (ii) Reasonable   costs  and   expenses,   including   reasonable
                    attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

          (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

               (i)  Final judgment on the merits is in his or her favor; or

               (ii) In case of:

                    a.   Settlement,

                    b.   Final judgment against him or her, or

                    c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Registrant determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Registrant. However, no indemnification shall be made unless the Registrant gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the savings bank in writing, within such notice period, of its objection thereto.

          (c)  As used in this paragraph:

               (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes,  without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment,  decree,  or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement"  includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15. Recent Sales of Unregistered Securities.

         Not Applicable

Item 16. Exhibits and Financial Statement Schedules.

         The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

         (a) Exhibits:

         1        Form of Sales Agency Agreement with Sandler O'Neill & Partners, L.P.*
         2        Plan of Stock Issuance
         3.1      Charter of Gateway Community Financial Corp.
         3.2      Bylaws of Gateway Community Financial Corp.
         4        Specimen Stock Certificate of Gateway Community Financial Corp.
         5        Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
         8.1      Federal Tax Opinion of Malizia Spidi & Fisch, PC
         8.2      State Tax Opinion of S.R. Snodgrass, A.C.
         10.1     Employment Agreement with Robert C. Ahrens
         10.2     Employment Agreement with Bruce E. Haines
         10.3     Employment Agreement with Timothy P. Hand
         10.4     Executive Incentive Retirement Plan Agreement
         10.5     Director Fee Continuation Agreement
         23.1     Consent of S.R. Snodgrass, A.C.
         23.2     Consent of Feldman Financial Advisors, Inc.
         23.3     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5 and 8.1)
         24       Power of Attorney (set forth on the signature page)
         99.1     Letter of Feldman Financial Advisors, Inc. as to the value of subscription rights
         99.2     Conversion Valuation Appraisal Report prepared by Feldman Financial Advisors, Inc.*
         99.3     Marketing Materials*
         99.4     Stock Order Form*

--------------
*        To be filed by amendment.

         (b) Financial Statement Schedules:

                  No  financial   statement  schedules  are  filed  because  the
         required   information   is  not  applicable  or  is  included  in  the
         consolidated financial statements or the notes thereto.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) The undersigned registrant shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sewell, New Jersey on March 21, 2007.

                                     GATEWAY COMMUNITY FINANCIAL CORP.

                                     By:   /s/Robert C. Ahrens
                                           -------------------------------------
                                           Robert C. Ahrens
                                           President and Chief Executive Officer
                                           Duly Authorized Representative)

         We the undersigned directors and officers of Gateway Community Financial Corp. do hereby severally constitute and appoint Robert C. Ahrens our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which he may deem necessary or advisable to enable Gateway Community Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of Gateway Community Financial Corp. common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 21, 2007.


/s/Robert C. Ahrens                                  /s/John S. Gligor, Sr.
-----------------------------------------------      ---------------------------
Robert C. Ahrens                                     John S. Gligor, Sr.
President, Chief Executive Officer and Director      Chairman of the Board
(Principal Executive Officer)


/s/Walter N. Friedrich                               /s/Robert A. Jones
-----------------------------------------------      ---------------------------
Walter N. Friedrich                                  Robert A. Jones
Vice Chairman of the Board                           Director


/s/Dennis L. King                                    /s/Kristin T. McIlvaine
-----------------------------------------------      ---------------------------
Dennis L. King                                       Kristin T. McIlvaine
Director                                             Director


/s/Scott P. Newman                                   /s/Frank D. Wilson
-----------------------------------------------      ---------------------------
Scott P. Newman                                      Frank D. Wilson
Director                                             Director


/s/Francis J. Walsh
-----------------------------------------------
Francis J. Walsh
Chief Financial Officer
(Principal Financial and Accounting Officer)

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of Gateway Community Financial Corp. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.


                        Gateway Community Financial Corp.
           Holding Company for Gloucester County Federal Savings Bank



                     Up to __________ Shares of Common Stock
                (Subject to Increase to Up to __________ Shares)






                                   PROSPECTUS







                        Sandler O'Neill & Partners, L.P.


                               ____________, 2007




Until the later of ______________ __, 2007, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.